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                   BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                             BANK OF AMERICA, N.A.,

                                  as Servicer,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated January 25, 2000

                             -----------------------

                       Mortgage Pass-Through Certificates

                                  Series 2000-1


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
                                TABLE OF CONTENTS



PRELIMINARY STATEMENT...........................................................


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.....................................................
Section 1.02  Interest Calculations.............................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans......................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans...................
Section 2.03  Representations, Warranties and Covenants of the Servicer.........
Section 2.04  Representations and Warranties of the Depositor as to the
               Mortgage Loans...................................................
Section 2.05  Designation of Interests in the REMIC.............................
Section 2.06  Designation of Start-up Day.......................................
Section 2.07  REMIC Certificate Maturity Date...................................
Section 2.08  Execution and Delivery of Certificates............................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans................................
Section 3.02  Subservicing; Enforcement of the Obligations of the
               Servicer.........................................................
Section 3.03  Fidelity Bond; Errors and Omissions Insurance.....................
Section 3.04  Access to Certain Documentation...................................
Section 3.05  Maintenance of Primary Mortgage Insurance Policy; Claims..........
Section 3.06  Rights of the Depositor and the Trustee in Respect of the
               Servicer.........................................................
Section 3.07  Trustee to Act as Servicer........................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
               Account; and Certificate Account.................................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts..................................................
Section 3.10  Access to Certain Documentation and Information Regarding
               the Mortgage Loans...............................................
Section 3.11  Permitted Withdrawals from the Servicer Custodial Account and Certificate Account..........................................
Section 3.12  Maintenance of Hazard Insurance...................................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements.........
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property...........
Section 3.15  Trustee to Cooperate; Release of Mortgage Files...................
Section 3.16  Documents, Records and Funds in Possession of the
               Servicer to be Held for the Trustee..............................
Section 3.17  Servicing Compensation............................................
Section 3.18  Annual Statement as to Compliance.................................
Section 3.19  Annual Independent Public Accountants' Servicing
               Statement; Financial Statements..................................
Section 3.20  Advances..........................................................
Section 3.21  Modifications, Waivers, Amendments and Consents...................
Section 3.22  Reports to the Securities and Exchange Commission.................


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate............................................


                                    ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions.....................................................
Section 5.02  Priorities of Distributions.......................................
Section 5.03  Allocation of Losses..............................................
Section 5.04  Statements to Certificateholders..................................
Section 5.05  Tax Returns and Reports to Certificateholders.....................
Section 5.06  Tax Matters Person................................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee........
Section 5.08  REMIC Related Covenants...........................................


                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates..................................................
Section 6.02  Registration of Transfer and Exchange of Certificates.............
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.................
Section 6.04  Persons Deemed Owners.............................................


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01 Respective Liabilities of the Depositor and the Servicer...........
Section 7.02 Merger or Consolidation of the Depositor or the Servicer...........
Section 7.03 Limitation on Liability of the Depositor, the Servicer and
              Others...........................................................
Section 7.04  Depositor and Servicer Not to Resign..............................


                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default.................................................
Section 8.02  Remedies of Trustee...............................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default..........................................
Section 8.04  Action upon Certain Failures of the Servicer and upon
               Event of Default.................................................
Section 8.05  Trustee to Act; Appointment of Successor..........................
Section 8.06  Notification to Certificateholders................................


                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee.................................................
Section 9.02  Certain Matters Affecting the Trustee.............................
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans.............
Section 9.04  Trustee May Own Certificates......................................
Section 9.05  Eligibility Requirements for Trustee..............................
Section 9.06  Resignation and Removal of Trustee................................
Section 9.07  Successor Trustee.................................................
Section 9.08  Merger or Consolidation of Trustee................................
Section 9.09  Appointment of Co-Trustee or Separate Trustee.....................
Section 9.10  Authenticating Agents.............................................
Section 9.11  Trustee's Fees and Expenses.......................................
Section 9.12  Appointment of Custodian..........................................
Section 9.13  Paying Agents.....................................................
Section 9.14  Limitation of Liability...........................................
Section 9.15  Trustee May Enforce Claims Without Possession of
               Certificates.....................................................
Section 9.16  Suits for Enforcement.............................................
Section 9.17  Waiver of Bond Requirement........................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement.........
Section 9.19  Year 2000 Compliance..............................................


                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans............................................
Section 10.02 Additional Termination Requirements...............................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.........................................................
Section 11.02 Recordation of Agreement..........................................
Section 11.03 Limitation on Rights of Certificateholders........................
Section 11.04 Governing Law.....................................................
Section 11.05 Notices...........................................................
Section 11.06 Severability of Provisions........................................
Section 11.07 Certificates Nonassessable and Fully Paid.........................
Section 11.08 Access to List of Certificateholders..............................
Section 11.09 Recharacterization................................................

EXHIBITS

Exhibit A-1     -     Form of Face of Class A-1 Certificate
Exhibit A-2     -     Form of Face of Class A-2 Certificate
Exhibit A-3     -     Form of Face of Class A-3 Certificate
Exhibit A-4     -     Form of Face of Class A-4 Certificate
Exhibit A-5     -     Form of Face of Class A-5 Certificate
Exhibit A-6     -     Form of Face of Class A-6 Certificate
Exhibit A-7     -     Form of Face of Class A-7 Certificate
Exhibit A-PO    -     Form of Face of Class A-PO Certificate
Exhibit A-WIO   -     Form of Face of Class A-WIO Certificate
Exhibit A-R     -     Form of Face of Class A-R Certificate
Exhibit B-1     -     Form of Face of Class B-1 Certificate
Exhibit B-2     -     Form of Face of Class B-2 Certificate
Exhibit B-3     -     Form of Face of Class B-3 Certificate
Exhibit B-4     -     Form of Face of Class B-4 Certificate
Exhibit B-5     -     Form of Face of Class B-5 Certificate
Exhibit B-6     -     Form of Face of Class B-6 Certificate
Exhibit C       -     Form of Reverse of all Certificates
Exhibit D       -     Mortgage Loan Schedule
Exhibit E       -     Request for Release of Documents
Exhibit F       -     Form of Certification of Establishment of Account
Exhibit G-1     -     Form of Transferor's Certificate
Exhibit G-2A    -     Form 1 of Transferee's Certificate
Exhibit G-2B    -     Form 2 of Transferee's Certificate
Exhibit H       -     Form of Transferee Representation Letter
                      for ERISA Restricted Certificates
Exhibit I       -     Form of Affidavit Regarding Transfer of Residual
                      Certificate

Exhibit J       -     Contents of Servicing File
Exhibit K       -     Form of Special Servicing Agreement

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated January 25, 2000, is hereby executed by and among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), BANK OF AMERICA, N.A., as servicer (together with its permitted successors and assigns, the "Servicer"), and THE BANK OF NEW YORK, as trustee (together with its permitted successors and assigns, the "Trustee").


                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as a real estate mortgage investment conduit (the "REMIC"). The Class A Certificates (other than the Class A-R Certificate) and the Class B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the REMIC. The Class A-R Certificate shall be the "residual interest" in the REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):

                Initial Class                                       Integral
                Certificate                                         Multiples
                Balance or            Pass-Throu     Minimum        in Excess
Classes         Notional Amount       Rate           Denomination   of Minimum
-------         ---------------       ----           ------------   ----------
Class A-1     $ 80,000,000.00         7.500%         $1,000          $1
Class A-2     $146,378,000.00         7.500%         $1,000          $1
Class A-3     $ 15,092,000.00         7.500%         $1,000          $1
Class A-4     $  8,627,000.00         7.500%         $1,000          $1
Class A-5     $ 32,500,000.00         7.500%         $1,000          $1
Class A-6     $ 16,213,000.00         7.500%         $1,000          $1
Class A-7     $ 10,307,000.00          --               --           --
Class A-PO    $  1,253,177.00         (1)            $25,000         $1
Class A WIO   $248,683,507.00         (2)            $35,526,215     $1
Class A-R     $        100.00         7.500%         $100            N/A
Class B-1     $  8,451,000.00         7.500%         $25,000         $1
Class B-2     $  2,438,000.00         7.500%         $25,000         $1
Class B-3     $  1,463,000.00         7.500%         $25,000         $1
Class B-4     $    976,000.00         7.500%         $25,000         $1
Class B-5     $    651,000.00         7.500%         $25,000         $1
Class B-6     $    650,787.04         7.500%         $25,000         $1

---------------

(1) The Class A-PO Certificates will be Principal-Only Certificates and will not bear interest.
(2) Interest will accrue on the Class A-WIO Notional Amount as of any Distribution Date at a per annum rate equal to (i) the weighted average of the Net Mortgage Interest Rates of the Premium Mortgage Loans (based on the Stated Principal Balances of the Premium Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date) minus (ii) 7.500%.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act:  The Securities Act of 1933, as amended.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance or Notional Amount, as applicable.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Pool Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Advance:  A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents:  As defined in Section 9.10.

            Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date, the Initial Bankruptcy Loss Amount less the aggregate amount of Bankruptcy Losses previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date; provided, however, that such amount may be reduced from time to time with the written consent of the Rating Agencies provided that such reduction does not result in a downgrading to the current rating of the Certificates.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of California, the State of Virginia, the state in which the servicing offices of the Servicer is located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Certificate: Any of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-1 that are issued pursuant to this Agreement.

            Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-1." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, The Bank of New York; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Class: As to the Certificates, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-PO, Class A-WIO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, as the case may be.

            Class A Certificates: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-PO, Class A-WIO and Class A-R Certificates.

            Class A-PO Deferred Amount: As to any Distribution Date prior to the Senior Credit Support Depletion Date, the aggregate of the applicable PO Percentage of each Realized Loss, other than an Excess Loss, to be allocated to the Class A-PO Certificates on such Distribution Date or previously allocated to the Class A-PO Certificates and not yet paid to the Holders of the Class A-PO Certificates pursuant to Section 5.02(a)(iii).

            Class A-WIO Notional Amount: As to any Distribution Date and the Class A-WIO Certificates, the aggregate Stated Principal Balances of the Premium Mortgage Loans on the Due Date in the month preceding the month of such Distribution.

            Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

            Class Certificate Balance: With respect to any Class (other than the Class A-WIO Certificates) and any date of determination, the Initial Class Certificate Balance of such Class minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a) and (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b). The Class A-WIO Certificates are Interest-Only Certificates and have no Class Certificate Balance.

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date:  January 25, 2000.

            Code:  The Internal Revenue Code of 1986, as amended.

            Compensating Interest:  As defined in Section 3.17.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 101 Barclay Street - 12E, New York, New York 10286, Attention: Corporate Trust - MBS (Fax:
(212) 815-5309).

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-Off Date: January 1, 2000.

            Cut-Off Date Pool Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans which is $325,000,064.90.

            Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates:  As defined in Section 6.02(c)(iii).

            Depositor: Bank of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate that is less than 7.500% per annum.

            Distribution Date: The 25th day of each month beginning in January 2000 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, N.A., or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates:  The Class B Certificates.

            Escrow Account:  As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default:  As defined in Section 8.01.

            Excess Losses: For any Distribution Date, the amount of any (i) Fraud Losses in excess of the Fraud Loss Amount, (ii) Special Hazard Losses in excess of the Special Hazard Loss Amount or (iii) Bankruptcy Losses in excess of the Bankruptcy Loss Amount.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            Fitch: Fitch IBCA, Inc., or any successor thereto.

            FNMA: Fannie Mae, or any successor thereto.

            Fractional Interest: As defined in Section 5.02(d).

            Fraud Loss: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

            Fraud Loss Amount: For each Distribution Date occurring during the period from the Closing Date through the first anniversary of the Cut-Off Date, the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates. Thereafter, the Fraud Loss Amount shall be equal to the lesser of (i) the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates and (ii) for each Distribution Date occurring (a) during the period from the day after the first anniversary through the third anniversary of the Cut-Off Date, 1% of the Pool Stated Principal Balance, (b) during the period from the day after the third anniversary through the fifth anniversary of the Cut-Off Date, 0.5% of the Pool Stated Principal Balance, and
(c) after the fifth anniversary of the Cut-Off Date, zero.

            Holder:  A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Indirect Depository Participant: A broker, dealer, bank or other financial institution or other Person maintaining a custodial relationship with a Depository Participant.

            Initial Bankruptcy Loss Amount: $100,000.00.

            Initial Class Certificate Balance: As to each Class of Certificates (other than the Class A-WIO Certificates), the Class Certificate Balance set forth in the Preliminary Statement. The Class A-WIO Certificates are Interest-Only Certificates and have no Initial Class Certificate Balance.

            Initial Fraud Loss Amount: $6,500,001.30.

            Initial Notional Amount: As to the Class A-WIO Certificates, the Notional Amount set forth in the Preliminary Statement.

            Initial Special Hazard Amount: $3,250,000.65.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class A-PO Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Interest-Only Certificates: Any Class of Certificates entitled to distributions of interest, but no distributions of principal. The Class A-WIO Certificates are the sole Class of Interest-Only Certificates.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            MERS:  As defined in Section 2.01(b)(iii).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., or any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated January 25, 2000, between the Bank of America, N.A., as seller, and the Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property;
(iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; and (xv) the Appraised Value. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the Servicing Fee Rate and the Trustee Fee Rate.

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate of such Discount Mortgage Loan and the denominator of which is 7.500%. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

            Non-PO Principal Amount: As to any Distribution Date, the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds Compensating Interest for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Notional Amount: The Class A-WIO Notional Amount.

            Offered Certificates: The Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                       Class B-1               1.91%
                       Class B-2               1.16%
                       Class B-3               0.70%
                       Class B-4               0.40%
                       Class B-5               0.20%
                       Class B-6               0.00%

            Original Subordinate Certificate Balance: $2,277,784.04.

            OTS:  The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections
2.02 or 2.04.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth or described in the Preliminary Statement.

            Paying Agent:  As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance or initial notional amount, as applicable, of such Certificate by the Initial Class Certificate Balance or initial Notional Amount, as applicable, of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Permitted Investments: One or more of the following:

               (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "P-1" by Moody's and "F-1" by Fitch;

               (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "P-1" by Moody's and "F-1" by Fitch;

               (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "P-1" by Moody's and "F-1" by Fitch;

               (v)investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated "Aaa" by Moody's, and "AAA" by Fitch or otherwise approved in writing by each Rating Agency; and

               (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of the Trust Estate as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C) and (v) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class A-R, Class B-4, Class B-5 and Class B-6 Certificates.

            Plan: As defined in Section 6.02(e).

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date, the sum of the applicable PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the related Seller or the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Pool Distribution Amount: As to any Distribution Date, the excess of
(a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment (net of the Servicing Fee) and the principal portion of any Monthly Payment due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicer in respect of such Distribution Date deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received during the preceding calendar month and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); and (v) any other amounts in the Servicer Custodial Account deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii) in respect of such Distribution Date; over
(b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Account pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) and
(ii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b).

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate Stated Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans immediately following the Due Date in the month of such Distribution Date.

            Premium Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate that is equal to or more than 7.500% per annum.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal-Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class A-PO Certificates are the only Class of Principal-Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Priority Amount: As to any Distribution Date, the lesser of (i) the Class Certificate Balance of the Class A-5 Certificates and (ii) the product of
(a) the Shift Percentage, (b) the Priority Percentage and (c) the Senior Principal Distribution Amount.

            Priority Percentage: As to any Distribution Date, the percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the Class Certificate Balance of the Class A-5 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Senior Certificates (other than the Class A-PO Certificates) immediately prior to such date.

            Private Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rating Agency: Each of Fitch and Moody's. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period:  As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Residual Certificate: The Class A-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes:  As defined in Section 5.02(d).

            Seller: Bank of America, N.A., a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

            Senior Certificates: The Class A Certificates.

            Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

            Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date by the aggregate Class Certificate Balance of all Classes of Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the Non-PO Percentage of the principal portion of such Debt Service Reduction.

            Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates (averaged over the preceding six-month period), is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance set forth below:

                                                Percentage of
                                             Original Subordinate
Distribution Date Occurring                  Certificate Balance
---------------------------                  -------------------

February 2005 through January 2006                   30%

February 2006 through January 2007                   35%

February 2007 through January 2008                   40%

February 2008 through January 2009                   45%

February 2009 and thereafter                         50%

            Servicer: Bank of America, N.A., a national banking association, or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.25% per annum.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:


Distribution Date Occurring In                    Shift Percentage
------------------------------                    ----------------
February 2000 through January 2005                        0%
February 2005 through January 2006                       30%
February 2006 through January 2007                       40%
February 2007 through January 2008                       60%
February 2008 through January 2009                       80%
February 2009 and thereafter                            100%

            Similar Law:  As defined in Section 6.02(e).

            Special Hazard Loss: As to a Mortgaged Property, any Realized Loss on account of direct physical loss, exclusive of (i) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12 and (ii) any loss caused by or resulting from:

            (a) (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin or insects; or

            (ii)  settling,  subsidence,   cracking,  shrinkage,  building  or
      expansion of pavements, foundations, walls, floors, roofs or ceilings;

            (b) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

            (c) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss is direct or indirect, proximate or remote; or

            (d) (i) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (A) by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or (B) by military, naval or air forces; or (C) by an agent of any such government, power, authority or forces;

            (ii) any weapon of war or facility for producing same employing atomic fission, radioactive force or chemical or biological contaminants, whether in time of peace or war; or

            (iii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

            Special Hazard Loss Amount: As to any Distribution Date, the lesser of (a) the greatest of (i) 1% of the Pool Stated Principal Balance of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan, and (iii) the aggregate principal balance of all Mortgage Loans secured by Mortgaged Properties located in the single California five-digit postal zip code having the highest aggregate principal balance of any zip code area (all principal balances to be calculated as of the first day of the month preceding such Distribution Date after giving effect to Monthly Payments then due, whether or not paid) and (b) the Initial Special Hazard Loss Amount, reduced (but not below zero) by the amount of Realized Losses in respect of Special Hazard Mortgage Loans previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date. The Special Hazard Loss Amount may be further reduced from time to time below the amounts specified above with the written consent of the Rating Agencies and without resulting in a downgrading to the then-current rating of the Certificates.

            Special Hazard Mortgage Loan: Any Liquidated Mortgage Loan as to which the ability to recover thereon was substantially impaired by reason of a hazard or loss not covered by a hazard policy or flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12.

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates:  The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (i) the Subordinate Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinate Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of such Debt Service Reduction.

            Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v) comply with each Mortgage Loan representation and warranty set forth in the Sale Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Tax Matters Person: The person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust:  The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the Certificate Account, in accordance with this Agreement, REO Property, the Primary Insurance Policies and any other Required Insurance Policy.

            Trustee: The Bank of New York, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0040% per annum.

            Underwriting Guidelines: The underwriting guidelines of Bank of America, N.A.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate, (b) 1% of all Voting Rights shall be allocated to the Holders of the Interest-Only Certificates and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

               (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of The Bank of New York, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

               (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

               (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "The Bank of New York, as trustee for the holders of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-1" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

               (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

               (v) the original or duplicate original mortgagee title insurance policy and all riders thereto;

               (vi) the original of any guarantee executed in connection with the Mortgage Note;

               (vii) for each Mortgage Loan which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

               (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

               (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A) The stock certificate;

                  (B) The stock power executed in blank;

                  (C) The executed proprietary lease;

                  (D) The executed recognition agreement;

                  (E) The executed assignment of recognition agreement;

                  (F) The executed UCC-1  financing  statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required if the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section 3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession. If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer and the Depositor, or shall cause the Custodian to promptly so notify the Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii) and (viii).

            Section 2.03 Representations, Warranties and Covenants of the Servicer.

            The Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

               (i)The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

               (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

               (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

               (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

               (v)The Servicer has modified its computer and other systems used in servicing the Mortgage Loans to operate in a manner such that, after January 1, 2000, the Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans.

            The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

               (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

               (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

               (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

               (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

               (v)All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

               (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

               (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

               (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

               (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

               (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

               (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

               (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

               (xiii) The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

               (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

               (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

               (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

               (xvii) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

               (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 30-year fixed rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

               (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

               (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

               (xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

               (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

               (xxiii) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

               (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

               (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buydown" provision.

               (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

               (xxvii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

               (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

               (xxix) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

               (xxx) All payments required to be made prior to the Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-Off Date.

               (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

               (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

               (xxxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

               (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

               (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

               (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

               (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

               (xxxviii)Each Mortgage Loan is a "qualified mortgage" within
      Section 860G(a)(3) of the Code.

               (xxxix) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, the Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Repurchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Designation of Interests in the REMIC. The Depositor hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the REMIC is February 25, 2030.

            Section 2.08 Execution and Delivery of Certificates. The Trustee has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans, all in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.

            In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of
Servicer.

            (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance.

            The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

            Section 3.04 Access to Certain Documentation.

            The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Mortgage Insurance Policy;
Claims.

            With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer responsible for servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the Servicer shall notify the Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this
Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07 Trustee to Act as Servicer.

            If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of the Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to
Section 7.02. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section
3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Account; and Certificate Account.

            (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and
(ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Servicer Custodial Account. The Servicer shall deposit or cause to be deposited into the Servicer Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

               (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

               (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

               (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

               (iv) any amount required to be deposited by the Servicer pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

               (v) any amounts required to be deposited by the Servicer pursuant to Section 3.14;

               (vi) all Repurchase Prices and all Substitution Adjustment Amounts received by the Servicer;

               (vii) Periodic Advances made by the Servicer pursuant to Section
       3.20 and any payments of Compensating Interest; and

               (viii) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others. Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

               (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

               (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Certificate Account; and

               (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the Certificate Account is maintained shall invest the funds therein as directed in writing by the Servicer (with respect to the Servicer Custodial Account) or the Trustee (with respect to the Certificate Account) in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and (ii) in the case of the Certificate Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Servicer Custodial Account shall be for the benefit of the Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the Servicer Custodial Account or the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer Custodial Account or by the Trustee in the Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

            (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "[Insert name of Servicer], in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-1 and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage. The Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans.

            The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial Account and Certificate Account.

            (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

               (i) to pay to the Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to
      Section 3.17, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Servicer Custodial Account;

               (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

               (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made;

               (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

               (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

               (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

               (vii) to withdraw any amount deposited in the Servicer Custodial Account and not required to be deposited therein;

               (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount, the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

               (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). Prior to making any withdrawal from the Servicer Custodial Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

               (i) to pay to itself the Trustee Fee and any other amounts due to the Trustee under this Agreement for the related Distribution Date;

               (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account;

               (iii) to withdraw and return to the Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

               (iv) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 10.01.

            Section 3.12 Maintenance of Hazard Insurance.

            The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of
(i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of the Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional master servicing compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14 Realization Upon Defaulted Mortgage Loans; REO
Property.

            (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. The Servicer shall deliver copies of such reports to the Trustee.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" on the REMIC (as defined in Section 860F of the Code) or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (B) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Periodic Advances and to reimburse the Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to
Section 3.17.

            (b) The Servicer shall promptly notify the Depositor of any Mortgage Loan which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if, in the Depositor's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the applicable Mortgage Loan Purchase Agreement the applicable Seller requests the Depositor to repurchase and to sell to such Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such Mortgage
Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Servicer shall provide to the Trustee the notification required by Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.15 Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the Servicer. The Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of the Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee.

            The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.17 Servicing Compensation.

            The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

            Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for the Servicer for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of (a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans and (b) one-twelfth of 0.25% of the aggregate Stated Principal Balance of such Mortgage Loans for such Distribution Date (any such reduction, "Compensating Interest").

            Section 3.18 Annual Statement as to Compliance.

            The Servicer shall deliver to the Trustee and each Rating Agency on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2000 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19 Annual Independent Public Accountants' Servicing Statement; Financial Statements.

            The Servicer shall, at its own expense, on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2000 fiscal year, cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Section 3.20 Advances.

            The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the Servicer Custodial Account that any portion of the Amount Held for Future Distribution in the Servicer Custodial Account has been used by the Servicer in discharge of its obligation to make any such Periodic Advance. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. The Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by the Servicer on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21 Modifications, Waivers, Amendments and Consents.

            (a) Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

               (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

               (ii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

               (iii) otherwise constitutes a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in either case, (A) such Mortgage Loan is 90 days or more past due or
(B) the Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of the Trust Estate and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

            (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

            (d) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional servicing compensation.

            (e) The Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission.

            The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, for so long as any Certificates registered under the 1933 Act are outstanding (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates). Upon the request of the Trustee, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

            Section 4.01 Servicer's Certificate.

            Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to the Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

            Each such statement shall be provided by the Trustee to any Holder of a Certificate upon request and shall also, to the extent available, include information regarding delinquencies on Mortgage Loans providing such statement, indicating the number and aggregate principal amount of Mortgage Loans which are either one, two, three or more than three months delinquent and the book value of any REO Property.

                                    ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute out of the Certificate Account (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions.

            (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Trustee pursuant to Sections 3.11(b)(i) and 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount, in an amount as specified in written notice received by the Trustee from the Servicer no later than the related Determination Date, and shall apply such funds from the Certificate Account to distributions on the Certificates in the following order of priority and to the extent of such funds:

               (i)to each Class of Senior Certificates (other than the Class A-PO Certificates), an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

               (ii) concurrently to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Senior Principal Distribution Amount and PO Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Senior Principal Distribution Amount, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class A-PO Certificates in an aggregate amount up to the PO Principal Amount;

               (iii) to the Class A-PO Certificates, any Class A-PO Deferred Amount, up to the Subordinate Principal Distribution Amount for such Distribution Date from amounts otherwise distributable first to the Class B-6 Certificates pursuant to clause (iv)(L) below, second to the Class B-5 Certificates pursuant to clause (iv)(J) below, third to the Class B-4 Certificates pursuant to clause (iv)(H) below, fourth to the Class B-3 Certificates pursuant to clause (iv)(F) below, fifth to the Clause B-2 Certificates pursuant to clause (iv)(D) below and finally to the Class B-1 Certificates pursuant to clause (iv)(B) below;

               (iv) to each Class of Subordinate Certificates, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class B-1 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class B-1 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class B-2 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class B-2 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class B-3 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class B-3 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class B-4 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class B-4 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class B-5 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class B-5 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class B-6 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class B-6 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

               (v) to the Holder of the Class A-R Certificate, any remaining Pool Distribution Amount.

            On any Distribution Date, amounts distributed in respect of Class A-PO Deferred Amounts will not reduce the Class Certificate Balance of the Class A-PO Certificates.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

            (b) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Class A Certificates (other than the Class A-PO Certificates) pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

                  first, to the Class A-R Certificate, until its Class Certificate Balance has been reduced to zero;

                  second, to the Class A-5 Certificates, up to the Priority Amount for such Distribution Date, until their Class Certificate Balance has been reduced to zero;

                  third, concurrently:
                     (a) 30.3090554810% to the Class A-1 Certificates; and
                     (b) 69.6909445190% to the Class A-2 Certificates; until the Class Certificate Balance of the Class A-2 Certificates has
                  been reduced to zero;

                  fourth, concurrently:
                     (a) 30.3090554810% to the Class A-1 Certificates; and
                     (b) 69.6909445190% to the Class A-3 Certificates; until the Class Certificate Balance of the Class A-3 Certificates has
been reduced to zero;

                  fifth, concurrently:
                     (a) 30.3090554810% to the Class A-1 Certificates;
                     (b) 46.7470481010% to the Class A-4 Certificates; and
                     (c) 22.9438964180% to the Class A-7 Certificates; until the Class Certificate Balance of the Class A-4 Certificates has
been reduced to zero;

                  sixth, concurrently:
                     (a) 30.3090554810% to the Class A-1 Certificates;
                     (b) 46.7470481010% to the Class A-6 Certificates; and
                     (c) 22.9438964180% to the Class A-7 Certificates; until the Class Certificate Balance of the Class A-1 Certificates has
been reduced to zero;

                  seventh, concurrently:
                     (a) 77.0561035820% to the Class A-6 Certificates; and
                     (b) 22.9438964180% to the Class A-7 Certificates; until the Class Certificate Balances of the Class A-6 and Class A-7 Certificates have been reduced to zero; and

                  eighth, to the Class A-5 Certificates, until their Class Certificate Balance has been reduced to zero.

            The Class A-WIO Certificates are Interest-Only Certificates and are not entitled to distributions in respect of principal.

            On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount available to be distributed as principal of the Class A Certificates (other than the Class A-PO Certificates) shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) any Excess Losses allocable to interest, (C) on and after the Senior Credit Support Depletion Date, any other Realized Loss allocable to interest and (D) each Relief Act Reduction incurred during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), if with respect to any Class of Subordinate Certificates on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Class Certificate Balance of all the Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date (the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes junior to such Class (the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes. Any funds remaining will be distributed in the order provided in Section 5.02(a)(iv).

            Section 5.03 Allocation of Losses.

            (a) On or prior to each Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation, a Debt Service Reduction, a Fraud Loss or a Special Hazard Loss, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses. Based on such information, the Trustee shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date.

            The principal portion of Realized Losses with respect to any Distribution Date shall be allocated as follows:

               (i) the applicable PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan, including any Excess Loss, shall be allocated to the Class A-PO Certificates until the Class Certificate Balance thereof is reduced to zero; and

               (ii) (1) the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss) shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates (other than the Class A-PO Certificates), pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date, until the Class Certificate Balances thereof have been reduced to zero; and (2) the applicable Non-PO Percentage of the principal portion of any Excess Losses shall be allocated to the Senior Certificates (other than the Class A-PO Certificates), pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date.

            (b) The Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses and Class A-PO Deferred Amounts on such Distribution Date) exceeds the Adjusted Pool Amount for such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates in the aggregate (other than the Class Certificate Balance of the Class A-PO Certificates) shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates (other than Class A-PO Certificates) (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the difference between (i) the Adjusted Pool Amount for such Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            Any such reduction shall be allocated among the Senior Certificates (other than the Class A-PO Certificates) based on the Class Certificate Balances immediately prior to such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class Certificate Balance of the Class A-PO Certificates shall be reduced on each Distribution Date by the amount, if any, by which the Class Certificate Balance of the Class A-PO Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) Any allocation of Realized Losses to a Class of Certificates or any reduction in the Class Certificate Balance of a Class pursuant to Section 5.03(b) above shall be accomplished by reducing the Class Certificate Balance thereof prior to the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance."

            Section 5.04 Statements to Certificateholders.

            (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

               (i) the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

               (ii) the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

               (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

               (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

               (v) the Pool Stated Principal Balance for the following Distribution Date;

               (vi) the Senior Percentage, the Priority Percentage and Subordinate Percentage for the following Distribution Date;

               (vii) the amount of the Servicing Fee paid to or retained by the Servicer with respect to such Distribution Date;

               (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

               (ix) the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

               (x) the number and aggregate principal amounts of Mortgage Loans
       (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

               (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

               (xiii) the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

               (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month or any Class A-PO Deferred Amounts for such Distribution Date;

               (xv) the Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount, in each case as of the related Determination Date; and

               (xvi) in the case of the Class A-WIO Certificates, the Class A-WIO Notional Amount for the following Distribution Date.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificates, shall prepare and deliver (by mail, fax or electronically) to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i), (ii) and (ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of the REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of the REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05 Tax Returns and Reports to Certificateholders.

            (a) For federal income tax purposes, the REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to the REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of the REMIC for its short taxable year ending December 31, 2000, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to the REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to the REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class A-R Certificate is hereby designated as the Tax Matters Person for the REMIC. By their acceptance of the Class A-R Certificate, such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Trust Estate as a REMIC and avoid the imposition of tax on the REMIC. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates and the Residual Certificate.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in the REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of the REMIC any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.04 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

            (e) The Trustee shall maintain books with respect to the Trust on a calendar year taxable year and on an accrual basis.

            Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on the REMIC and will not disqualify the Trust Estate from treatment as a REMIC; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-PO, A-WIO, A-R, B-1, B-2, B-3, B-4,
B-5, B-6 and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Senior Certificates (other than the Class A-PO, Class A-WIO and Class A-R Certificates) shall be available to investors in interests representing minimum dollar Certificate Balances of $1,000 and integral multiples of $1 in excess thereof. The Class A-WIO Certificates shall be available to investors in interests representing minimum notional amounts of $35,526,215 and integral multiples of $1 in excess thereof. The Subordinate Certificates and the Class A-PO Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $25,000 and integral dollar multiples of $1 in excess thereof (except one Certificate of such Class may be issued with a different Certificate Balance). The Class A-R Certificate shall be in a minimum denomination of $100. The Senior Certificates (other than the Class A-R Certificate) and the Class B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

            Section 6.02 Registration of Transfer and Exchange of Certificates.

            (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If (A) (1) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Trustee or the Depositor is unable to locate a qualified successor, (B) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (C) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the aggregate Class Certificate Balances of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, either Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

               (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

               (v)No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

               (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this
      Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

               (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

               (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any agent of the Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which the Servicer failed to make. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor.

            (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree; provided, however, that any Person assuming the duties of the Servicer shall pay to such predecessor an amount equal to the market value of the portion of the Servicing Fee that will accrue in the future due to the Servicing Fee Rate exceeding 0.25% per annum with respect to any Mortgage Loan. The "market value" of such portion of the Servicing Fee shall be determined by Bank of America, N.A., on the basis of at least two quotations from third parties actively engaged in the servicing of single-family mortgage loans. If the successor Servicer does not agree that such market value is a fair price, such successor shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. The market value of the excess portion of the Servicing Fee will then be equal to the average of (i) the lowest figure obtained by Bank of America, N.A., and (ii) the highest figure obtained by the successor Servicer. Payment of the amount calculated above shall be made to Bank of America, N.A., by the successor Servicer no later than the last Business Day of the month in which such successor Servicer becomes entitled to receive the Servicing Fee under this Agreement. In no event will any portion of the Trust Estate be used to pay amounts due to Bank of America, N.A. under this Section 8.05(b).

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                                  ARTICLE IX

                                   THE TRUSTEE

            Section 9.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

               (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

               (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

               (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses
      (c), (d) and (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the Depositor or any Certificateholder; and

               (v)Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 9.01:

               (i)The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v)Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders or Certificate or any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the counter-signature on the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder (other than the Certificate Account) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A2" by Moody's and "A" by Fitch or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be The Bank of New York. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be The Bank of New York. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

            Section 9.19 Year 2000 Compliance. The Trustee warrants that it has used commercially reasonable efforts to ensure that the computer software and hardware systems ("Systems") that are owned by the Trustee and used to provide the services are 2000 Compliant. With respect to software that the Trustee licenses from third parties and uses in providing the services ("Third Party Software"), the Trustee warrants that it has tested the same and certifies, in accordance with the Trustee's standard practices, that the Third Party Software is 2000 Compliant. In the event that the Trustee uses third party service providers to provide the services or any portion thereof ("Third Party Services"), the Trustee warrants that it has used commercially reasonable efforts to contact such service providers and obtain from them assurances that the Systems that they use in providing services are 2000 Compliant. Notwithstanding the foregoing, the Trustee cannot and does not warrant that the Systems, Third Party Software or Third Party Services will continue to interface with the hardware, firmware, software (including operating systems), records or data used by the third parties. As used herein, the term "2000 Compliant" means that the Systems, Third Party Software and Third Party Services function without material error caused by the introduction of dates falling after January 1, 2000.

                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property (as determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as one month's interest at the related Mortgage Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all Mortgage Loans pursuant to (a) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than 10% of the Cut-Off Date Pool Principal Balance. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the Class A-PO Deferred Amount with respect to the Class A-PO Certificates, and (II) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than the amounts retained to meet claims) after application pursuant to clause (I) above.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements.

            (a) If the Depositor exercises its purchase option as provided in
Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i)within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

               (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax return of the REMIC.

            (b) By their acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates or the Class B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect and (v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Trust Estate as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Trust Estate as a REMIC.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee shall be deemed effective upon receipt) to
(a) in the case of the Depositor, Bank of America Mortgage Securities, Inc., 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in the case of the Servicer, Bank of America, N.A., 2810 North Parham Road, Richmond, Virgina 23294, Attention: Servicing Manager, with a copy to: Bank of America, N.A. 101 South Tryon Street, Charlotte, North Carolina, 28255, Attention: General Counsel and Chief Financial Officer, (c) in the case of the Trustee, 101 Barclay Street - 12E, New York, New York 10286, Attention: Corporate Trust - MBS Group (Fax: (212) 815-5309), (d) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attn: Residential Mortgage Monitoring Group, and (e) in the case of Fitch, Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attn: Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                    BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                                       as Depositor

                                       By:  /s/ Judy Ford
                                          --------------------------------------
                                       Name:  Judy Ford
                                       Title:    Vice President

                                    BANK OF AMERICA, N.A.,
                                       as Servicer

                                       By:  /s/ Nicholas Krsnich
                                          --------------------------------------
                                       Name:  Nicholas Krsnich
                                       Title:    Senior Vice President

                                    THE BANK OF NEW YORK,
                                       as Trustee

                                       By:  /s/ Kelly Sheahan
                                          --------------------------------------
                                       Name:  Kelly Sheahan
                                       Title:    Vice President

STATE OF NEW YORK       )
                        )   ss:
COUNTY OF NEW YORK      )


            On the 25th day of January, 2000, before me, a notary public in and for the State of New York, personally appeared Kelly Sheahan, known to me who, being by me duly sworn, did depose and say that she is an Vice President of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.

                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )   ss:
COUNTY OF MECKLENBURG   )


            On the 25th day of January, 2000, before me, a notary public in and for the State of North Carolina, personally appeared Judy Ford, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.

                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )   ss:
COUNTY OF MECKLENBURG   )


            On the 25th day of January, 2000, before me, a notary public in and for the State of North Carolina, personally appeared Nicholas Krsnich, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of such corporation.

                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

                                  EXHIBIT A-1

                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $80,000,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                   EXHIBIT A-2

                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $146,378,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506

      This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                   EXHIBIT A-3

                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-3

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $15,092,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506

      This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                   EXHIBIT A-4

                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-4

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $8,627,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506

      This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                   EXHIBIT A-5

                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-5

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $32,500,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506

      This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                   EXHIBIT A-6

                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-6

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $16,213,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506

      This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                   EXHIBIT A-7

                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-7

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-7

  evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $10,307,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506

      This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                  EXHIBIT A-PO

                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                   Class A-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                   Class A-PO

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,253,177.00

CUSIP No.:                    060506

      This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class A-PO Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                  EXHIBIT A-WIO

                    [FORM OF FACE OF CLASS A-WIO CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                   Class A-WIO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                   Class A-WIO

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Notional Amount
of this Certificate
("Denomination"):             $

Initial Notional Amount
of all Certificates

of this Class:                $248,683,507.00

Pass-Through Rate:            Variable Rate

CUSIP No.:                    060506

      This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate Initial Notional Amount of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class A-WIO Certificate represents the right to receive interest at the Pass-Through Rate for such Class on the Class A-WIO Notional Amount. The Pass-Through Rate applicable with respect to any Distribution Date is the per annum rate equal to (i) the weighted average of the Net Mortgage Interest Rates of the Premium Mortgage Loans (based on the Stated Principal Balances of the Premium Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date) minus (ii) 7.500%. This Class A-WIO Certificate is not entitled to any distributions with respect to principal on the Mortgage Loans in the Trust.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                   EXHIBIT A-R

                     [FORM OF FACE OF CLASS A-R CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $100.00

Initial Class Certificate
Balance of this Class:        $100.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506

      This certifies that _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                   EXHIBIT B-1

                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class B-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $8,451,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                   EXHIBIT B-2

                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class B-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,438,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class B-3

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,463,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                   EXHIBIT B-4

                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class B-4

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $976,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                   EXHIBIT B-5

                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class B-5

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $651,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                   EXHIBIT B-6

                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-1
                                    Class B-6

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2000

First Distribution Date:      February 25, 2000

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $650,787.04

Pass-Through Rate:            7.500%

CUSIP No.:                    060506

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 25, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

      On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in, the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicer, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the Pool Stated Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ________ ___, ___

                                    THE BANK OF NEW YORK,
                                     as Trustee

                                    By

                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [__] Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                    THE BANK OF NEW YORK,
                                     as Trustee

                                    By

                                          Authorized Signatory

                                  ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of assignor






                          DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions  shall  be  made,  by  wire  transfer  or  otherwise,   in
immediately                 available                 funds                 to
____________________________________________________   for  the   account   of
___________________,  account number _________________________,  or, if mailed by check, to Applicable statements should be mailed to _______________________

      This information is provided by , the assignee named above, or , as its agent.

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

Bank of America, NA
Settlement 1/25/99
BOAMS 2000-1
Mortgage Loan Schedule



LOAN #          ST       ZIP         OCC         PROP      TERM    OLTV         RATE     FPAYDT         MATDT       PANDI
23056401        PA      18977      Primary       PUD       360     79.14       7.375      10/1/1999      9/1/2029   2,301.33
23118029        NE      68116      Primary       PUD       360     80.00           8      11/1/1999     10/1/2029   2,700.25
23136187        MN      55077      Primary       SFR       360     79.99       8.125      12/1/1999     11/1/2029   2,204.48
23165764        CO      80921      Primary       PUD       360     79.99           8      12/1/1999     11/1/2029   2,089.40
23187180        GA      30115      Primary       SFR       360     79.65       7.375       9/1/1999      8/1/2029   1,815.44
23196587        PA      19380      Primary       PUD       360     83.63       7.625      12/1/1999     11/1/2029   2,101.44
23199557        IL      60526      Primary       SFR       360     80.00       7.875      11/1/1999     10/1/2029   1,943.19
23217805        GA      30004      Primary       PUD       360     68.58       7.625      11/1/1999     10/1/2029   2,831.17
23224306        KY      40324      Primary       SFR       360     57.14       7.625      11/1/1999     10/1/2029   2,123.38
23224900        CA      92677      Primary       PUD       360     79.99        7.75      10/1/1999      9/1/2029   2,497.41
23234289        TX      76002      Primary       SFR       360     79.97       7.875      10/1/1999      9/1/2029     925.56
23241094        CA      92024      Primary       PUD       360     77.20         7.5      10/1/1999      9/1/2029   2,971.67
23245657        CO      80124      Primary       PUD       360     79.10           8      12/1/1999     11/1/2029   2,271.00
23246168        CO      80118      Primary       SFR       360     89.37        8.25      11/1/1999     10/1/2029   1,906.71
23250392        TX      78749      Primary       SFR       360     80.00           8      11/1/1999     10/1/2029   1,176.21
23264427        TX      78006      Primary       SFR       360     77.50        7.75      12/1/1999     11/1/2029   4,441.76
23284011        GA      30345     Secondary      SFR       360     80.00        7.75      10/1/1999      9/1/2029   2,005.95
23284995        GA      30126      Primary       PUD       360     79.99       7.875      11/1/1999     10/1/2029   2,303.18
23306954        OR      97007      Primary       PUD       360     80.00        7.75      10/1/1999      9/1/2029   2,407.15
23311541        MD      20721      Primary       SFR       360     80.00       8.625       1/1/2000     12/1/2029   4,168.96
23314321        TX      78739      Primary       PUD       360     80.00           8      11/1/1999     10/1/2029   1,898.40
23315443        OH      45243      Primary       SFR       360     75.00           8      11/1/1999     10/1/2029   4,182.46
23316938        WA      98103      Primary       SFR       360     89.99         7.5       9/1/1999      8/1/2029   2,139.60
23319940        CO      80104      Primary       PUD       360     63.75       7.625      11/1/1999     10/1/2029   1,911.04
23320484        TX      77077      Primary       PUD       360     79.88         7.5      10/1/1999      9/1/2029   2,125.61
23320666        SC      29063      Primary       PUD       360     80.00       7.875      10/1/1999      9/1/2029   2,088.20
23322746        OR      97080      Primary       SFR       360     79.26       7.875      11/1/1999     10/1/2029   2,030.19
23323587        CO      80550      Primary       PUD       360     79.99       7.625      11/1/1999     10/1/2029   2,208.32
23323678        CO      80517      Primary       PUD       360     80.00        7.75      10/1/1999      9/1/2029   2,837.00
23326655        CO      81505      Primary       SFR       360     80.00           8      10/1/1999      9/1/2029   2,553.50
23331903        TX      77005      Primary       SFR       360     80.00       7.875      10/1/1999      9/1/2029   3,053.99
23335037        NV      89134      Primary       PUD       360     80.00       8.125      10/1/1999      9/1/2029   2,162.90
23337744        TN      38017      Primary       SFR       360     80.00           8      11/1/1999     10/1/2029   2,201.29
23339807        WA      98115      Primary       SFR       360     94.99           8      10/1/1999      9/1/2029   1,857.53
23341100        CA      92887      Primary       PUD       360     80.00       7.875      11/1/1999     10/1/2029   2,220.16
23341373        VA      22309      Primary       SFR       360     80.00       7.625      10/1/1999      9/1/2029   2,123.39
23342272        TX      77056      Primary       PUD       360     80.00           8      10/1/1999      9/1/2029   2,524.15
23344252        VA      20151      Primary       PUD       360     70.09        8.25      10/1/1999      9/1/2029   2,479.18
23345317        CA      90210      Primary       SFR       360     49.54       8.375      11/1/1999     10/1/2029   6,080.58
23346141        IL      60302      Primary       SFR       360     75.00        8.25      10/1/1999      9/1/2029   1,972.07
23347958        TX      76092      Primary       PUD       360     80.00       8.375      12/1/1999     11/1/2029   2,614.22
23349749        CA      92315      Primary       SFR       360     80.00       8.375      10/1/1999      9/1/2029   3,101.10
23354442        TX      78750      Primary       PUD       360     80.00       8.125      10/1/1999      9/1/2029   2,016.62
23355449        GA      30120      Primary       SFR       360     80.00       8.125      10/1/1999      9/1/2029   2,672.99
23358310        CA      93311      Primary       PUD       360     79.04        8.25      10/1/1999      9/1/2029   2,167.41
23359292        CO      80439      Primary       PUD       360     52.45       8.125      12/1/1999     11/1/2029   2,227.50
23360886        FL      33764      Primary       SFR       360     95.00       7.875      10/1/1999      9/1/2029   1,963.13
23365380        NM      87501      Primary       SFR       360     75.00       8.125      12/1/1999     11/1/2029   3,341.24
23367428        CA      94506      Primary       PUD       360     42.75       7.375      10/1/1999      9/1/2029   1,933.90
23378615        MN      55082      Primary       SFR       360     79.32         8.5      11/1/1999     10/1/2029   2,183.33
23388358        NM      87111      Primary       PUD       360     80.00       8.625      11/1/1999     10/1/2029   2,295.26
23389737        GA      30087      Primary       SFR       360     89.47       8.625      12/1/1999     11/1/2029   3,111.16
23394406        GA      30311      Primary       SFR       240     75.00        8.25      10/1/1999      9/1/2019   2,332.53
23398712        OR      97701      Primary       PUD       360     80.00       8.375      10/1/1999      9/1/2029   4,134.79
23403322        WA      98816     Secondary      SFR       360     80.00       8.875      10/1/1999      9/1/2029   3,118.93
23406291        CA      94566      Primary       SFR       360     80.00       8.375      10/1/1999      9/1/2029   2,857.57
23408768        TX      77059      Primary       PUD       360     80.00       8.375      11/1/1999     10/1/2029   2,113.00
23411291        NY      10583      Primary       SFR       360     79.97        8.25      11/1/1999     10/1/2029   3,598.57
23411614        TX      75082      Primary       PUD       360     80.00        8.25      10/1/1999      9/1/2029   1,232.08
23414279        NC      28031      Primary       PUD       360     80.00       8.125      11/1/1999     10/1/2029   2,634.38
23418007        CA      92009      Primary       SFR       360     71.25       8.125      11/1/1999     10/1/2029   2,116.12
23418718        OK      74137      Primary       SFR       360     80.00        8.25      10/1/1999      9/1/2029   2,163.65
23419401        NM      87501      Primary       SFR       360     36.36       8.125      11/1/1999     10/1/2029   2,969.99
23420086        MD      20841      Primary       PUD       360     80.00       8.375      12/1/1999     11/1/2029   2,270.72
23420292        CA      94920      Primary       SFR       360     62.89        8.25      11/1/1999     10/1/2029   3,756.33
23420342        TX      78733      Primary       PUD       360     74.70           8      11/1/1999     10/1/2029   2,274.67
23421423        CO      80107      Primary       PUD       360     73.72       8.125      11/1/1999     10/1/2029   2,082.70
23421506        CA      91344      Primary       SFR       360     80.00       7.875      11/1/1999     10/1/2029   3,001.79
23421548        CA      92620      Primary       PUD       360     79.99       7.875      12/1/1999     11/1/2029   2,262.22
23421571        NJ      8234       Primary       SFR       360     73.24       8.375      10/1/1999      9/1/2029   1,976.19
23422207        WA      98118      Primary       SFR       360     75.28           8      11/1/1999     10/1/2029   2,101.87
23422223        MN      55001      Primary       SFR       360     69.90       8.125      12/1/1999     11/1/2029   2,179.97
23425200        AZ      85253      Primary       SFR       360     32.50        8.25      11/1/1999     10/1/2029   2,441.62
23425424        TN      37122      Primary       SFR       360     95.00       8.125      10/1/1999      9/1/2029   1,879.82
23425945        CA      91006      Primary       SFR       360     79.64        8.25      11/1/1999     10/1/2029   2,644.46
23426216        VA      23832      Primary       SFR       360     90.00       8.625      11/1/1999     10/1/2029   2,800.04
23427180        WA      98004      Primary       SFR       360     80.00       7.875      11/1/1999     10/1/2029   2,609.89
23427198        MO      63304      Primary       SFR       360     75.00       8.375      12/1/1999     11/1/2029   3,591.35
23427222        CA      95120      Primary       SFR       360     78.18        8.75      11/1/1999     10/1/2029   3,382.81
23427263        CA      94131      Primary       SFR       360     80.00           8      10/1/1999      9/1/2029   2,494.80
23427370        CA      95051      Primary       SFR       360     78.49       8.375      11/1/1999     10/1/2029   2,774.26
23427438        CA      90066      Primary       SFR       360     80.00       8.125      10/1/1999      9/1/2029   2,280.95
23430325        MI      48334      Primary      Condo      360     93.19       9.125      12/1/1999     11/1/2029   2,232.61
23430739        CA      92807      Primary       PUD       360     80.00       8.125      10/1/1999      9/1/2029   2,102.75
23430747        VA      22124      Primary       PUD       360     74.07       8.125      10/1/1999      9/1/2029   2,969.99
23431414        CA      94513      Primary       SFR       360     80.00       8.125      11/1/1999     10/1/2029   3,118.49
23433915        TX      78703      Primary       SFR       360     80.00           8      11/1/1999     10/1/2029   2,612.21
23439326        TX      78737      Primary       SFR       360     73.33       7.625      11/1/1999     10/1/2029   2,335.72
23442130        CA      95035      Primary       PUD       360     58.52           8      10/1/1999      9/1/2029   1,889.44
23443500        TX      76712      Primary       SFR       360     80.00       8.125      11/1/1999     10/1/2029   2,672.99
23443781        WA      98052      Primary       SFR       360     80.00       7.875      11/1/1999     10/1/2029   2,552.24
23444508        KY      41091      Primary       PUD       360     80.00       7.875       1/1/2000     12/1/2029   3,712.36
23444532        MD      20852      Primary       SFR       360     80.00       7.625      11/1/1999     10/1/2029   1,925.20
23445315        VA      23451      Primary       SFR       360     80.00       7.875       1/1/2000     12/1/2029   2,001.20
23446032        VA      22150      Primary       PUD       360     73.16       8.125      11/1/1999     10/1/2029   2,598.74
23446529        TX      77005      Primary       SFR       360     80.00           8      12/1/1999     11/1/2029   4,725.44
23448137        WA      98177      Primary       PUD       360     80.00       8.125      12/1/1999     11/1/2029   2,684.87
23448178        CA      95677      Primary       SFR       360     61.54       7.875      11/1/1999     10/1/2029   2,900.28
23448368        MD      21032      Primary       PUD       360     79.99       7.875      11/1/1999     10/1/2029   4,032.84
23448608        FL      33496     Secondary      PUD       360     80.00       8.375      11/1/1999     10/1/2029   1,945.79
23448806        TX      77429      Primary       SFR       360     80.00        7.75      11/1/1999     10/1/2029   2,461.60
23448848        CA      95133      Primary       SFR       360     80.00       8.125      11/1/1999     10/1/2029   2,257.19
23449218        CO      80206      Primary       PUD       360     63.64       8.125      11/1/1999     10/1/2029   2,598.74
23449515        SC      29455     Secondary      PUD       360     80.00       7.875      12/1/1999     11/1/2029   2,030.20
23449564        OK      73162      Primary       PUD       360     73.56           8      11/1/1999     10/1/2029   2,714.93
23449572        GA      30309      Primary       SFR       360     80.00       7.875      10/1/1999      9/1/2029   1,102.11
23449705        CO      80919      Primary       SFR       360     80.00           8      12/1/1999     11/1/2029   2,406.75
23449739        TX      76132      Primary       SFR       360     80.00           8      12/1/1999     11/1/2029   2,847.01
23449788        NC      27587      Primary       SFR       360     90.00           8      12/1/1999     11/1/2029   2,397.21
23450828        CA      95060      Primary       SFR       360     80.00       7.875      11/1/1999     10/1/2029   2,030.19
23451347        CO      80538      Primary       SFR       360     80.00       7.875      12/1/1999     11/1/2029   2,349.22
23452030        TX      77706      Primary       PUD       360     90.00       7.625      12/1/1999     11/1/2029   2,707.31
23452303        WA      98115      Primary       SFR       360     80.00        7.75      11/1/1999     10/1/2029   2,149.24
23452337        MD      21036      Primary       SFR       360     80.00       8.625      10/1/1999      9/1/2029   2,551.15
23452345        VA      22314      Primary       PUD       360     79.12        7.75      10/1/1999      9/1/2029   4,656.68
23452444        CA      95476      Primary       SFR       360     80.00         8.5      11/1/1999     10/1/2029   2,706.58
23452469        TX      77019      Primary       PUD       360     80.00       7.625      11/1/1999     10/1/2029   4,184.48
23452485        CA      92677      Primary       PUD       360     79.99       7.875      11/1/1999     10/1/2029   2,405.06
23452584        VA      22150      Primary       PUD       360     80.00       7.875      11/1/1999     10/1/2029   2,625.84
23452675        CO      80015      Primary       PUD       360     80.00        7.75      10/1/1999      9/1/2029   1,822.55
23453384        CO      80227      Primary       PUD       360     69.97       7.625      11/1/1999     10/1/2029   2,029.24
23453483        CA      95014      Primary       SFR       360     75.00       8.125      11/1/1999     10/1/2029   6,404.04
23453806        CO      80517      Primary       SFR       360     59.45        7.75      12/1/1999     11/1/2029   2,342.67
23454028        CO      81623      Primary       PUD       360     89.99        8.25      11/1/1999     10/1/2029   2,864.58
23456080        WA      98029     Investor       SFR       360     54.05           8      11/1/1999     10/1/2029   2,201.29
23456155        GA      30152      Primary       PUD       360     79.25        7.75      10/1/1999      9/1/2029   2,109.83
23456619        WA      98382     Secondary      PUD       360     70.97         8.5      11/1/1999     10/1/2029   4,229.02
23457104        CO      80110      Primary       SFR       360     54.31        7.75      11/1/1999     10/1/2029   2,865.65
23457120        CA      95122      Primary       SFR       360     79.99       7.875      11/1/1999     10/1/2029   2,237.56
23457799        CA      93065      Primary       SFR       360     80.00        8.25      11/1/1999     10/1/2029   2,253.80
23459761        CA      95119      Primary       SFR       360     80.00        7.75      11/1/1999     10/1/2029   2,315.44
23459829        OR      97013      Primary       SFR       360     80.00       8.125      11/1/1999     10/1/2029   2,328.47
23460439        CO      80227      Primary       PUD       360     77.61         7.5      11/1/1999     10/1/2029   3,496.07
23460900        CA      94401      Primary       SFR       360     80.00           8      11/1/1999     10/1/2029   1,934.20
23460959        MD      21146      Primary       SFR       360     80.00           8      11/1/1999     10/1/2029   1,878.44
23461064        CA      92887      Primary       PUD       360     79.99        7.75      11/1/1999     10/1/2029   3,659.43
23461197        NV      89509      Primary       PUD       360     56.50       7.875      11/1/1999     10/1/2029   2,334.72
23462286        CA      92656      Primary       PUD       360     58.48       7.875      12/1/1999     11/1/2029   2,175.21
23470628        TX      77041      Primary       PUD       360     80.00       7.875      10/1/1999      9/1/2029   4,234.41
23470909        NC      28211      Primary       SFR       360     62.50         8.5      11/1/1999     10/1/2029   2,306.74
23471782        CA      92009      Primary       PUD       360     79.99       7.875      11/1/1999     10/1/2029   2,057.38
23471964        PA      17402      Primary       SFR       360     80.00       8.125      12/1/1999     11/1/2029   2,079.00
23481849        TX      75214      Primary       SFR       360     80.00       8.375      11/1/1999     10/1/2029   2,106.92
23482813        CO      80439      Primary       SFR       360     90.00           8      11/1/1999     10/1/2029   1,882.11
23483480        CA      94901      Primary     2-Family    360     78.84       8.125      11/1/1999     10/1/2029   2,531.92
23483506        CA      94062      Primary       SFR       360     73.29        7.75      11/1/1999     10/1/2029   2,614.90
23484603        WA      98119      Primary       SFR       360     76.24           8      12/1/1999     11/1/2029   3,272.59
23484744        CA      92127      Primary       PUD       360     80.00       8.375      11/1/1999     10/1/2029   2,204.21
23488869        AR      72212      Primary       SFR       360     90.00        7.75      12/1/1999     11/1/2029   2,256.70
23489438        DE      19707      Primary       PUD       360     92.02        7.75      12/1/1999     11/1/2029   1,905.32
23490469        VA      20171      Primary       PUD       360     66.79         7.5      11/1/1999     10/1/2029   2,097.65
23493521        CA      92211     Secondary      PUD       360     75.00       8.375      11/1/1999     10/1/2029   3,066.76
23494115        TX      77379      Primary       SFR       360     75.00           9      11/1/1999     10/1/2029   3,198.38
23494925        GA      30350      Primary       PUD       360     79.99        7.75      11/1/1999     10/1/2029   2,217.30
23500135        PA      19006      Primary       SFR       360     79.16       7.625       1/1/2000     12/1/2029   2,123.39
23501380        CA      95076      Primary       PUD       360     80.00       8.125      11/1/1999     10/1/2029   2,613.59
23504525        CA      93023      Primary       SFR       360     80.00        8.25      11/1/1999     10/1/2029   2,818.75
23504616        CA      92651      Primary      Condo      360     80.00       8.125      11/1/1999     10/1/2029   2,607.65
23504756        AZ      85331      Primary       SFR       360     62.83        8.25      12/1/1999     11/1/2029   2,253.80
23504822        MN      55379      Primary       PUD       300     80.00       8.375      12/1/1999     11/1/2024   2,289.67
23504863        TX      75028      Primary       PUD       360     79.99           8      12/1/1999     11/1/2029   2,183.69
23505787        CA      91789      Primary      Condo      360     80.00           8      11/1/1999     10/1/2029   2,171.94
23505795        MD      20721      Primary       PUD       360     80.00           8      12/1/1999     11/1/2029   2,641.56
23507627        WA      98033      Primary      Condo      360     80.00           8      12/1/1999     11/1/2029   2,051.61
23508195        IN      46032      Primary       PUD       360     79.84       8.125      12/1/1999     11/1/2029   3,155.62
23511017        CA      94901      Primary       SFR       360     80.00           8      11/1/1999     10/1/2029   2,647.42
23511058        OK      74137      Primary       PUD       360     80.00        8.25      11/1/1999     10/1/2029   2,884.86
23511132        CO      80234      Primary       PUD       360     80.00           8      12/1/1999     11/1/2029   2,142.60
23511231        CA      92024      Primary       SFR       360     59.58       7.875      12/1/1999     11/1/2029   2,283.97
23512114        CA      95404      Primary       SFR       360     79.79       8.375      11/1/1999     10/1/2029   2,365.34
23513849        AL      35243      Primary       SFR       360     80.00       7.875      12/1/1999     11/1/2029   2,523.24
23514276        IL      60540      Primary       PUD       360     80.00           8      10/1/1999      9/1/2029   2,800.41
23516685        TX      77024      Primary       PUD       360     53.24        7.75      12/1/1999     11/1/2029   4,119.37
23516784        CA      95127     Investor       SFR       360     75.00       8.625      11/1/1999     10/1/2029   1,983.36
23518723        TX      76248      Primary       PUD       360     80.00       7.875      11/1/1999     10/1/2029   2,256.42
23519119        TX      75205      Primary       SFR       360     80.00           8      12/1/1999     11/1/2029   4,396.72
23519135        TX      77429      Primary       PUD       360     79.99        7.75      12/1/1999     11/1/2029   1,954.74
23519192        TX      75214      Primary       SFR       360     80.00       7.875      12/1/1999     11/1/2029   3,074.29
23519234        VA      22304      Primary       PUD       360     80.00       8.625      11/1/1999     10/1/2029   3,515.61
23519242        OK      73013      Primary       PUD       360     70.00       8.125      12/1/1999     11/1/2029   3,118.49
23519259        NM      87107      Primary       SFR       360     79.76       7.625      12/1/1999     11/1/2029   1,911.04
23519457        CO      80512     Secondary      SFR       360     80.00           8      12/1/1999     11/1/2029   1,937.14
23519465        CO      80528      Primary       PUD       360     74.89       8.125      12/1/1999     11/1/2029   1,960.20
23519549        TX      77079      Primary       PUD       360     72.09       7.875      12/1/1999     11/1/2029   2,247.72
23524218        OR      97210      Primary       SFR       360     90.00       8.125      12/1/1999     11/1/2029   2,233.06
23524622        GA      30350      Primary       PUD       360     65.09       7.875      12/1/1999     11/1/2029   2,501.49
23524648        AZ      85021      Primary       PUD       360     46.55       7.875      12/1/1999     11/1/2029   1,957.69
23526650        CA      94080      Primary       SFR       360     80.00       7.875      12/1/1999     11/1/2029   3,822.57
23527989        WA      98155      Primary       SFR       360     89.99       8.125       1/1/2000     12/1/2029   1,969.10
23528607        TX      77584      Primary       PUD       360     74.99       7.875      12/1/1999     11/1/2029   1,966.39
23529217        GA      30306      Primary       SFR       360     80.00       7.875      12/1/1999     11/1/2029   2,540.65
23529696        CA      92024      Primary       PUD       360     40.00           8      12/1/1999     11/1/2029   2,935.06
23529761        OK      73118      Primary       SFR       360     89.98        8.25      12/1/1999     11/1/2029   2,065.23
23529845        TX      75104      Primary       SFR       360     80.00       8.375      11/1/1999     10/1/2029   2,705.86
23531189        TX      75137      Primary       SFR       360     72.32       7.875      12/1/1999     11/1/2029   2,438.41
23532674        MD      20772      Primary       SFR       360     77.63       7.625      11/1/1999     10/1/2029   3,241.70
23533151        TX      78209      Primary       SFR       360     76.47       7.875      11/1/1999     10/1/2029   2,578.35
23533474        WA      98110      Primary       SFR       360     80.00       8.125      12/1/1999     11/1/2029   2,224.52
23534191        CA      91423      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   2,773.64
23534241        CA      92629      Primary      Condo      360     80.00        8.25      12/1/1999     11/1/2029   2,103.55
23534688        TX      77030      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   2,224.77
23534696        CA      92028      Primary       SFR       360     78.76           8      12/1/1999     11/1/2029   2,935.06
23537632        NC      27530      Primary       SFR       360     80.00           8      12/1/1999     11/1/2029   2,788.31
23539604        CA      91789      Primary       SFR       360     80.00       8.125      12/1/1999     11/1/2029   4,128.28
23539943        CO      80132      Primary       PUD       360     80.00       8.125      12/1/1999     11/1/2029   3,385.79
23539976        ID      83340     Secondary     Condo      360     75.00       7.875       1/1/2000     12/1/2029   3,942.57
23539992        GA      30350      Primary       SFR       360     80.00       7.875      12/1/1999     11/1/2029   2,987.29
23540255        KY      40509      Primary       SFR       360     79.90       7.875      12/1/1999     11/1/2029   2,317.32
23540446        CO      80104      Primary       PUD       360     80.00           8      12/1/1999     11/1/2029   2,166.07
23541428        AZ      85233      Primary       PUD       360     70.00           8      12/1/1999     11/1/2029   1,977.50
23541444        TX      77584      Primary       PUD       360     75.00       7.875      11/1/1999     10/1/2029   2,075.88
23542012        VA      22032      Primary       SFR       360     79.99       8.125      12/1/1999     11/1/2029   2,617.67
23544661        CA      92649      Primary       SFR       360     75.14        7.75      12/1/1999     11/1/2029   4,656.68
23545502        CA      92677      Primary       PUD       360     79.94       7.625       1/1/2000     12/1/2029   4,509.71
23546534        GA      30068      Primary       PUD       360     79.62        7.75       1/1/2000     12/1/2029   3,023.26
23546666        NC      28227      Primary       SFR       360     89.79        7.75       1/1/2000     12/1/2029   1,898.13
23548340        PA      19106      Primary       SFR       360     80.00           8      12/1/1999     11/1/2029   3,052.47
23548704        FL      32952      Primary       SFR       360     79.99       7.875      12/1/1999     11/1/2029   2,636.72
23548803        TX      77027      Primary       SFR       360     69.79       7.625       1/1/2000     12/1/2029   2,371.11
23549041        VA      22203      Primary       PUD       360     80.00       7.875      12/1/1999     11/1/2029   2,436.24
23549058        CO      80424     Secondary      PUD       360     69.77        7.75      12/1/1999     11/1/2029   4,288.44
23549215        MD      21035      Primary       SFR       360     80.00           8      11/1/1999     10/1/2029   2,069.22
23549298        TX      77429      Primary       SFR       360     80.00       7.625      12/1/1999     11/1/2029   2,491.44
23549314        NV      89123      Primary       SFR       360     90.00        8.25      12/1/1999     11/1/2029   2,028.42
23549322        VA      20176      Primary       PUD       360     79.99       7.875       1/1/2000     12/1/2029   1,935.94
23549421        CA      90245      Primary       SFR       360     90.00       7.875       1/1/2000     12/1/2029   2,463.42
23549439        CA      92661      Primary       SFR       360     66.70       7.875      12/1/1999     11/1/2029   2,273.09
23549538        OK      74820      Primary       SFR       360     90.00           8      12/1/1999     11/1/2029   2,311.36
23550163        CO      80477     Secondary     Condo      360     76.47           8      12/1/1999     11/1/2029   2,384.73
23550874        VA      22301      Primary       SFR       360     80.00        7.75      12/1/1999     11/1/2029   2,005.95
23550932        OH      43017      Primary       SFR       360     80.00           8      12/1/1999     11/1/2029   2,291.18
23551476        UT      84003      Primary       SFR       360     85.88       8.125      11/1/1999     10/1/2029   2,097.93
23551658        TX      77055      Primary       PUD       360     74.47        7.75      12/1/1999     11/1/2029   2,507.44
23551690        CA      91381      Primary       PUD       360     79.99       8.125       1/1/2000     12/1/2029   2,823.35
23551740        CO      80126      Primary       PUD       360     73.61       7.875       1/1/2000     12/1/2029   2,023.67
23552136        CO      80126      Primary       PUD       360     80.00           8      12/1/1999     11/1/2029   2,553.87
23552409        MN      55344      Primary       SFR       360     91.53        7.75       1/1/2000     12/1/2029   2,501.61
23552466        TX      75025      Primary       PUD       360     79.96           8      12/1/1999     11/1/2029   1,152.75
23552961        CO      81526      Primary       SFR       360     80.00       8.375      12/1/1999     11/1/2029   2,249.81
23553373        CA      92587      Primary       PUD       360     79.99       7.875      12/1/1999     11/1/2029   2,087.47
23555014        AZ      85007      Primary       SFR       360     80.00        7.75      12/1/1999     11/1/2029   2,378.49
23556962        CT      6470       Primary       SFR       360     80.00       8.125      12/1/1999     11/1/2029   2,055.24
23557036        TN      37066      Primary       SFR       360     88.06       7.375      12/1/1999     11/1/2029   2,037.50
23557630        NC      28277      Primary       PUD       360     65.10       7.875      12/1/1999     11/1/2029   2,537.74
23560279        FL      34102      Primary       SFR       360     80.00       8.125      12/1/1999     11/1/2029   2,435.39
23561111        VA      23602      Primary       SFR       360     80.00       8.125      12/1/1999     11/1/2029   2,007.71
23561160        NY      11768      Primary       SFR       360     66.74       7.875       1/1/2000     12/1/2029   2,356.48
23562747        CA      92028      Primary       SFR       360     79.99           8      12/1/1999     11/1/2029   2,989.36
23562812        TX      77079      Primary       PUD       360     79.71       7.875      12/1/1999     11/1/2029   1,993.94
23563414        TX      75225      Primary       SFR       360     66.67       8.125      12/1/1999     11/1/2029   4,826.23
23563588        OH      43147      Primary       SFR       360     79.99       8.125      12/1/1999     11/1/2029   2,400.12
23563620        TX      75205      Primary       SFR       360     74.71        7.75      12/1/1999     11/1/2029   4,656.68
23563646        TX      76017     Secondary      SFR       360     62.99       8.125      12/1/1999     11/1/2029   2,969.99
23566797        CO      80503      Primary       SFR       360     75.00           8      12/1/1999     11/1/2029   2,030.70
23566813        MD      20854      Primary       PUD       360     73.67         7.5      12/1/1999     11/1/2029   3,146.47
23566821        MD      21029      Primary       PUD       360     80.00           8      12/1/1999     11/1/2029   2,322.55
23567217        TX      75038      Primary       SFR       360     80.00         8.5      12/1/1999     11/1/2029   2,141.42
23568645        CA      95125      Primary       SFR       360     64.45       8.125      12/1/1999     11/1/2029   2,450.24
23570450        CA      92630      Primary       PUD       360     80.00           8      12/1/1999     11/1/2029   1,966.49
23570609        GA      30306      Primary       SFR       360     71.65       8.125      12/1/1999     11/1/2029   2,223.78
23571771        TX      77056      Primary       SFR       360     60.00       7.875      12/1/1999     11/1/2029   3,001.79
23574411        CA      94568     Investor       PUD       360     72.78       8.125       1/1/2000     12/1/2029   2,164.38
23574650        TX      77056      Primary       SFR       360     70.31           8      12/1/1999     11/1/2029   2,641.55
23575632        AL      35216      Primary       SFR       360     79.99           8      12/1/1999     11/1/2029   2,218.18
23576945        TX      77382      Primary       PUD       360     80.00         8.5      12/1/1999     11/1/2029   2,533.72
23581325        MD      21114      Primary       PUD       360     79.88           8      12/1/1999     11/1/2029     908.41
23583016        TN      37215      Primary       SFR       360     80.00           8      12/1/1999     11/1/2029   1,907.79
23583180        MI      48609      Primary      Condo      360     93.75        8.25      12/1/1999     11/1/2029   2,253.80
23583552        CA      94903      Primary       SFR       360     63.73       8.125      12/1/1999     11/1/2029   2,413.12
23583560        CO      80209      Primary       SFR       360     88.14       8.125      12/1/1999     11/1/2029   1,930.49
23583586        TX      75225      Primary       SFR       360     80.00       8.125      12/1/1999     11/1/2029   3,207.59
23587041        UT      84108      Primary       SFR       360     69.23           8      12/1/1999     11/1/2029   1,981.16
23587066        PA      19073      Primary       SFR       360     66.18       8.375       1/1/2000     12/1/2029   3,420.33
23589336        OK      74133      Primary       SFR       360     79.98        8.25       1/1/2000     12/1/2029   2,043.45
23589377        WA      98333      Primary       SFR       360     80.00       7.875      12/1/1999     11/1/2029   2,465.24
23593361        CA      91381      Primary       PUD       360     79.96        7.75       1/1/2000     12/1/2029   1,982.67
23593924        TX      78123     Secondary      SFR       360     85.00        7.75       1/1/2000     12/1/2029   1,899.93
23595168        TN      38017      Primary       SFR       360     80.00           9      12/1/1999     11/1/2029   2,845.15
23595192        TX      77469      Primary       PUD       360     79.99       8.125      12/1/1999     11/1/2029   1,888.91
23595325        WA      98119      Primary       SFR       360     77.85           8      12/1/1999     11/1/2029   2,656.23
23595366        CO      80537      Primary       PUD       360     80.00       8.125      12/1/1999     11/1/2029   2,168.10
23597602        MD      21401      Primary       PUD       360     80.00        8.25      12/1/1999     11/1/2029   3,155.32
23598584        TN      38018      Primary       SFR       360     77.56           8      12/1/1999     11/1/2029   2,560.84
23600398        GA      30075      Primary       SFR       360     88.81       8.375      12/1/1999     11/1/2029   2,835.07
23600828        NM      87111      Primary       PUD       360     88.00       8.125      12/1/1999     11/1/2029   2,319.57
23603228        CA      95023      Primary       SFR       360     95.00        7.75      12/1/1999     11/1/2029   1,933.60
23604903        IL      60175      Primary       SFR       360     95.00        7.75      12/1/1999     11/1/2029   1,836.89
23605231        IN      46236      Primary       PUD       360     80.00       7.875      12/1/1999     11/1/2029   3,045.29
23605249        CO      81601      Primary       SFR       360     80.00        8.25      12/1/1999     11/1/2029   2,013.40
23606965        AR      72207      Primary       SFR       360     69.80       8.125       1/1/2000     12/1/2029   2,617.30
23608342        CO      80482     Secondary      SFR       360     75.00        8.25      12/1/1999     11/1/2029   2,253.80
23611015        MN      55045      Primary       SFR       360     90.00        8.75      12/1/1999     11/1/2029   2,124.10
23611866        WA      98112     Investor       SFR       360     73.08       8.125       1/1/2000     12/1/2029   2,116.12
23612328        CA      95003      Primary       SFR       360     52.36        8.25      12/1/1999     11/1/2029   5,409.12
23614464        CO      80421      Primary       SFR       360     95.00         8.5       1/1/2000     12/1/2029   2,154.88
23615438        CA      92130      Primary       PUD       360     80.00       8.125       1/1/2000     12/1/2029   2,739.07
23618945        WA      98199      Primary       SFR       360     52.38         8.5       1/1/2000     12/1/2029   2,114.51
23619828        SC      29617      Primary       SFR       360     76.26       8.125      12/1/1999     11/1/2029   2,366.71
23621063        TX      78736      Primary       PUD       360     80.00       8.125       1/1/2000     12/1/2029   1,913.42
23621428        AZ      85737      Primary       SFR       360     90.00       8.125      12/1/1999     11/1/2029   2,739.81
23621758        GA      30306      Primary       SFR       360     71.89       8.125       1/1/2000     12/1/2029   2,271.30
23621840        TX      76092      Primary       PUD       360     55.01        8.25      12/1/1999     11/1/2029   3,756.33
23622152        TN      38018      Primary       PUD       360     71.00       7.875       1/1/2000     12/1/2029   3,088.08
23622947        CO      80246      Primary       SFR       360     88.47        8.25      12/1/1999     11/1/2029   1,954.05
23625502        CA      95959      Primary       SFR       360     79.43        8.75      12/1/1999     11/1/2029   2,187.03
23626344        OR      97231      Primary       SFR       360     77.88        8.25      12/1/1999     11/1/2029   2,486.70
23626781        MD      21042      Primary       SFR       360     78.03       8.375      12/1/1999     11/1/2029   3,914.38
23638018        UT      84093      Primary       SFR       360     80.00       8.125       1/1/2000     12/1/2029   2,019.59
23639669        CA      95014      Primary       PUD       360     74.88           8      12/1/1999     11/1/2029   4,769.47
23646763        CO      80524     Secondary      PUD       360     80.00       8.375       1/1/2000     12/1/2029   3,344.32
23646862        WA      98236     Secondary      SFR       360     80.00       7.625       1/1/2000     12/1/2029   1,911.04
23649072        TX      78209      Primary       SFR       360     79.96        7.75       1/1/2000     12/1/2029   2,858.48
23649627        VA      22407      Primary       PUD       360     90.00         8.5      12/1/1999     11/1/2029   2,075.30
23649783        TX      78248     Secondary      PUD       360     74.07           8      12/1/1999     11/1/2029   2,201.29
23650559        WA      98105      Primary       SFR       360     90.00           8       1/1/2000     12/1/2029   2,595.33
23650641        CA      94404      Primary       SFR       360     70.00       7.875       1/1/2000     12/1/2029   3,603.59
23651128        CO      80218      Primary       SFR       360     80.00        7.75      12/1/1999     11/1/2029   2,636.04
23651250        WA      98053      Primary       PUD       360     67.65           8       1/1/2000     12/1/2029   3,023.11
23652100        TX      75093      Primary       PUD       360     58.68       7.875       1/1/2000     12/1/2029   2,574.00
23652357        SC      29063      Primary       SFR       360     80.00       7.875       1/1/2000     12/1/2029   2,175.21
23653991        CA      93105      Primary       SFR       360     69.32        8.25       1/1/2000     12/1/2029   4,582.73
23654692        KS      66013      Primary       SFR       360     75.00        8.25       1/1/2000     12/1/2029   2,084.77
23655657        VA      20124      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   1,943.01
23655681        VA      22301      Primary       SFR       360     75.00       8.375       1/1/2000     12/1/2029   1,995.19
23655715        VA      22030      Primary       SFR       360     67.83        8.25       1/1/2000     12/1/2029   2,343.95
23656713        CA      90245      Primary       SFR       360     80.00        7.75       1/1/2000     12/1/2029   2,541.83
23658024        MO      63005      Primary       PUD       360     69.14       8.125       1/1/2000     12/1/2029   2,078.99
23660418        KS      66210      Primary       PUD       360     80.00        7.75       1/1/2000     12/1/2029   1,905.30
23661176        CA      94506      Primary       PUD       360     66.99       7.875       1/1/2000     12/1/2029   2,537.74
23662299        TX      77479      Primary       PUD       360     80.00           8       1/1/2000     12/1/2029   4,393.78
23663420        NC      28736     Secondary      SFR       360     75.00       7.875       1/1/2000     12/1/2029   2,990.91
23663511        WA      98166      Primary       SFR       360     65.86        7.75       1/1/2000     12/1/2029   3,302.66
22318240        TX      78730      Primary       PUD       360     74.72       7.875      12/1/1999     11/1/2029   2,719.74
22852305        KY      40222      Primary       SFR       360     68.91       7.375       9/1/1999      8/1/2029   2,023.68
22954762        CO      80302      Primary       SFR       360     80.00        8.25      11/1/1999     10/1/2029   2,343.95
23026032        MN      55118      Primary       SFR       360     80.00       8.125      12/1/1999     11/1/2029   3,266.99
23665656        TX      76034      Primary       PUD       360     79.55       7.875       1/1/2000     12/1/2029   2,537.74
23666084        CA      94123     Investor      Condo      360     75.00       8.125       1/1/2000     12/1/2029   2,505.93
23666647        TX      78212      Primary       SFR       360     75.00       7.875      12/1/1999     11/1/2029   2,283.97
23669146        CA      94122      Primary       SFR       360     73.38       8.125       1/1/2000     12/1/2029   2,272.04
23674872        CA      95032      Primary       SFR       360     53.85        7.75      12/1/1999     11/1/2029   2,507.44
23675127        CO      80126      Primary       PUD       360     80.00           8       1/1/2000     12/1/2029   1,909.99
23676612        GA      30092      Primary       PUD       360     72.45           8       1/1/2000     12/1/2029   1,929.81
23677479        TX      77469      Primary       PUD       360     80.00        8.25       1/1/2000     12/1/2029   3,996.74
23678279        TN      38139      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   2,039.87
23680952        CA      90046      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   3,979.94
23684533        TN      37064      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   1,934.21
23685001        CA      95133      Primary       SFR       360     71.74        8.25       1/1/2000     12/1/2029   2,479.18
23685076        CA      92019      Primary       SFR       360     80.00        7.75       1/1/2000     12/1/2029   2,005.95
23691454        UT      84050      Primary       SFR       360     80.00       8.375       1/1/2000     12/1/2029   2,371.43
23691553        TX      78023      Primary       PUD       360     79.99       7.875       1/1/2000     12/1/2029   2,341.98
23692817        HI      96734      Primary       SFR       360     79.50       8.375       1/1/2000     12/1/2029   4,834.06
23693039        CA      93010      Primary       SFR       360     88.60       8.375       1/1/2000     12/1/2029   2,255.89
23696446        TX      78703      Primary       SFR       360     90.00        8.25       1/1/2000     12/1/2029   2,430.73
23697055        TN      37215      Primary       SFR       360     80.00       8.125       1/1/2000     12/1/2029   2,073.05
23699366        AZ      85750      Primary       PUD       360     76.19       7.875       1/1/2000     12/1/2029   2,900.28
23702483        TX      79606      Primary       SFR       360     80.00        8.25       1/1/2000     12/1/2029   2,404.05
23713696        CA      92663      Primary       SFR       360     63.66        7.75       2/1/2000      1/1/2030   3,137.89
23714868        TX      78024      Primary       PUD       360     76.46       8.375       1/1/2000     12/1/2029   3,370.73
26662338        NC      27513      Primary       PUD       360     75.44        7.75      12/1/1999     11/1/2029   3,510.42
27954726        FL      33028      Primary       PUD       360     73.26         8.5       1/1/2000     12/1/2029   2,045.31
27989094        NC      28173      Primary       SFR       360     70.00       8.125       1/1/2000     12/1/2029   2,941.78
28020758        VA      22407      Primary       SFR       360     80.00       7.625      12/1/1999     11/1/2029   2,408.76
28146801        VA      20171      Primary       PUD       360     80.00        7.25       2/1/2000      1/1/2030   2,315.76
28325389        TN      37205      Primary       SFR       360     78.32        8.25       1/1/2000     12/1/2029   4,207.10
28334753        NC      27282      Primary       PUD       360     90.00           8       2/1/2000      1/1/2030   2,235.42
28381994        VA      22066      Primary       PUD       360     75.00        7.75       1/1/2000     12/1/2029   3,581.35
28432045        VA      22124      Primary       PUD       360     80.00         7.5       1/1/2000     12/1/2029   2,908.74
5000145580      NH      3827       Primary       SFR       360     90.00         8.5      12/1/1999     11/1/2029   2,421.31
5000281401      CA      94583      Primary       SFR       360     66.59        7.75      12/1/1999     11/1/2029   2,142.08
5000372838      NJ      8853       Primary       SFR       360     77.45        7.25       1/1/2000     12/1/2029   1,910.10
6000361821      CA      91024      Primary       SFR       360     74.51           8       1/1/2000     12/1/2029   2,252.66
6001305231      TX      75093      Primary       PUD       360     67.97       7.625       1/1/2000     12/1/2029   1,840.27
6001930350      NJ      7974       Primary       SFR       360     80.00        8.25       2/1/2000      1/1/2030   2,824.02
6003135198      CA      94703      Primary       SFR       360     80.00        7.75       1/1/2000     12/1/2029   2,005.96
6010770797      CA      91010      Primary       SFR       360     70.00        7.75       2/1/2000      1/1/2030   1,880.59
6014074907      CA      91208      Primary       SFR       360     77.78       7.625       2/1/2000      1/1/2030   2,477.28
6015182253      CA      95376      Primary       SFR       360     88.93        8.25       1/1/2000     12/1/2029   2,258.31
6015221317      CT      6070       Primary       SFR       360     53.85           8       9/1/1999      8/1/2029   2,568.18
6015794446      MO      63105      Primary       SFR       360     80.00       8.125       2/1/2000      1/1/2030   2,435.40
6020182140      SC      29205      Primary       SFR       360     80.00       8.125       1/1/2000     12/1/2029   3,563.99
6020276652      CA      91361      Primary       PUD       360     79.68       7.625       2/1/2000      1/1/2030   4,173.16
6022517640      MA      2420       Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   3,704.05
6023764803      CA      90277      Primary       SFR       360     69.31           8       1/1/2000     12/1/2029   4,322.61
6024187897      MA      2474       Primary       SFR       360     80.00       8.375      12/1/1999     11/1/2029   1,991.39
6024869890      MA      2421       Primary       SFR       360     74.45           8       9/1/1999      8/1/2029   2,193.96
6025728384      TN      38582      Primary       SFR       360     75.00       7.875       2/1/2000      1/1/2030   3,099.68
6043676979      CA      94707      Primary       SFR       360     80.00       7.875       1/1/2000     12/1/2029   2,610.25
6043940474      MA      1845       Primary       SFR       360     52.76       7.625      12/1/1999     11/1/2029   2,371.11
6067098266      PA      19087      Primary       SFR       240     75.68        7.75       1/1/2000     12/1/2019   2,298.66
6068453379      CA      92673      Primary      Condo      360     79.51        8.25       2/1/2000      1/1/2030   2,419.08
6070158586      OH      43209      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   2,700.26
6070673527      VA      22079      Primary       PUD       360     80.00       7.875       1/1/2000     12/1/2029   1,693.77
6072570226      CA      95123      Primary       SFR       360     71.83       8.125       1/1/2000     12/1/2029   1,893.37
6078798300      CA      96161     Secondary      PUD       360     75.56       8.375       2/1/2000      1/1/2030   2,325.83
6079987696      CA      94112      Primary       SFR       360     44.03       7.875       2/1/2000      1/1/2030   2,030.20
6080269779      SC      29401      Primary       SFR       360     80.00       7.875       1/1/2000     12/1/2029   2,900.28
6080588392      OR      97759     Secondary      PUD       360     80.00        7.75      12/1/1999     11/1/2029   1,902.80
6081627132      CA      91789      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   1,907.79
6084063657      NY      10306      Primary     2-Family    360     75.00       8.625       1/1/2000     12/1/2029   2,712.55
6087719461      CA      94122     Investor       SFR       360     70.24       8.125       2/1/2000      1/1/2030   2,190.37
6089779869      CA      94588      Primary       PUD       360     79.99           8       2/1/2000      1/1/2030   2,513.15
6090011047      CA      90731      Primary     2-Family    360     95.00         8.5       1/1/2000     12/1/2029   2,012.44
6099563584      FL      33446      Primary       SFR       360     42.50           8      12/1/1999     11/1/2029   3,118.50
6099881929      NY      10590      Primary       SFR       360     60.00       7.875       1/1/2000     12/1/2029   3,262.82
6101656525      CA      95066      Primary       PUD       360     46.27       7.875       2/1/2000      1/1/2030   2,247.72
6102687768      CA      92253      Primary       PUD       360     80.00           8       1/1/2000     12/1/2029   3,639.48
6104971541      MO      63017      Primary       PUD       360     90.00       8.625       1/1/2000     12/1/2029   2,380.04
6107459528      CA      95120      Primary       SFR       360     79.96       7.875       1/1/2000     12/1/2029   2,893.03
6108379733      CA      94022      Primary       SFR       360     66.85       8.125       2/1/2000      1/1/2030   4,492.11
6109895208      CA      95065      Primary       SFR       360     80.00       8.125       2/1/2000      1/1/2030   2,090.88
6116263630      MO      63017      Primary      Condo      360     90.00       9.375      11/1/1999     10/1/2029   2,612.53
6121410572      CT      6851       Primary       SFR       360     90.00        8.25       1/1/2000     12/1/2029   2,163.65
6122484469      CA      92606      Primary       PUD       360     90.00       7.875       1/1/2000     12/1/2029   2,238.29
6127165295      MA      2675      Secondary      SFR       360     70.87       7.125       9/1/1999      8/1/2029   3,031.74
6128129936      GA      31522      Primary       SFR       360     76.12        7.75       1/1/2000     12/1/2029   3,653.71
6129390263      CA      95062      Primary       SFR       360     80.00       7.375       1/1/2000     12/1/2029   1,928.37
6130213678      CA      96073      Primary       SFR       360     61.96           8       2/1/2000      1/1/2030   3,409.81
6130741918      TX      77401      Primary       SFR       360     80.00       7.875       1/1/2000     12/1/2029   2,407.24
6132247104      FL      33071      Primary       PUD       360     90.00        8.25       1/1/2000     12/1/2029   2,670.76
6134416210      NJ      8750       Primary       SFR       360     79.47           8       2/1/2000      1/1/2030   2,201.30
6135621586      CT      6878       Primary       SFR       360     70.00         8.5      12/1/1999     11/1/2029   4,036.80
6136734081      CA      90272      Primary       SFR       360     50.82       7.875       1/1/2000     12/1/2029   2,247.72
6138706319      MI      48306      Primary       SFR       360     95.00        8.75      12/1/1999     11/1/2029   2,241.31
6143450861      CA      92024      Primary       SFR       360     73.58        8.25      12/1/1999     11/1/2029   2,929.94
6146507956      CA      94116      Primary       SFR       360     79.19       7.875       2/1/2000      1/1/2030   2,537.75
6146593683      IL      60653      Primary     3-Family    360     95.00         8.5      12/1/1999     11/1/2029   2,008.79
6147551540      CT      6830       Primary       SFR       360     55.94       8.375      12/1/1999     11/1/2029   3,040.29
6150490438      MA      2339       Primary       SFR       360     64.77           8       9/1/1999      8/1/2029   3,008.44
6151010094      CA      94708      Primary       SFR       360     80.00       7.875       2/1/2000      1/1/2030   2,639.26
6162079534      NY      11370      Primary     2-Family    360     90.00         8.5      11/1/1999     10/1/2029   2,387.48
6163065276      CA      92107      Primary       SFR       360     40.79         8.5       2/1/2000      1/1/2030   2,383.64
6169635379      CA      94587      Primary       SFR       360     72.76       8.375       2/1/2000      1/1/2030   2,101.60
6175269692      CA      91326      Primary       PUD       360     80.00           8      10/1/1999      9/1/2029   2,700.26
6176230610      TX      75287      Primary       SFR       360     80.00        8.25      11/1/1999     10/1/2029     871.47
6179701781      CA      95060      Primary       SFR       360     80.00        7.75      12/1/1999     11/1/2029   2,378.49
6182243912      CA      92653      Primary       PUD       360     80.00        7.75       1/1/2000     12/1/2029   3,066.25
6185420681      CO      80302      Primary       SFR       360     80.00        7.75       8/1/1999      7/1/2029   4,642.36
6192690854      CA      90066      Primary       SFR       360     80.00       7.875      12/1/1999     11/1/2029   2,494.24
6196959628      CA      92120      Primary       SFR       360     90.00       8.125       2/1/2000      1/1/2030   2,024.79
6197557389      CA      95148      Primary       SFR       360     79.27       7.875      11/1/1999     10/1/2029   2,356.48
6199047322      CA      92116      Primary       SFR       360     80.00       8.375      12/1/1999     11/1/2029   2,371.43
6203555674      CA      94706      Primary       SFR       360     80.00       7.875       2/1/2000      1/1/2030   2,581.25
6204012980      MA      1890       Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   2,315.77
6205581058      CA      94025      Primary       SFR       360     67.06        7.75       2/1/2000      1/1/2030   4,477.58
6207271583      NM      87111      Primary       PUD       360     80.00         7.5       1/1/2000     12/1/2029   1,967.05
6209998373      KY      40511      Primary       SFR       360     51.83       7.875      12/1/1999     11/1/2029   3,231.64
6210080674      MI      48065      Primary       SFR       360     80.00       8.125       1/1/2000     12/1/2029   2,215.62
6215343994      CA      94706      Primary       SFR       360     80.00        7.75       1/1/2000     12/1/2029   2,023.15
6216742822      TX      77356      Primary       SFR       360     80.00       7.125       8/1/1999      7/1/2029   3,557.24
6218979885      CA      94702      Primary       SFR       360     80.00       7.875       2/1/2000      1/1/2030   1,977.99
6219843304      TX      75080      Primary       SFR       360     70.00       7.875       1/1/2000     12/1/2029   2,613.88
6222550151      CA      91741      Primary       SFR       360     80.00       7.875      12/1/1999     11/1/2029   2,395.05
6225015459      TN      37069      Primary       PUD       360     95.00           8       1/1/2000     12/1/2029   2,062.65
6225484564      CA      94070      Primary       SFR       360     63.11        7.75       2/1/2000      1/1/2030   2,328.35
6225626529      CA      92253      Primary       PUD       360     95.00        8.25       2/1/2000      1/1/2030   1,962.69
6227903140      NV      89509      Primary       SFR       360     80.00       8.125      12/1/1999     11/1/2029   2,910.59
6229371387      MA      2124       Primary     4-Family    360     95.00        8.75      12/1/1999     11/1/2029   2,354.21
6232503695      CA      94122      Primary     2-Family    360     68.12       7.875       2/1/2000      1/1/2030   2,711.76
6237219974      CA      94558      Primary       SFR       360     75.68        7.75       2/1/2000      1/1/2030   2,507.45
6240865938      CA      95689      Primary       SFR       360     73.77        8.75      12/1/1999     11/1/2029   2,727.50
6240944816      VA      22039      Primary       SFR       360     80.00       7.625       1/1/2000     12/1/2029   2,943.86
6242277710      CA      92110      Primary       SFR       360     80.00        8.25       1/1/2000     12/1/2029   2,337.95
6244213424      CA      92130      Primary       SFR       360     80.00       7.875       1/1/2000     12/1/2029   2,610.25
6248332972      CA      90403      Primary      Condo      360     80.00       8.125      11/1/1999     10/1/2029   2,836.34
6250332340      TX      77058     Secondary      PUD       360     79.49           8       1/1/2000     12/1/2029   2,274.68
6260746513      CA      91001      Primary       SFR       360     80.00        7.75       2/1/2000      1/1/2030   2,865.65
6261210790      MA      2421       Primary       SFR       360     80.00       7.625       1/1/2000     12/1/2029   2,633.00
6263278688      CA      95404      Primary       PUD       360     71.09        8.25       1/1/2000     12/1/2029   2,253.80
6264673002      IN      46064      Primary       PUD       360     80.00        7.75       1/1/2000     12/1/2029   2,229.48
6265012531      NY      10804      Primary       SFR       360     80.00       8.375       2/1/2000      1/1/2030   2,037.00
6272123602      CA      95050      Primary       SFR       360     80.00       8.625      10/1/1999      9/1/2029   2,208.93
6275621966      SC      29464      Primary       PUD       360     80.00           8      12/1/1999     11/1/2029   2,582.86
6278876948      AZ      86303     Secondary      SFR       360     54.55       7.875       2/1/2000      1/1/2030   2,175.21
6282315792      PA      19522      Primary       SFR       360     79.88         7.5       1/1/2000     12/1/2029   1,356.48
6282778890      NJ      7739       Primary       SFR       360     79.52        8.25       2/1/2000      1/1/2030   2,479.18
6285515299      PA      18966      Primary       PUD       360     90.00        8.25      12/1/1999     11/1/2029   2,981.78
6287606245      CA      92656      Primary       PUD       360     71.43        7.75       1/1/2000     12/1/2029   2,328.35
6288446187      CA      94103      Primary      Condo      360     80.00       7.875       1/1/2000     12/1/2029   2,163.61
6290834040      NC      27615      Primary       PUD       360     76.74       7.875       2/1/2000      1/1/2030   2,392.73
6291147079      MA      1002       Primary       SFR       360     77.32        8.25       1/1/2000     12/1/2029   4,883.24
6291704184      CA      92056      Primary       SFR       360     79.99           8      11/1/1999     10/1/2029   2,229.92
6295178518      AZ      85750      Primary       SFR       360     80.00       8.375       2/1/2000      1/1/2030   3,952.38
6296350736      SC      29451      Primary       SFR       360     58.62         7.5       1/1/2000     12/1/2029   2,971.67
6300148464      CA      91006      Primary       SFR       360     80.00       7.625      11/1/1999     10/1/2029   2,916.12
6301353337      CA      94707      Primary       SFR       360     80.00       7.875       2/1/2000      1/1/2030   2,711.76
6302086431      MA      2136       Primary       SFR       360     90.00        8.25       1/1/2000     12/1/2029   2,096.04
6305956879      RI      2864       Primary       SFR       360     80.00       7.625       2/1/2000      1/1/2030   1,811.96
6308800801      CA      91206      Primary       SFR       360     78.43       8.125      12/1/1999     11/1/2029   3,860.99
6311010752      CA      95124      Primary       SFR       360     80.00       8.125       1/1/2000     12/1/2029   2,316.60
6317167820      CA      94122      Primary       SFR       360     80.00         8.5       1/1/2000     12/1/2029   2,368.26
6317236187      NY      11423      Primary       SFR       360     95.00       8.625       2/1/2000      1/1/2030   2,172.37
6319766348      MA      1770       Primary       SFR       360     80.00           8       2/1/2000      1/1/2030   2,348.05
6324800579      UT      84106      Primary       SFR       360     52.73       8.125      12/1/1999     11/1/2029   2,153.25
6327143696      TN      37064      Primary       SFR       360     60.61        8.25       2/1/2000      1/1/2030   3,756.34
6328982084      CA      92103      Primary       SFR       360     64.60       7.875       2/1/2000      1/1/2030   2,646.51
6331935152      CA      95135      Primary       SFR       360     66.36        8.25       2/1/2000      1/1/2030   2,742.13
6333535588      CA      94539      Primary       SFR       360     68.19        7.75       1/1/2000     12/1/2029   4,298.48
6337102013      DC      20016      Primary       SFR       360     80.00           8       2/1/2000      1/1/2030   2,582.86
6339002708      NY      10306      Primary       SFR       360     80.00       8.625       1/1/2000     12/1/2029   3,260.50
6340494936      NV      89451     Secondary      SFR       360     36.84         8.5       2/1/2000      1/1/2030   2,691.20
6344680753      CA      94131      Primary       SFR       360     69.15       7.875      12/1/1999     11/1/2029   3,534.72
6355036143      TN      37067      Primary       PUD       360     89.44         7.5       1/1/2000     12/1/2029   1,776.01
6356575164      CA      95403      Primary       SFR       360     63.38        7.75       1/1/2000     12/1/2029   1,816.11
6359343180      CA      90274      Primary       SFR       360     49.06        7.75       2/1/2000      1/1/2030   4,656.68
6360535782      CA      95376      Primary       SFR       360     80.00       8.875       2/1/2000      1/1/2030   2,526.97
6364410263      NJ      8853       Primary       SFR       360     69.68         8.5      12/1/1999     11/1/2029   2,191.41
6365065298      CA      92620      Primary       PUD       360     78.09           8       2/1/2000      1/1/2030   4,769.47
6366122478      MD      20853      Primary       PUD       360     79.99       8.125      12/1/1999     11/1/2029   2,799.59
6368661333      CA      92064      Primary       PUD       360     80.00       7.875       2/1/2000      1/1/2030   1,960.58
6371299204      CA      94510      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   3,698.18
6373478012      OR      97009      Primary       SFR       360     65.06       7.875       2/1/2000      1/1/2030   1,957.69
6377339673      MI      48439      Primary       SFR       360     64.94           8       2/1/2000      1/1/2030   3,668.83
6381756045      MI      48076      Primary       SFR       360     95.00       8.625       1/1/2000     12/1/2029   2,216.71
6382993993      CA      92101     Investor      Condo      360     63.86         8.5       2/1/2000      1/1/2030   2,037.63
6383600829      FL      34223      Primary      Condo      360     66.00       8.375       1/1/2000     12/1/2029   2,508.24
6387635938      CA      92069      Primary       PUD       360     79.99       7.875       1/1/2000     12/1/2029   2,035.64
6390626874      CA      94040      Primary       SFR       360     59.75       7.625       1/1/2000     12/1/2029   1,995.98
6392113657      CA      95121      Primary       SFR       360     64.98        7.75       1/1/2000     12/1/2029   3,668.04
6392464043      MD      20817      Primary       SFR       360     61.86           8      12/1/1999     11/1/2029   2,201.30
6399562492      DC      20015      Primary       SFR       360     80.00       7.875       1/1/2000     12/1/2029   2,256.42
6404451681      MA      2093       Primary       SFR       360     79.99           8       1/1/2000     12/1/2029   3,371.65
6409980189      ID      83333     Secondary      SFR       360     80.00        8.25       2/1/2000      1/1/2030   2,524.26
6411509703      CA      91941      Primary       SFR       360     67.23        7.75       1/1/2000     12/1/2029   2,865.65
6411985580      CA      94526      Primary       PUD       360     80.00       8.125       2/1/2000      1/1/2030   4,686.65
6412837798      NJ      7974       Primary       SFR       360     87.10           8       2/1/2000      1/1/2030   1,981.17
6413308518      MA      1752       Primary       SFR       360     80.00       8.125       2/1/2000      1/1/2030   2,301.75
6417959746      NJ      7302       Primary     2-Family    360     90.00       8.375       9/1/1999      8/1/2029   2,975.69
6422196409      CA      94618      Primary       SFR       360     80.00        8.25       2/1/2000      1/1/2030   3,311.59
6425322200      CA      93117      Primary       PUD       360     79.95       7.875      12/1/1999     11/1/2029   2,586.69
6425986061      CA      94621      Primary     2-Family    360     95.00       8.375       1/1/2000     12/1/2029     736.51
6432860051      CA      95119      Primary       SFR       360     80.00        7.75      12/1/1999     11/1/2029   2,349.48
6436829086      CA      91320      Primary       PUD       360     80.00           8       1/1/2000     12/1/2029   3,165.04
6437577106      FL      33325      Primary       SFR       360     73.39        8.25       2/1/2000      1/1/2030   3,005.07
6442271182      CA      94546      Primary       PUD       360     80.00        8.25       2/1/2000      1/1/2030   2,818.76
6444455080      NY      11423      Primary       SFR       360     62.35       8.125       1/1/2000     12/1/2029   1,967.62
6445541573      NV      89703      Primary       SFR       360     90.00       7.875      12/1/1999     11/1/2029   2,871.28
6447085363      CA      90704     Secondary     Condo      360     80.00        8.25      12/1/1999     11/1/2029   2,554.31
6447652881      CA      94544      Primary       PUD       360     80.00           8      11/1/1999     10/1/2029   2,371.53
6452221648      CA      93111      Primary       SFR       360     80.00        7.75      12/1/1999     11/1/2029   2,378.49
6452355313      MN      55401      Primary       PUD       360     79.99       7.375       2/1/2000      1/1/2030   2,407.01
6455842390      TX      77069      Primary       PUD       360     80.00       8.125       1/1/2000     12/1/2029     974.16
6473634100      CA      94404      Primary       PUD       360     80.00         7.5       2/1/2000      1/1/2030   3,160.45
6476303661      NY      11570      Primary       SFR       360     66.67       7.625       1/1/2000     12/1/2029   2,123.39
6487343540      CA      90505      Primary       SFR       360     80.00           8       2/1/2000      1/1/2030   2,186.62
6489519378      CA      92019      Primary       SFR       360     80.00        7.75       2/1/2000      1/1/2030   2,027.45
6489855178      CA      91311      Primary       SFR       360     79.04        7.75      12/1/1999     11/1/2029   2,349.84
6490042055      DC      20016      Primary       SFR       360     79.55        8.25       1/1/2000     12/1/2029   2,922.43
6491068018      CA      95123      Primary       PUD       360     63.69           8       1/1/2000     12/1/2029   2,568.18
6492223992      CA      94556      Primary       PUD       360     60.48       7.625      12/1/1999     11/1/2029   2,654.23
6493725458      NY      11435      Primary     2-Family    360     95.00         8.5       1/1/2000     12/1/2029   2,191.41
6494376814      MA      1827       Primary       SFR       360     69.99       7.875       1/1/2000     12/1/2029   2,192.25
6497080074      IL      60605      Primary      Condo      360     79.93        8.75       1/1/2000     12/1/2029   3,913.84
6499725130      CA      95032      Primary       SFR       360     51.02       8.125       1/1/2000     12/1/2029   3,712.49
6505664760      NJ      7039       Primary      Condo      360     87.89        7.75       2/1/2000      1/1/2030   2,507.45
6510334995      CA      94925      Primary       SFR       360     53.05       8.125       1/1/2000     12/1/2029   2,517.07
6513180122      CA      93105     Secondary      SFR       360     80.00       8.125       2/1/2000      1/1/2030   3,311.54
6515761457      CA      95120      Primary       SFR       360     73.53        7.75       1/1/2000     12/1/2029   3,582.07
6519265612      TX      75032      Primary       SFR       360     79.99       8.375      12/1/1999     11/1/2029   2,938.82
6523269329      CA      94706      Primary       SFR       360     75.00       7.625       1/1/2000     12/1/2029   2,654.23
6523327648      CO      80536      Primary       SFR       360     80.00       8.375      12/1/1999     11/1/2029   2,249.82
6530786869      NY      11050      Primary       SFR       360     79.80         7.5       1/1/2000     12/1/2029   2,092.40
6537049220      CA      94403      Primary       SFR       360     80.00        7.75       1/1/2000     12/1/2029   2,235.21
6537363092      CA      95023      Primary       SFR       360     95.00        8.25       2/1/2000      1/1/2030   2,069.03
6539813524      CA      92009      Primary      Condo      360     89.99        8.25       1/1/2000     12/1/2029   2,332.31
6540702781      NJ      7030       Primary      Condo      360     81.13         7.5       1/1/2000     12/1/2029   2,416.49
65448812        NJ      8857       Primary       SFR       360     89.99       7.375       2/1/2000      1/1/2030   2,161.82
6545051291      CA      94080      Primary       PUD       360     73.31           8       1/1/2000     12/1/2029   2,480.13
6546994317      CA      94549      Primary       SFR       360     80.00       7.375       1/1/2000     12/1/2029   2,721.27
6547500584      TN      37027      Primary       SFR       360     67.47           7       1/1/2000     12/1/2029   3,160.19
6550382409      CA      96161     Secondary      PUD       360     67.11       7.875       1/1/2000     12/1/2029   1,848.93
6552197409      TX      78015      Primary       SFR       360     69.30           8       2/1/2000      1/1/2030   2,186.62
6553279339      CA      94558      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   3,633.61
6553940443      CA      90045      Primary       SFR       360     74.93       7.875       1/1/2000     12/1/2029   1,950.44
6557222152      NV      89448      Primary       PUD       360     63.52        8.25      12/1/1999     11/1/2029   2,576.85
6561901270      FL      33308      Primary       SFR       360     80.00         8.5      12/1/1999     11/1/2029   3,106.42
6565173595      CA      94070      Primary       SFR       360     49.83       8.125       1/1/2000     12/1/2029   2,413.12
6565181481      CA      94707      Primary       SFR       360     60.00       7.875       1/1/2000     12/1/2029   3,480.34
6567594079      CA      94002      Primary       SFR       360     66.75       7.875      12/1/1999     11/1/2029   2,030.20
6574123805      CA      92660      Primary       PUD       360     70.40        7.75      12/1/1999     11/1/2029   4,656.68
6578604024      TX      78733      Primary       SFR       360     90.00       7.875       1/1/2000     12/1/2029   1,912.01
6580339429      MI      48451      Primary       SFR       360     79.44           8       1/1/2000     12/1/2029   2,692.92
6580482963      CA      94587      Primary       SFR       360     74.66        7.75       1/1/2000     12/1/2029   2,256.70
6586559590      CA      91709      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   3,052.47
6589755377      NM      87501      Primary       SFR       240     63.83         7.5       2/1/2000      1/1/2020   2,416.78
6590533508      HI      96712      Primary       SFR       360     76.92         8.5      12/1/1999     11/1/2029   3,844.57
6599573141      NY      11354      Primary       SFR       360     90.00        8.25      12/1/1999     11/1/2029   2,129.85
6610837053      CA      95758      Primary       PUD       360     66.47        7.75      12/1/1999     11/1/2029   2,149.24
6612626975      MD      20817      Primary       SFR       360     80.00        8.25      12/1/1999     11/1/2029   3,485.88
6614909841      TX      76205      Primary       SFR       360     80.00           8      10/1/1999      9/1/2029   1,128.80
6614978440      TX      75209      Primary       SFR       360     72.56         8.5       1/1/2000     12/1/2029   2,371.33
6615836548      CA      95127      Primary       SFR       360     95.00       8.375       2/1/2000      1/1/2030   2,086.78
6620833910      NH      3110       Primary       SFR       360     71.26           8       2/1/2000      1/1/2030   2,274.68
6624760978      TX      75032      Primary       PUD       360     95.00       8.375       1/1/2000     12/1/2029   2,270.91
6626838384      CA      95008      Primary       SFR       360     79.53       8.375       1/1/2000     12/1/2029   2,569.05
6630926761      CA      94536      Primary       SFR       360     80.00        8.25       2/1/2000      1/1/2030   2,013.40
6632297484      NJ      7481       Primary       SFR       360     77.35       8.125       1/1/2000     12/1/2029   2,079.00
6633663148      CA      90405      Primary       SFR       360     62.55       7.625       1/1/2000     12/1/2029   2,364.04
6636336171      NY      10604      Primary     2-Family    360     80.00       8.125       2/1/2000      1/1/2030   2,613.60
6637645976      NJ      7043       Primary     2-Family    360     79.55       8.375      12/1/1999     11/1/2029   2,660.26
6637828325      NV      89117     Investor       PUD       360     75.00       8.625      12/1/1999     11/1/2029   1,059.47
6639552048      CA      94080      Primary       PUD       360     76.60       7.875       1/1/2000     12/1/2029   3,335.32
6641761447      OK      74114      Primary       SFR       360     80.00       7.875       1/1/2000     12/1/2029   1,731.04
6642615170      CA      94587      Primary       SFR       360     79.99        8.25       1/1/2000     12/1/2029   2,517.50
6642877267      CA      95476      Primary       PUD       360     89.97       8.875       2/1/2000      1/1/2030   2,569.94
6648180948      CA      95023      Primary       SFR       360     79.79        8.25       1/1/2000     12/1/2029   2,291.37
6652197168      CT      6877       Primary       SFR       360     50.00         7.5       1/1/2000     12/1/2029   2,796.86
6653278504      CA      94707     Investor       SFR       360     59.64       8.625       1/1/2000     12/1/2029   2,333.37
6653816980      CA      94539      Primary       SFR       360     69.70        7.75       1/1/2000     12/1/2029   2,027.45
6654123196      CA      93940      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   2,080.96
6655213731      CA      94536      Primary       PUD       360     79.99       7.875       1/1/2000     12/1/2029   2,574.00
6655887393      CA      93309      Primary       SFR       360     80.00        8.25       2/1/2000      1/1/2030   3,756.34
6659889890      CA      94404      Primary       PUD       360     75.00         8.5       1/1/2000     12/1/2029   2,603.74
6660071249      CA      94124      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   1,203.38
6664589170      CA      95818      Primary       SFR       360     80.00           8       2/1/2000      1/1/2030   2,700.26
6668187831      CA      95050      Primary       SFR       360     61.68       7.625       2/1/2000      1/1/2030   3,645.14
6668354027      CA      94124      Primary       SFR       360     90.00         7.5       1/1/2000     12/1/2029   1,982.28
6674188666      CA      92211      Primary       PUD       360     80.00       7.875       1/1/2000     12/1/2029   2,030.20
6676572537      MA      2343       Primary       SFR       360     79.73        7.75      12/1/1999     11/1/2029   2,113.42
6676995753      PA      18938      Primary       PUD       360     68.66       7.625      12/1/1999     11/1/2029   3,680.53
6681634652      CA      94552      Primary       PUD       360     78.64           8      11/1/1999     10/1/2029   2,549.84
6686664134      NJ      7436       Primary       SFR       360     73.15       8.375       1/1/2000     12/1/2029   2,280.22
6687556933      CA      93940      Primary       SFR       360     70.00           8       2/1/2000      1/1/2030   2,948.27
6688550315      CA      94595      Primary       SFR       360     63.36       7.875      12/1/1999     11/1/2029   3,422.33
6688930699      CA      95124      Primary       SFR       360     80.00       8.125      11/1/1999     10/1/2029   2,304.72
6692236786      CA      91506      Primary       SFR       360     80.00       7.875       1/1/2000     12/1/2029   1,972.19
6694467868      CA      94960      Primary       SFR       360     80.00       8.125      11/1/1999     10/1/2029   2,601.72
6694761765      CA      94550      Primary       SFR       360     80.00       7.875       1/1/2000     12/1/2029   3,022.09
6696025953      TX      75070      Primary       PUD       360     71.74       7.875       1/1/2000     12/1/2029   2,392.73
6697090824      CA      94558      Primary       SFR       360     80.00       8.125       1/1/2000     12/1/2029   2,235.29
6701381573      CA      95054      Primary       SFR       360     80.00           8      11/1/1999     10/1/2029   2,142.60
6701465624      MD      20854      Primary       SFR       360     70.92       8.125      12/1/1999     11/1/2029   3,712.49
6702225134      NV      89014      Primary       PUD       360     80.00       8.375       1/1/2000     12/1/2029   2,888.28
6702642734      CA      93465     Secondary      SFR       360     67.14       7.875      12/1/1999     11/1/2029   2,066.45
6704425666      MD      20607      Primary       PUD       360     74.42         8.5      12/1/1999     11/1/2029   2,460.53
6704845202      CA      92694      Primary       PUD       360     79.99           8       2/1/2000      1/1/2030   1,932.37
6708708778      CA      94070      Primary       SFR       360     80.00           8      12/1/1999     11/1/2029   2,506.54
6709903311      FL      33327      Primary       PUD       360     94.99       7.875       2/1/2000      1/1/2030   2,029.47
6711096302      CA      94116      Primary       SFR       360     83.95       7.875      12/1/1999     11/1/2029   2,465.24
6716326233      CA      94579      Primary       PUD       360     72.91       7.875       2/1/2000      1/1/2030   1,950.44
6718152009      CA      90254      Primary       SFR       360     80.00        8.25       2/1/2000      1/1/2030   3,906.59
6718840785      CA      94110      Primary      Condo      360     80.00        8.25       1/1/2000     12/1/2029   2,181.68
6723868862      CA      95008      Primary       PUD       360     80.00        8.75      10/1/1999      9/1/2029   2,171.30
6731067341      TN      37027      Primary       SFR       360     67.83           8       1/1/2000     12/1/2029   2,861.69
6731675531      CA      94070      Primary       SFR       360     78.59        8.25      12/1/1999     11/1/2029   2,302.64
6735542422      NJ      8853       Primary       SFR       360     89.64        8.25       1/1/2000     12/1/2029   2,441.62
6739016662      CA      92009      Primary       PUD       360     57.22       7.375       1/1/2000     12/1/2029   2,762.71
6739807466      CA      90245      Primary       SFR       360     80.00        8.25       2/1/2000      1/1/2030   4,147.00
6741975152      CA      92604      Primary       PUD       360     80.00           8       2/1/2000      1/1/2030   1,931.27
6743800523      TX      77024      Primary       SFR       360     33.08           8       2/1/2000      1/1/2030   2,913.05
6745142957      CA      93001     Secondary     Condo      360     75.00       8.125      12/1/1999     11/1/2029   2,422.40
6748861603      NC      28078     Secondary      SFR       360     75.00           8       1/1/2000     12/1/2029   3,208.39
6753353348      CA      94112      Primary       SFR       360     73.14       8.375      12/1/1999     11/1/2029   1,945.79
6754934278      VA      24324      Primary       SFR       360     74.32       8.375       1/1/2000     12/1/2029   2,090.20
6755416424      IA      50401      Primary       PUD       360     79.88       7.875       2/1/2000      1/1/2030   1,899.69
6755715148      MA      1810       Primary       SFR       360     80.00       8.375       2/1/2000      1/1/2030   2,851.80
6755908065      TX      76051      Primary       PUD       360     79.15        7.75       1/1/2000     12/1/2029   1,432.83
6760305430      CA      90212      Primary      Condo      360     80.00           8       2/1/2000      1/1/2030   2,260.00
6760902152      CA      90405      Primary       SFR       360     75.00        7.75       1/1/2000     12/1/2029   2,310.43
6761080644      CA      90274      Primary       SFR       360     62.45       7.625      12/1/1999     11/1/2029   3,531.90
6766818618      CA      94005      Primary       SFR       360     68.13       7.875       2/1/2000      1/1/2030   2,247.72
6768005057      NC      28209      Primary       SFR       360     73.61        8.25       1/1/2000     12/1/2029   1,990.86
6770809793      CA      90066      Primary       SFR       360     75.00           8       2/1/2000      1/1/2030   3,026.78
6774624321      CA      92592      Primary       SFR       360     90.00       8.125       1/1/2000     12/1/2029   2,292.09
6779770681      CA      95405      Primary       SFR       360     80.00        8.75       2/1/2000      1/1/2030   2,989.47
6783221754      WI      53092      Primary       PUD       360     63.06        7.75       8/1/1999      7/1/2029   2,507.45
6785704138      CA      94550      Primary       SFR       360     58.76        7.75      12/1/1999     11/1/2029   3,008.94
6792918309      NJ      7039       Primary      Condo      360     89.33       8.375       2/1/2000      1/1/2030   3,034.59
6793300754      NJ      7410       Primary       SFR       360     80.00        8.25       9/1/1999      8/1/2029   2,163.05
6793428902      CA      91006      Primary       SFR       360     80.00       8.125      10/1/1999      9/1/2029   4,045.13
6796225081      CA      94080      Primary       SFR       360     74.00       8.375       1/1/2000     12/1/2029   2,812.27
6798567266      NY      11561      Primary       SFR       360     80.00       7.875       2/1/2000      1/1/2030   2,465.24
6800991207      MA      1720       Primary       PUD       360     62.62           8       2/1/2000      1/1/2030   2,384.74
6802680527      CA      94555      Primary       SFR       360     79.94        7.75       1/1/2000     12/1/2029   1,884.17
6804765359      NV      89123      Primary       PUD       360     90.00        8.25       1/1/2000     12/1/2029   3,038.88
6807965790      DE      19930     Investor       PUD       360     75.00           9       1/1/2000     12/1/2029   2,413.87
6808923558      TX      77573      Primary       SFR       360     79.99       7.875      12/1/1999     11/1/2029   2,205.30
6809323329      VA      20194      Primary       PUD       360     64.00       7.875       1/1/2000     12/1/2029   2,032.52
6809624429      CA      94536      Primary       SFR       360     80.00       7.875       2/1/2000      1/1/2030   2,175.21
6811127445      TX      77565      Primary       SFR       360     67.27           8      12/1/1999     11/1/2029   2,714.93
6812372784      CA      95112      Primary       SFR       360     80.00       7.875      12/1/1999     11/1/2029   3,016.29
6812977905      CA      92064      Primary       PUD       360     57.14        7.75       1/1/2000     12/1/2029   4,298.48
6814205933      CA      94118      Primary       SFR       360     30.08       7.625      12/1/1999     11/1/2029   3,538.97
6819380830      CA      94103      Primary      Condo      360     80.00           8       1/1/2000     12/1/2029   2,083.90
6821199970      PA      19380      Primary       SFR       360     74.12       7.625       2/1/2000      1/1/2030   4,459.11
6826868454      FL      32776      Primary       SFR       360     95.00        8.25       1/1/2000     12/1/2029   1,962.69
6831184418      CA      92677      Primary      Condo      360     80.00       7.875      12/1/1999     11/1/2029   1,876.48
6833148197      GA      30907      Primary       PUD       360     90.00           8       1/1/2000     12/1/2029   2,014.19
6833537977      CA      91737      Primary       SFR       360     77.85        7.75      10/1/1999      9/1/2029   2,381.36
6834196963      NV      89451      Primary       SFR       360     78.99        8.25       2/1/2000      1/1/2030   3,530.96
6835235000      CA      94080      Primary       SFR       360     80.00           8      11/1/1999     10/1/2029   2,025.20
6837785176      HI      96822      Primary       SFR       360     80.00        7.75       1/1/2000     12/1/2029   4,212.51
6839826820      MA      2043       Primary       SFR       360     75.14       8.125       1/1/2000     12/1/2029   2,413.12
6841467662      NH      3741       Primary       SFR       360     90.00       8.625      12/1/1999     11/1/2029   2,275.04
6847870455      CA      94705      Primary       SFR       360     53.19       7.875       1/1/2000     12/1/2029   3,625.35
6849413502      CA      94087      Primary       SFR       360     80.00           8      11/1/1999     10/1/2029   3,751.01
6850772812      CA      90803      Primary       SFR       360     71.43         8.5       1/1/2000     12/1/2029   3,844.57
6851515004      VA      22015      Primary       PUD       360     80.00         7.5       1/1/2000     12/1/2029   1,834.74
6852214805      CA      95136      Primary       PUD       360     76.47       8.125       1/1/2000     12/1/2029   1,930.13
6857294224      CA      91360      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   2,430.23
6858088831      CA      93111      Primary       SFR       360     80.00         7.5      12/1/1999     11/1/2029   2,097.65
6861199443      AZ      85308      Primary       SFR       360     79.99        8.25       1/1/2000     12/1/2029   2,253.05
6861574793      CA      92675      Primary       SFR       360     70.00        7.75      12/1/1999     11/1/2029   3,685.95
6865157637      CA      91207      Primary       SFR       360     89.99       8.375      12/1/1999     11/1/2029   2,530.67
6865832635      CA      92835      Primary       PUD       360     80.00       8.125       2/1/2000      1/1/2030   3,836.49
6867325000      CA      96142     Secondary      SFR       360     80.00       8.375      12/1/1999     11/1/2029   2,006.60
6870745723      RI      2852       Primary       PUD       360     64.52         7.5       2/1/2000      1/1/2030   2,097.65
6871000995      CA      94941      Primary       SFR       360     58.93        7.75       2/1/2000      1/1/2030   2,507.45
6873950858      CA      93105      Primary       SFR       360     89.97        8.25       1/1/2000     12/1/2029   2,365.74
6874834119      WA      98006      Primary       PUD       360     60.00        7.75       2/1/2000      1/1/2030   3,223.86
6875393180      IL      60521      Primary       SFR       360     64.90       8.875       2/1/2000      1/1/2030   3,898.67
6875529577      CA      94118      Primary     2-Family    360     80.00       8.125       1/1/2000     12/1/2029   3,118.49
6884201101      PA      18938      Primary       PUD       300     56.95       7.125       1/1/2000     12/1/2024   3,573.87
6884840155      CA      94065      Primary       PUD       360     53.19         7.5       1/1/2000     12/1/2029   2,447.26
6893352887      TX      75243      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   3,932.98
6896287635      MA      1845       Primary       SFR       360     57.15       8.375       1/1/2000     12/1/2029   3,040.29
6897181019      NY      12563      Primary       SFR       360     95.00           9       2/1/2000      1/1/2030   2,369.62
6897342298      CA      91030      Primary       SFR       360     46.43        7.75       1/1/2000     12/1/2029   4,656.68
6907903352      NC      27106      Primary       PUD       360     80.00       7.625       2/1/2000      1/1/2030   1,915.58
6909535194      CA      94707      Primary       SFR       360     75.00       7.875      12/1/1999     11/1/2029   2,610.25
6909788165      MA      2129       Primary      Condo      360     80.00       8.375       2/1/2000      1/1/2030   3,004.87
6910851275      CA      91775      Primary      Condo      360     85.62         8.5       1/1/2000     12/1/2029   2,059.92
6912226112      VA      22046      Primary       SFR       360     80.00        7.75       1/1/2000     12/1/2029   2,550.43
6915691353      MA      2127       Primary      Condo      360     80.00       7.875      12/1/1999     11/1/2029   2,784.27
6917852961      CA      91506      Primary       SFR       360     90.00        8.25      12/1/1999     11/1/2029   1,905.03
6929818257      SC      29482      Primary       SFR       360     69.95        7.75       2/1/2000      1/1/2030   4,635.19
6931963695      NY      11557      Primary       SFR       360     75.00       8.125      12/1/1999     11/1/2029   2,311.03
6941877638      CA      90274      Primary       SFR       360     80.00       7.875      11/1/1999     10/1/2029   2,610.25
6950931599      CA      91604      Primary       SFR       360     74.77           8       1/1/2000     12/1/2029   2,935.06
6952604038      CA      94611      Primary       SFR       360     70.00        7.75       1/1/2000     12/1/2029   4,011.91
6952844428      CA      92627      Primary       PUD       360     80.00       7.875       2/1/2000      1/1/2030   2,508.75
6955413643      NY      10305      Primary     2-Family    360     80.00       8.625       2/1/2000      1/1/2030   3,111.16
6957230292      CA      95032      Primary       SFR       360     80.00           8      11/1/1999     10/1/2029   2,377.40
6958212828      NY      11021      Primary       SFR       360     52.98           8       1/1/2000     12/1/2029   4,762.14
6958891050      MA      2575      Secondary      SFR       360     75.29       7.625       1/1/2000     12/1/2029   2,477.28
6960077367      CA      94015      Primary       PUD       360     75.00        8.25       1/1/2000     12/1/2029   2,056.60
6960685722      CT      6611       Primary       SFR       360     80.00       8.375      12/1/1999     11/1/2029   2,079.56
6962091317      DC      20015      Primary       SFR       360     47.61        8.75       1/1/2000     12/1/2029   2,359.71
6967859908      CA      94566      Primary       PUD       360     80.00         8.5      12/1/1999     11/1/2029   3,561.61
6970066012      CA      92648      Primary       PUD       360     65.00       7.875      12/1/1999     11/1/2029   2,713.94
6971397218      CA      94550      Primary       SFR       360     89.99           8      10/1/1999      9/1/2029   2,311.00
6977242483      CA      91320      Primary       PUD       360     80.00       7.875       2/1/2000      1/1/2030   2,154.91
6978726682      CA      91364      Primary       SFR       360     80.00        8.25      10/1/1999      9/1/2029   2,764.67
6984759479      NJ      8550       Primary       SFR       360     69.95        7.75       1/1/2000     12/1/2029   2,543.27
6985331617      CA      94086      Primary       SFR       360     90.00           8      10/1/1999      9/1/2029   2,278.34
6987523617      CA      94549      Primary       SFR       360     79.99           8       1/1/2000     12/1/2029   2,572.95
6988108848      CA      93117      Primary       SFR       360     80.00       7.875       1/1/2000     12/1/2029   2,233.22
6988726243      CA      96145      Primary       SFR       360     50.82        8.25       2/1/2000      1/1/2030   2,328.93
6988874860      MA      1701       Primary       SFR       360     77.34           8      12/1/1999     11/1/2029   2,241.66
6990404730      CA      93308      Primary       SFR       360     80.00        8.25      12/1/1999     11/1/2029   2,298.88
6993555512      CA      95111      Primary       SFR       360     95.00         8.5      12/1/1999     11/1/2029   1,972.27
6999739334      CA      95003      Primary       SFR       360     80.00        7.75       1/1/2000     12/1/2029   3,433.05
23447188        VA      22066      Primary       SFR       360     79.99           7       9/1/1999      8/1/2029   2,904.71
23447246        CO      80504      Primary       PUD       360     79.99           7       9/1/1999      8/1/2029   1,804.63
23447402        FL      33157      Primary       SFR       360     89.92           7       9/1/1999      8/1/2029   2,654.56
23447485        FL      33612      Primary       SFR       360     95.00        7.75       9/1/1999      8/1/2029   2,620.28
23447527        VA      22203      Primary       PUD       360     80.00         7.5       9/1/1999      8/1/2029   2,175.96
23447626        FL      33777      Primary       PUD       360     79.39           8       9/1/1999      8/1/2029   2,300.94
23447840        MD      21044      Primary       SFR       360     80.00        7.25       9/1/1999      8/1/2029   1,822.78
23447998        CO      80111      Primary       PUD       360     80.00        7.75       9/1/1999      8/1/2029   3,083.44
23448038        FL      33330      Primary       PUD       360     79.98       7.875       9/1/1999      8/1/2029   2,367.35
23448236        PA      18940      Primary       SFR       360     63.11       7.625       9/1/1999      8/1/2029   2,300.33
23448269        FL      33433      Primary       PUD       360     57.14        8.25       9/1/1999      8/1/2029   1,202.03
23452600        VA      20124      Primary       SFR       360     73.87        8.25       9/1/1999      8/1/2029   1,942.40
23703499        FL      33647      Primary       PUD       360     80.00       8.375       1/1/2000     12/1/2029   3,763.88
23703598        FL      33027      Primary       PUD       360     95.00       8.875      12/1/1999     11/1/2029   2,223.83
23703648        MD      21053      Primary       SFR       360     70.00        8.25      12/1/1999     11/1/2029   2,629.43
23703762        AZ      85750      Primary       PUD       360     76.47       7.875      12/1/1999     11/1/2029   2,356.48
23703887        FL      33156      Primary       SFR       360     72.43       8.125      12/1/1999     11/1/2029   1,989.89
23704638        CO      81623      Primary       PUD       360     73.60           8      12/1/1999     11/1/2029   2,458.11
23704752        FL      33330      Primary       PUD       360     90.00       8.125      12/1/1999     11/1/2029   2,171.06
23704885        AL      36052      Primary       SFR       360     50.00       7.875      12/1/1999     11/1/2029   1,848.93
23705056        IL      60615      Primary       SFR       360     72.64         8.5      12/1/1999     11/1/2029   2,306.74
23705197        FL      33704      Primary       SFR       360     75.00         8.5      12/1/1999     11/1/2029     444.05
23706492        TX      78737      Primary       PUD       360     79.99       8.125      12/1/1999     11/1/2029   1,591.18
23706575        CA      94549      Primary       SFR       360     93.96           8      12/1/1999     11/1/2029   2,568.18
23706617        CA      91381      Primary       PUD       360     79.98       8.125      12/1/1999     11/1/2029   2,464.35
23706674        CA      91403      Primary       SFR       360     61.03       8.375      12/1/1999     11/1/2029   4,940.47
23707995        CA      92570      Primary       SFR       360     95.00       8.375      12/1/1999     11/1/2029   2,130.11
23708076        CA      94509      Primary       PUD       360     60.27         8.5      12/1/1999     11/1/2029   1,691.61
23708159        NY      11733      Primary       PUD       360     77.78       8.375      12/1/1999     11/1/2029   2,660.26
23711740        TX      77057      Primary      Condo      360     80.00        8.25      12/1/1999     11/1/2029   1,039.76
23711849        WI      54538     Secondary      SFR       360     91.04         8.5      12/1/1999     11/1/2029   2,415.16
23711856        SD      57702      Primary       SFR       360     80.00       7.875      12/1/1999     11/1/2029   2,900.28
23711906        CA      91326      Primary       PUD       360     79.99         8.5      12/1/1999     11/1/2029   2,336.73
23718273        NY      10306      Primary       SFR       360     71.83           8      12/1/1999     11/1/2029   1,871.10
23718331        TX      75024      Primary       PUD       360     80.00           7       7/1/1999      6/1/2029   3,872.07
23718398        CA      91741      Primary       SFR       360     73.53       8.125      11/1/1999     10/1/2029   2,784.37
23718430        IL      60563      Primary       PUD       360     90.00         8.5      12/1/1999     11/1/2029   2,647.37
23718471        VA      20164      Primary       PUD       360     89.99        7.75      12/1/1999     11/1/2029   1,975.87
23718505        CA      91720      Primary       SFR       360     94.99       7.875      12/1/1999     11/1/2029   2,113.58
23718562        VT      5482       Primary       SFR       360     80.00       8.375      12/1/1999     11/1/2029   2,584.25
23718612        SC      29209      Primary       PUD       360     89.25         9.5      12/1/1999     11/1/2029   2,716.81
23719958        IL      60046      Primary       PUD       360     94.99         8.5      12/1/1999     11/1/2029   2,378.25
23720048        CA      93720      Primary       SFR       360     95.00       8.375      12/1/1999     11/1/2029   1,943.09
23722077        CO      80503      Primary       PUD       360     80.00           8      12/1/1999     11/1/2029   2,318.70
23722168        FL      33324      Primary       PUD       360     80.00         8.5      12/1/1999     11/1/2029   1,040.88
23722317        CA      91720      Primary       PUD       360     89.98       8.125      12/1/1999     11/1/2029   2,238.63
23722358        CA      95616      Primary       SFR       360     74.99       8.625      11/1/1999     10/1/2029   2,177.04
23722564        TX      77084      Primary       SFR       360     80.00       8.125      12/1/1999     11/1/2029   2,081.08
23723224        CA      92887      Primary       PUD       360     79.99           8      12/1/1999     11/1/2029   1,979.70
23723729        CA      90043      Primary       SFR       360     80.00       8.375      12/1/1999     11/1/2029   2,158.61
23377799        NJ      8062       Primary       SFR       360     90.00       7.875       1/1/2000     12/1/2029   1,956.02
23406226        CO      80487     Secondary   Townhouse    360     86.31       8.875      10/1/1999      9/1/2029   2,307.37
23427685        CA      95138      Primary      Condo      360     79.99       8.125       2/1/2000      1/1/2030   2,003.26
23442023        KY      40245      Primary       SFR       360     60.92           8       1/1/2000     12/1/2029   1,944.48
23480049        CA      94568      Primary       SFR       360     79.98        7.75       2/1/2000      1/1/2030   2,713.77
23485907        IL      60622      Primary      Condo      360     80.00        8.25       1/1/2000     12/1/2029   1,917.24
23511041        TX      77027      Primary       PUD       360     61.78       8.375       1/1/2000     12/1/2029   2,166.21
23511124        CA      94568      Primary       PUD       360     80.00       7.875       2/1/2000      1/1/2030   2,687.11
23527880        PA      18901      Primary       SFR       360     79.96           8       1/1/2000     12/1/2029   3,221.23
23554991        CO      81503      Primary       SFR       360     80.00        8.25       2/1/2000      1/1/2030   2,043.45
23563067        TX      77094      Primary       PUD       360     75.00       7.875       1/1/2000     12/1/2029   2,909.34
23563497        SC      29205      Primary       SFR       360     88.85       8.125       1/1/2000     12/1/2029   2,041.87
23567951        CA      94044      Primary       SFR       360     80.00         8.5      11/1/1999     10/1/2029   2,245.23
23581630        CO      81620      Primary       PUD       360     70.83         8.5       2/1/2000      1/1/2030   2,178.33
23586555        CA      92122      Primary       SFR       360     80.00        7.75       2/1/2000      1/1/2030   2,372.76
23586688        MD      21048      Primary       SFR       360     80.00        7.75       1/1/2000     12/1/2029   2,000.23
23605108        CA      92646      Primary       SFR       360     80.00        8.25       2/1/2000      1/1/2030   2,163.65
23606726        CO      80528      Primary       PUD       360     80.00       8.125       2/1/2000      1/1/2030   3,058.21
23616519        TX      75063      Primary       PUD       360     95.00        8.25       1/1/2000     12/1/2029   2,062.60
23618994        CA      92663      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   3,639.47
23646250        WA      98105      Primary      Condo      360     68.35        8.25       2/1/2000      1/1/2030   2,028.42
23650013        OH      43212      Primary       SFR       360     80.00       8.375       1/1/2000     12/1/2029   2,219.41
23651722        TN      37122      Primary       SFR       240     80.00       7.875       1/1/2000     12/1/2019   2,320.30
23652894        TX      75013      Primary       PUD       360     80.00       7.875       2/1/2000      1/1/2030   2,073.70
23653066        CA      94568      Primary       PUD       360     73.89           8       1/1/2000     12/1/2029   2,206.43
23653165        CO      80015      Primary       PUD       360     80.00        8.25       1/1/2000     12/1/2029   3,065.17
23654833        TN      38119      Primary       SFR       360     77.75           8       1/1/2000     12/1/2029   2,282.01
23655533        MN      55021      Primary       SFR       360     75.00       8.125       1/1/2000     12/1/2029   3,341.24
23658123        VA      20151      Primary       PUD       360     79.99       7.625       1/1/2000     12/1/2029   2,553.37
23659378        MD      20871      Primary       SFR       360     80.00        7.75       2/1/2000      1/1/2030   1,919.98
23663701        WA      98146      Primary       SFR       360     64.52        7.75       1/1/2000     12/1/2029   2,865.65
23663784        MD      20878      Primary       PUD       360     79.99         8.5       1/1/2000     12/1/2029   2,166.42
23664964        TX      77459      Primary       PUD       360     86.86        8.25       1/1/2000     12/1/2029   1,988.98
23665821        TX      76092      Primary       PUD       360     80.00       8.125       1/1/2000     12/1/2029   2,194.82
23665961        CA      91360      Primary       PUD       360     70.70           8       2/1/2000      1/1/2030   3,118.50
23666167        CA      92677      Primary       PUD       360     79.99       7.875       2/1/2000      1/1/2030   2,483.36
23666829        ID      83340     Secondary   Townhouse    360     75.00       8.375       1/1/2000     12/1/2029   4,332.42
23669138        AZ      85284      Primary       PUD       360     80.00       8.375       1/1/2000     12/1/2029   3,187.37
23669559        GA      30324      Primary      Condo      360     94.99       8.125       1/1/2000     12/1/2029   2,277.61
23672157        TN      38017      Primary       SFR       360     90.00        7.75       1/1/2000     12/1/2029   2,504.94
23673759        CO      80525      Primary       PUD       360     77.92           8       2/1/2000      1/1/2030   2,201.30
23675051        CA      94568      Primary       PUD       360     88.69        7.75       1/1/2000     12/1/2029   2,622.07
23675564        IL      60467      Primary       SFR       360     79.99        8.25       1/1/2000     12/1/2029   2,702.31
23676422        UT      84040      Primary       SFR       360     80.00       8.125       2/1/2000      1/1/2030   2,732.39
23679822        CA      95129      Primary       SFR       360     80.00       7.875       1/1/2000     12/1/2029   2,726.26
23680077        TX      77024      Primary       PUD       360     80.00       7.875       1/1/2000     12/1/2029   2,929.28
23680184        VA      22066      Primary       SFR       360     80.00       7.625       2/1/2000      1/1/2030   4,117.59
23681224        WA      98226      Primary       SFR       360     79.82           8       2/1/2000      1/1/2030   1,973.83
23681265        WA      98116      Primary       SFR       360     90.00           8       1/1/2000     12/1/2029   1,981.16
23681505        TX      75219      Primary       PUD       360     79.60        8.25       1/1/2000     12/1/2029   2,313.53
23681513        AZ      85750      Primary       PUD       360     80.00           8       2/1/2000      1/1/2030   2,042.80
23681539        CO      80026      Primary       PUD       360     75.00       8.125       2/1/2000      1/1/2030   2,450.25
23681802        TX      75093      Primary       PUD       360     79.27       8.125       1/1/2000     12/1/2029   2,242.34
23684848        TX      77030      Primary       PUD       360     70.53       7.875       1/1/2000     12/1/2029   2,428.98
23685415        MD      20721      Primary       PUD       360     75.00       7.875       2/1/2000      1/1/2030   2,093.64
23686843        VA      20176      Primary       PUD       360     80.00       7.875       1/1/2000     12/1/2029   2,486.64
23687601        TX      76109      Primary       SFR       360     80.00       8.125       1/1/2000     12/1/2029   3,801.59
23688351        NC      28277      Primary       PUD       360     80.00       7.875       2/1/2000      1/1/2030   2,813.27
23691488        CA      94024      Primary       SFR       360     65.88       8.125       1/1/2000     12/1/2029   4,157.98
23695794        TX      75022      Primary       PUD       360     79.99       8.625       1/1/2000     12/1/2029   2,980.11
23698889        CO      80465      Primary       SFR       360     70.10        7.75       2/1/2000      1/1/2030   2,435.80
23698996        CA      91304      Primary       SFR       360     80.00           8       2/1/2000      1/1/2030   2,048.67
23700206        GA      31024      Primary       PUD       360     54.19       7.875       1/1/2000     12/1/2029   3,045.30
23700503        GA      30068      Primary       PUD       360     80.00        7.75       1/1/2000     12/1/2029   2,326.91
23700701        TX      78669      Primary       PUD       360     78.79        7.75       2/1/2000      1/1/2030   4,656.68
23700990        VA      20171      Primary       PUD       360     74.99        7.75       2/1/2000      1/1/2030   2,280.70
23701022        TN      38017      Primary       SFR       360     77.71        7.75       1/1/2000     12/1/2029   2,149.24
23701634        NJ      7733       Primary       SFR       360     57.63         7.5       1/1/2000     12/1/2029   2,552.14
23702376        PA      19103      Primary    Townhouse    360     66.80        8.25       1/1/2000     12/1/2029   2,479.18
23703820        WA      98103      Primary       SFR       360     80.00           8       1/1/2000     12/1/2029   2,113.24
23705221        GA      30305      Primary       SFR       360     80.00         8.5       1/1/2000     12/1/2029   3,069.51
23706534        OH      44145      Primary       SFR       360     90.00       8.375       1/1/2000     12/1/2029   2,565.25
23707797        MD      21784      Primary       SFR       360     80.00       8.375       1/1/2000     12/1/2029   2,338.97
23710106        NY      11234      Primary       SFR       360     90.00       7.875       2/1/2000      1/1/2030   2,120.83
23711062        CO      80220      Primary       SFR       360     61.08        7.75       1/1/2000     12/1/2029   2,220.88
23713290        TN      38103      Primary       PUD       360     67.42       7.875       2/1/2000      1/1/2030   2,175.21
23714983        TN      37221      Primary       PUD       360     83.00           8       2/1/2000      1/1/2030   2,131.59
23714991        CA      94587      Primary       SFR       360     80.00        8.75       1/1/2000     12/1/2029   3,452.83
23717333        CA      90266      Primary       SFR       360     80.00         7.5       2/1/2000      1/1/2030   3,412.17
23719206        VA      22207      Primary       SFR       360     80.00       7.875       1/1/2000     12/1/2029   2,813.27
23720097        CA      90049      Primary       SFR       360     60.80        7.75       2/1/2000      1/1/2030   3,811.32
23722648        CA      94568      Primary       PUD       360     79.99       7.875       2/1/2000      1/1/2030   2,665.36
23722697        AZ      85048      Primary       PUD       360     80.00        8.25       1/1/2000     12/1/2029   2,193.10
23722788        CA      94931      Primary       SFR       360     80.00           8       2/1/2000      1/1/2030   4,197.13
23726391        OK      73013      Primary       PUD       360     80.00       7.875       1/1/2000     12/1/2029   2,737.86
23728967        AZ      85308      Primary       PUD       360     79.99        8.25       2/1/2000      1/1/2030   2,058.47
23729452        MD      20837      Primary       SFR       360     78.34         7.5       1/1/2000     12/1/2029   2,796.16
23736861        CO      80015      Primary       PUD       360     80.00        8.25       2/1/2000      1/1/2030   3,065.17
23739832        MD      20854      Primary       SFR       360     80.00       7.875       2/1/2000      1/1/2030   2,813.27
23754112        VA      22311      Primary       PUD       360     90.00           9       2/1/2000      1/1/2030   2,494.33
23759566        WA      98122     Investor       SFR       360     75.00        8.25       2/1/2000      1/1/2030   2,225.63
5000224328      CA      94010      Primary       SFR       360     73.45           7       7/1/1999      6/1/2029   4,324.47
6701517002      CT      6473       Primary       SFR       360     75.00        7.25       7/1/1999      6/1/2029   1,893.04
6965541649      MA      2118       Primary      Condo      360     95.00       7.875       7/1/1999      6/1/2029   1,859.81
23718422        TX      77459      Primary       PUD       360     79.99        8.25      11/1/1999     10/1/2029   2,425.09
23718521        FL      33027      Primary       PUD       360     75.00       8.875      12/1/1999     11/1/2029   2,120.40
23720006        NC      27615      Primary       PUD       360     75.00       8.125      12/1/1999     11/1/2029   1,929.57
23722226        OR      97439      Primary       PUD       360     72.30       8.125      12/1/1999     11/1/2029   2,818.52
23723265        AL      35242      Primary       SFR       360     41.60        8.25       1/1/2000     12/1/2029     781.32
23755424        FL      33330      Primary       PUD       360     79.99       8.125       1/1/2000     12/1/2029   2,001.03
23755531        CO      80301      Primary       SFR       360     76.34       8.375       1/1/2000     12/1/2029   3,800.36
23755572        VA      22201      Primary       SFR       360     80.00        8.25       1/1/2000     12/1/2029   2,914.91
23756984        FL      34117      Primary       SFR       360     58.26       8.375       1/1/2000     12/1/2029   1,527.75
23757636        SC      29715      Primary       PUD       360     86.04        7.25       1/1/2000     12/1/2029   1,839.83
23757727        IL      60185      Primary       SFR       360     89.99       8.375       1/1/2000     12/1/2029   2,299.98
23757859        MD      21035      Primary       SFR       360     80.00        8.25       1/1/2000     12/1/2029   2,845.80
23757925        OK      73160      Primary       SFR       360     90.00       8.125       1/1/2000     12/1/2029   2,739.81
23757958        CT      6013       Primary       SFR       360     55.10        8.25       1/1/2000     12/1/2029   2,111.06
23758014        CA      90293      Primary       SFR       360     75.44           8       1/1/2000     12/1/2029   4,704.90
23758097        FL      33328      Primary       PUD       360     74.89           8       1/1/2000     12/1/2029   2,348.05
23758147        IL      60048      Primary       SFR       360     90.00         8.5       1/1/2000     12/1/2029   2,491.28
23758188        GA      30141      Primary       SFR       360     80.00       7.875       1/1/2000     12/1/2029   2,494.24
23767429        CA      94514      Primary       PUD       360     80.00       7.875       1/1/2000     12/1/2029   2,088.20
23780299        MD      21032      Primary       SFR       360     80.00        8.25       1/1/2000     12/1/2029   2,253.81
23780356        TX      77382      Primary       PUD       360     75.00       7.875       1/1/2000     12/1/2029   2,061.01
23780372        MN      55369      Primary       SFR       360     94.92       8.375       1/1/2000     12/1/2029   2,128.21
23780430        CA      95376      Primary       SFR       360     95.00        8.25       1/1/2000     12/1/2029   1,920.24
23780505        IN      46217      Primary       SFR       360     79.88       8.375       1/1/2000     12/1/2029   1,970.11
23780679        CA      91709      Primary       PUD       360     85.00       8.375       1/1/2000     12/1/2029   2,119.09
23780752        IL      60441      Primary       SFR       360     76.50       8.375       1/1/2000     12/1/2029   2,227.02
23780786        TX      77059      Primary       PUD       360     80.00       8.375       1/1/2000     12/1/2029   2,128.21
23781016        CA      91741      Primary       SFR       360     95.00           8       1/1/2000     12/1/2029   2,091.23
23781024        IL      60046      Primary       PUD       360     94.91        7.75       1/1/2000     12/1/2029   1,855.51
23781040        NH      3087       Primary       SFR       360     80.00        8.75       1/1/2000     12/1/2029   2,202.77
23781065        WA      98027      Primary       PUD       360     80.00         8.5       1/1/2000     12/1/2029   2,607.78
23781081        NJ      8520       Primary       SFR       360     80.00         8.5       1/1/2000     12/1/2029   2,275.10
23781917        FL      33629      Primary       SFR       360     80.00       8.375       2/1/2000      1/1/2030   3,040.29
23783830        TX      75025      Primary       PUD       360     80.00        8.25       1/1/2000     12/1/2029   2,158.77


Bank of America, NA
Settlement 1/25/99
BOAMS 2000-1
Mortgage Loan Schedule


LOAN #              PTDT          ORIGBAL        ACTBAL           PURP        DOC      APPRAISAL     RTRM   CLTV
23056401          1/1/2000         $333,200    331,714.91     PURCH           FULL      $421,000     356    78.8
23118029          1/1/2000         $368,000    367,254.23     R/T REFI        FULL      $460,000     357    79.9
23136187          1/1/2000         $296,900    296,465.71     PURCH           FULL      $376,000     358    79.9
23165764          1/1/2000         $284,750    284,366.59     PURCH           FULL      $358,000     358    79.9
23187180          1/1/2000         $262,850    261,837.59     PURCH           FULL      $330,000     355    79.4
23196587          1/1/2000         $296,900    296,468.72     PURCH           FULL      $355,000     358    83.6
23199557          1/1/2000         $268,000    265,416.70     PURCH           FULL      $350,000     357    79.3
23217805          1/1/2000         $400,000    399,125.97     PURCH           FULL      $690,000     357    68.5
23224306          1/1/2000         $300,000    299,344.46     R/T REFI        FULL      $525,000     357    57.0
23224900          1/1/2000         $348,600    347,606.29     PURCH           FULL      $465,000     356    79.8
23234289          1/1/2000         $127,650    127,295.10     PURCH           FULL      $160,000     356    79.7
23241094          1/1/2000         $425,000    422,815.14     PURCH           FULL      $550,500     356    76.9
23245657          1/1/2000         $309,500    309,083.28     PURCH           FULL      $397,000     358    79.0
23246168          1/1/2000         $253,800    253,311.15     R/T REFI        FULL      $284,000     357    89.2
23250392          1/1/2000         $160,297    159,972.16     PURCH           FULL      $202,000     357    79.8
23264427          1/1/2000         $620,000    619,121.99     R/T REFI        FULL      $800,000     358    77.4
23284011          1/1/2000         $280,000    278,879.04     PURCH           FULL      $360,000     356    79.7
23284995          1/1/2000         $317,650    316,989.88     PURCH           FULL      $398,000     357    79.8
23306954          1/1/2000         $336,000    335,042.18     PURCH           FULL      $422,000     356    79.8
23311541          1/1/2000         $536,000    535,683.54     R/T REFI        FULL      $670,000     359    80.0
23314321          1/1/2000         $258,720    258,195.72     PURCH           FULL      $325,000     357    79.9
23315443          1/1/2000         $570,000    568,844.95     PURCH           FULL      $775,000     357    74.9
23316938          1/1/2000         $306,000    304,850.22     PURCH           FULL      $340,500     355    89.7
23319940          1/1/2000         $270,000    269,410.02     PURCH           FULL      $430,000     357    63.7
23320484          1/1/2000         $304,000    303,089.06     PURCH           FULL      $382,000     356    79.7
23320666          1/1/2000         $288,000    287,199.36     PURCH           FULL      $405,000     356    79.8
23322746          1/1/2000         $280,000    279,418.13     PURCH           FULL      $384,000     357    79.1
23323587          1/1/2000         $312,000    311,318.23     PURCH           FULL      $391,000     357    79.8
23323678          1/1/2000         $396,000    394,803.24     PURCH           FULL      $497,000     356    79.8
23326655          1/1/2000         $348,000    347,056.62     PURCH           FULL      $450,000     356    79.8
23331903          1/1/2000         $421,200    420,028.36     PURCH           FULL      $526,500     356    79.8
23335037          1/1/2000         $291,300    290,529.99     PURCH           FULL      $365,000     356    79.8
23337744          1/1/2000         $300,000    299,392.10     R/T REFI        FULL      $375,000     357    79.9
23339807          1/1/2000         $253,150    252,374.11     PURCH           FULL      $270,000     356    94.8
23341100          1/1/2000         $306,200    305,563.67     PURCH           FULL      $383,000     357    79.8
23341373          1/1/2000         $300,000    299,121.51     PURCH           FULL      $375,000     356    79.8
23342272          1/1/2000         $344,000    343,067.46     PURCH           FULL      $430,000     356    79.8
23344252          1/1/2000         $330,000    326,108.12     PURCH           FULL      $475,000     356    69.3
23345317          1/1/2000         $800,000    798,497.82     PURCH           FULL     $1,615,000    357    49.5
23346141          1/1/2000         $262,500    261,823.54     C/O REFI        FULL      $350,000     356    74.9
23347958          1/1/2000         $343,944    343,514.95     PURCH           FULL      $433,000     358    80.0
23349749          1/1/2000         $408,000    406,974.93     PURCH           FULL      $510,000     356    79.8
23354442          1/1/2000         $271,600    270,882.10     PURCH           FULL      $350,000     356    79.8
23355449          1/1/2000         $360,000    358,692.48     PURCH           FULL      $470,000     356    79.7
23358310          1/1/2000         $288,500    287,756.49     R/T REFI        FULL      $365,000     356    78.9
23359292          1/1/2000         $300,000    299,606.17     PURCH           FULL      $572,000     358    52.4
23360886          1/1/2000         $270,750    269,997.25     PURCH           FULL      $285,000     356    94.8
23365380          1/1/2000         $450,000    449,409.27     PURCH           FULL      $610,000     358    75.0
23367428          1/1/2000         $280,000    279,139.84     PURCH           FULL      $655,000     356    42.6
23378615          1/1/2000         $283,950    283,430.28     R/T REFI        FULL      $358,000     357    79.2
23388358          1/1/2000         $295,100    294,573.55     PURCH           FULL      $370,000     357    79.9
23389737          1/1/2000         $400,000    399,525.98     PURCH           FULL      $450,000     358    89.4
23394406          1/1/2000         $273,750    271,842.49     C/O REFI        FULL      $365,000     236    74.6
23398712          1/1/2000         $544,000    542,633.29     R/T REFI        FULL      $680,000     356    79.8
23403322          1/1/2000         $392,000    391,111.15     PURCH           FULL      $490,000     356    79.9
23406291          1/1/2000         $375,960    375,015.44     PURCH           FULL      $470,000     356    79.8
23408768          1/1/2000         $278,000    277,478.00     PURCH           FULL      $348,000     357    79.9
23411291          1/1/2000         $479,000    478,077.36     PURCH           FULL      $600,000     357    79.9
23411614          1/1/2000         $164,000    163,577.35     PURCH           FULL      $205,000     356    79.8
23414279          1/1/2000         $354,800    354,099.01     PURCH           FULL      $450,000     357    79.9
23418007          1/1/2000         $285,000    284,436.91     PURCH           FULL      $400,000     357    71.2
23418718          1/1/2000         $288,000    287,257.80     R/T REFI        FULL      $360,000     356    79.8
23419401          1/1/2000         $400,000    399,209.70     R/T REFI        FULL     $1,100,000    357    36.3
23420086          1/1/2000         $298,750    298,377.32     PURCH           FULL      $375,000     358    79.9
23420292          1/1/2000         $500,000    499,036.92     PURCH           FULL      $795,000     357    62.8
23420342          1/1/2000         $310,000    309,371.82     R/T REFI        FULL      $415,000     357    74.6
23421423          1/1/2000         $280,500    279,945.83     PURCH           FULL      $390,000     357    73.6
23421506          1/1/2000         $414,000    413,139.64     PURCH           FULL      $519,000     357    79.9
23421548          1/1/2000         $312,000    311,569.15     PURCH           FULL      $390,500     358    79.9
23421571          1/1/2000         $260,000    259,277.93     PURCH           FULL      $357,000     356    73.0
23422207          1/1/2000         $286,450    285,689.25     PURCH           FULL      $385,000     357    75.1
23422223          1/1/2000         $293,600    293,214.60     R/T REFI        FULL      $420,000     358    69.8
23425200          1/1/2000         $325,000    323,370.55     R/T REFI        FULL     $1,000,000    357    32.3
23425424          1/1/2000         $253,175    252,505.79     PURCH           FULL      $275,000     356    94.8
23425945          1/1/2000         $352,000    348,721.98     PURCH           FULL      $450,000     357    78.9
23426216          1/1/2000         $360,000    359,357.78     PURCH           FULL      $412,000     357    89.9
23427180          1/1/2000         $359,950    359,201.96     PURCH           FULL      $450,000     357    79.9
23427198          1/1/2000         $472,500    471,910.57     PURCH           FULL      $630,000     358    74.9
23427222          1/1/2000         $430,000    429,252.40     PURCH           FULL      $550,000     357    78.0
23427263          1/1/2000         $340,000    339,078.10     PURCH           FULL      $425,000     356    79.8
23427370          1/1/2000         $365,000    358,300.59     PURCH           FULL      $465,000     357    77.0
23427438          1/1/2000         $307,200    306,337.98     PURCH           FULL      $384,000     356    79.8
23430325          1/1/2000         $274,400    274,100.31     PURCH           FULL      $295,000     358    93.1
23430739          1/1/2000         $283,200    282,032.63     PURCH           FULL      $360,000     356    79.7
23430747          1/1/2000         $400,000    398,942.69     PURCH           FULL      $540,000     356    73.9
23431414          1/1/2000         $420,000    418,968.15     PURCH           FULL      $525,000     357    79.9
23433915          1/1/2000         $356,000    355,278.58     PURCH           FULL      $445,000     357    79.9
23439326          1/1/2000         $330,000    329,278.91     R/T REFI        FULL      $450,000     357    73.2
23442130          1/1/2000         $257,500    256,801.96     R/T REFI        FULL      $440,000     356    58.4
23443500          1/1/2000         $360,000    359,288.74     PURCH           FULL      $455,000     357    79.9
23443781          1/1/2000         $352,000    351,268.50     C/O REFI        FULL      $440,000     357    79.9
23444508          1/1/2000         $512,000    511,647.64     R/T REFI        FULL      $640,000     359    80.0
23444532          1/1/2000         $272,000    271,405.63     PURCH           FULL      $340,000     357    79.9
23445315          1/1/2000         $276,000    275,810.05     PURCH           FULL      $356,000     359    80.0
23446032          1/1/2000         $350,000    349,308.49     PURCH           FULL      $479,000     357    73.1
23446529          1/1/2000         $644,000    643,132.90     PURCH           FULL      $805,000     358    79.9
23448137          1/1/2000         $361,600    359,240.44     PURCH           FULL      $460,000     358    79.5
23448178          1/1/2000         $400,000    399,168.73     R/T REFI        FULL      $650,000     357    61.4
23448368          1/1/2000         $556,200    553,037.55     PURCH           FULL      $698,000     357    79.5
23448608          1/1/2000         $256,000    255,519.30     PURCH           FULL      $320,000     357    79.8
23448806          1/1/2000         $343,600    342,867.74     R/T REFI        FULL      $429,500     357    79.8
23448848          1/1/2000         $304,000    303,399.38     PURCH           FULL      $380,000     357    79.9
23449218          1/1/2000         $350,000    349,308.49     PURCH           FULL      $555,000     357    63.6
23449515          1/1/2000         $280,000    279,613.34     PURCH           FULL      $355,000     358    79.9
23449564          1/1/2000         $370,000    369,250.24     R/T REFI        FULL      $503,000     357    73.5
23449572          1/1/2000         $152,000    151,577.42     PURCH           FULL      $194,000     356    79.8
23449705          1/1/2000         $328,000    327,558.37     R/T REFI        FULL      $410,000     358    79.9
23449739          1/1/2000         $388,000    387,477.58     R/T REFI        FULL      $485,000     358    79.9
23449788          1/1/2000         $326,700    326,058.79     PURCH           FULL      $410,000     358    89.9
23450828          1/1/2000         $280,000    279,015.51     PURCH           FULL      $350,000     357    79.7
23451347          1/1/2000         $324,000    323,552.60     PURCH           FULL      $409,500     358    79.9
23452030          1/1/2000         $382,500    381,944.56     PURCH           FULL      $425,000     358    89.9
23452303          1/1/2000         $300,000    299,360.62     PURCH           FULL      $376,000     357    79.9
23452337          1/1/2000         $328,000    327,217.01     PURCH           FULL      $456,000     356    79.9
23452345          1/1/2000         $650,000    648,147.09     PURCH           FULL      $842,000     356    78.9
23452444          1/1/2000         $352,000    351,355.71     PURCH           FULL      $440,000     357    79.9
23452469          1/1/2000         $591,200    589,908.13     PURCH           FULL      $750,000     357    79.9
23452485          1/1/2000         $331,700    331,010.66     PURCH           FULL      $415,000     357    79.9
23452584          1/1/2000         $362,150    361,397.39     PURCH           FULL      $454,000     357    79.9
23452675          1/1/2000         $254,400    253,674.81     PURCH           FULL      $318,000     356    79.8
23453384          1/1/2000         $286,700    285,165.89     PURCH           FULL      $410,000     357    69.6
23453483          1/1/2000         $862,500    860,795.92     PURCH           FULL     $1,150,000    357    74.9
23453806          1/1/2000         $327,000    325,530.47     R/T REFI        FULL      $550,000     358    59.2
23454028          1/1/2000         $381,300    380,565.55     PURCH           FULL      $425,000     357    89.8
23456080          1/1/2000         $300,000    299,392.09     PURCH           FULL      $560,000     357    54.0
23456155          1/1/2000         $294,500    293,659.74     PURCH           FULL      $375,000     356    79.0
23456619          1/1/2000         $550,000    548,993.34     PURCH           FULL      $775,000     357    70.8
23457104          1/1/2000         $400,000    399,147.56     PURCH           FULL      $750,000     357    54.2
23457120          1/1/2000         $308,600    307,958.69     PURCH           FULL      $386,000     357    79.8
23457799          1/1/2000         $300,000    299,422.14     R/T REFI        FULL      $375,000     357    79.9
23459761          1/1/2000         $323,200    322,511.25     PURCH           FULL      $404,000     357    79.8
23459829          1/1/2000         $313,600    312,980.41     PURCH           FULL      $395,000     357    79.8
23460439          1/1/2000         $500,000    498,879.82     PURCH           FULL      $650,000     357    77.5
23460900          1/1/2000         $263,600    263,065.85     PURCH           FULL      $330,000     357    79.9
23460959          1/1/2000         $256,000    255,481.24     PURCH           FULL      $320,000     357    79.9
23461064          1/1/2000         $510,800    509,711.47     PURCH           FULL      $639,000     357    79.9
23461197          1/1/2000         $322,000    321,330.84     PURCH           FULL      $570,000     357    56.4
23462286          1/1/2000         $300,000    299,585.73     PURCH           FULL      $513,500     358    58.4
23470628          1/1/2000         $584,000    582,376.46     PURCH           FULL      $730,000     356    79.9
23470909          1/1/2000         $300,000    299,450.91     PURCH           FULL      $484,000     357    62.4
23471782          1/1/2000         $283,750    283,160.34     PURCH           FULL      $365,000     357    79.9
23471964          1/1/2000         $280,000    279,632.42     PURCH           FULL      $350,000     358    79.9
23481849          1/1/2000         $277,200    275,669.01     PURCH           FULL      $350,000     357    79.6
23482813          1/1/2000         $256,500    255,980.22     PURCH           FULL      $286,000     357    89.9
23483480          1/1/2000         $341,000    340,326.25     PURCH           FULL      $435,000     357    78.7
23483506          1/1/2000         $365,000    364,222.16     C/O REFI        FULL      $498,000     357    73.2
23484603          1/1/2000         $446,000    445,399.49     PURCH           FULL      $585,000     358    76.2
23484744          1/1/2000         $290,000    289,455.46     PURCH           FULL      $363,000     357    79.8
23488869          1/1/2000         $315,000    314,553.91     R/T REFI        FULL      $350,000     358    89.9
23489438          1/1/2000         $265,952    265,374.72     PURCH           FULL      $290,000     358    91.8
23490469          1/1/2000         $300,000    299,327.87     PURCH           FULL      $455,000     357    66.7
23493521          1/1/2000         $403,482    402,724.37     PURCH           FULL      $538,000     357    74.9
23494115          1/1/2000         $397,500    396,843.71     PURCH           FULL      $530,000     357    75.0
23494925          1/1/2000         $309,500    308,840.41     PURCH           FULL      $390,000     357    79.9
23500135          1/1/2000         $300,000    299,782.86     PURCH           FULL      $382,000     359    79.1
23501380          1/1/2000         $352,000    351,304.53     PURCH           FULL      $440,000     357    79.9
23504525          1/1/2000         $375,200    374,477.31     PURCH           FULL      $500,000     357    79.9
23504616          1/1/2000         $351,200    350,506.12     PURCH           FULL      $440,000     357    79.9
23504756          1/1/2000         $300,000    299,616.08     PURCH           FULL      $480,000     358    62.8
23504822          1/1/2000         $287,350    286,779.60     PURCH           FULL      $385,000     298    79.9
23504863          1/1/2000         $297,600    296,797.96     PURCH           FULL      $373,000     358    79.8
23505787          1/1/2000         $296,000    295,399.81     PURCH           FULL      $371,000     357    79.8
23505795          1/1/2000         $360,000    359,515.27     R/T REFI        FULL      $450,000     358    79.9
23507627          1/1/2000         $279,600    279,223.53     PURCH           FULL      $350,000     358    79.9
23508195          1/1/2000         $425,000    424,442.08     PURCH           FULL      $535,000     358    79.7
23511017          1/1/2000         $360,800    360,068.88     PURCH           FULL      $451,000     357    79.8
23511058          1/1/2000         $384,000    382,083.12     PURCH           FULL      $483,000     357    79.6
23511132          1/1/2000         $292,000    291,606.83     PURCH           FULL      $380,000     358    79.9
23511231          1/1/2000         $315,000    314,565.01     PURCH           FULL      $529,000     358    59.5
23512114          1/1/2000         $311,200    310,615.68     PURCH           FULL      $390,000     357    79.7
23513849          1/1/2000         $348,000    347,519.45     PURCH           FULL      $438,000     358    79.9
23514276          1/1/2000         $381,650    380,615.39     PURCH           FULL      $480,000     356    79.8
23516685          1/1/2000         $575,000    574,185.72     PURCH           FULL     $1,098,000    358    53.2
23516784          1/1/2000         $255,000    254,545.10     R/T REFI        FULL      $340,000     357    74.9
23518723          1/1/2000         $311,200    310,553.26     PURCH           FULL      $389,000     357    79.8
23519119          1/1/2000         $599,200    598,393.22     PURCH           FULL      $775,000     358    79.9
23519135          1/1/2000         $272,850    272,463.59     PURCH           FULL      $343,000     358    79.9
23519192          1/1/2000         $424,000    423,414.51     PURCH           FULL      $535,000     358    79.9
23519234          1/1/2000         $452,000    451,193.65     PURCH           FULL      $610,000     357    79.9
23519242          1/1/2000         $420,000    419,448.66     R/T REFI        FULL      $600,000     358    70.0
23519259          1/1/2000         $270,000    269,232.20     PURCH           FULL      $350,000     358    79.6
23519457          1/1/2000         $264,000    263,644.54     PURCH           FULL      $332,000     358    79.9
23519465          1/1/2000         $264,000    263,653.43     PURCH           FULL      $358,000     358    74.8
23519549          1/1/2000         $310,000    309,571.91     PURCH           FULL      $430,000     358    72.0
23524218          1/1/2000         $300,750    300,355.21     PURCH           FULL      $340,000     358    89.9
23524622          1/1/2000         $345,000    344,522.61     R/T REFI        FULL      $530,000     358    65.0
23524648          1/1/2000         $270,000    269,627.16     R/T REFI        FULL      $580,000     358    46.5
23526650          1/1/2000         $527,200    526,394.04     PURCH           FULL      $659,000     358    79.9
23527989          1/1/2000         $265,200    265,026.53     PURCH           FULL      $295,000     359    90.0
23528607          1/1/2000         $271,200    270,825.50     PURCH           FULL      $365,000     358    74.9
23529217          1/1/2000         $350,400    349,916.12     PURCH           FULL      $450,000     358    79.9
23529696          1/1/2000         $400,000    399,461.43     C/O REFI        FULL     $1,000,000    358    40.0
23529761          1/1/2000         $274,900    274,548.21     PURCH           FULL      $306,000     358    89.9
23529845          1/1/2000         $356,000    355,331.52     R/T REFI        FULL      $445,000     357    79.9
23531189          1/1/2000         $336,300    335,835.60     R/T REFI        FULL      $465,000     358    72.3
23532674          1/1/2000         $458,000    456,999.19     R/T REFI        FULL      $590,000     357    77.5
23533151          1/1/2000         $355,600    354,766.95     R/T REFI        FULL      $465,000     357    76.3
23533474          1/1/2000         $299,600    299,206.71     PURCH           FULL      $378,000     358    79.9
23534191          1/1/2000         $378,000    377,746.36     PURCH           FULL      $475,000     359    79.9
23534241          1/1/2000         $280,000    279,641.67     PURCH           FULL      $390,000     358    79.9
23534688          1/1/2000         $303,200    302,996.56     PURCH           FULL      $383,000     359    80.0
23534696          1/1/2000         $400,000    399,461.43     PURCH           FULL      $508,000     358    78.6
23537632          1/1/2000         $380,000    379,170.51     PURCH           FULL      $475,000     358    79.9
23539604          1/1/2000         $556,000    555,270.14     PURCH           FULL      $700,000     358    79.9
23539943          1/1/2000         $456,000    455,401.40     PURCH           FULL      $570,000     358    79.9
23539976          1/1/2000         $543,750    543,375.79     PURCH           FULL      $725,000     359    75.0
23539992          1/1/2000         $412,000    411,431.06     PURCH           FULL      $520,000     358    79.9
23540255          1/1/2000         $319,600    319,158.67     R/T REFI        FULL      $400,000     358    79.8
23540446          1/1/2000         $295,200    294,802.54     PURCH           FULL      $369,000     358    79.9
23541428          1/1/2000         $269,500    269,137.13     PURCH           FULL      $385,000     358    69.9
23541444          1/1/2000         $286,300    285,705.00     PURCH           FULL      $392,000     357    74.9
23542012          1/1/2000         $352,550    352,087.22     PURCH           FULL      $441,000     358    79.9
23544661          1/1/2000         $650,000    649,079.51     R/T REFI        FULL      $865,000     358    75.1
23545502          1/1/2000         $637,150    636,688.85     PURCH           FULL      $797,000     359    79.9
23546534          1/1/2000         $422,000    421,702.16     PURCH           FULL      $535,000     359    79.6
23546666          1/1/2000         $264,950    264,763.01     PURCH           FULL      $296,000     359    89.7
23548340          1/1/2000         $416,000    415,435.12     PURCH           FULL      $528,000     358    79.9
23548704          1/1/2000         $363,650    363,147.82     PURCH           FULL      $462,000     358    79.9
23548803          1/1/2000         $335,000    334,757.54     PURCH           FULL      $497,000     359    69.7
23549041          1/1/2000         $336,000    335,536.00     PURCH           FULL      $420,000     358    79.9
23549058          1/1/2000         $598,600    597,752.31     PURCH           FULL      $858,000     358    69.7
23549215          1/1/2000         $282,000    280,801.43     PURCH           FULL      $354,000     357    79.7
23549298          1/1/2000         $352,000    348,658.25     R/T REFI        FULL      $440,000     358    79.3
23549314          1/1/2000         $270,000    269,624.43     PURCH           FULL      $300,000     358    89.9
23549322          1/1/2000         $267,000    266,816.25     PURCH           FULL      $333,800     359    79.9
23549421          1/1/2000         $339,750    339,516.19     PURCH           FULL      $378,000     359    90.0
23549439          1/1/2000         $313,500    313,067.09     C/O REFI        FULL      $470,000     358    66.6
23549538          1/1/2000         $315,000    314,337.22     R/T REFI        FULL      $350,000     358    89.9
23550163          1/1/2000         $325,000    324,562.42     PURCH           FULL      $430,000     358    76.4
23550874          1/1/2000         $280,000    279,603.49     PURCH           FULL      $353,500     358    79.9
23550932          1/1/2000         $312,250    309,761.28     PURCH           FULL      $395,000     358    79.4
23551476          1/1/2000         $282,550    281,923.00     R/T REFI        FULL      $329,000     357    85.7
23551658          1/1/2000         $350,000    349,504.36     R/T REFI        FULL      $470,000     358    74.4
23551690          1/1/2000         $380,250    380,001.26     PURCH           FULL      $476,000     359    80.0
23551740          1/1/2000         $279,100    278,907.92     PURCH           FULL      $405,000     359    73.6
23552136          1/1/2000         $348,050    347,581.37     PURCH           FULL      $450,000     358    79.9
23552409          1/1/2000         $349,186    348,939.55     PURCH           FULL      $382,200     359    91.5
23552466          1/1/2000         $157,100    156,782.76     PURCH           FULL      $197,000     358    79.9
23552961          1/1/2000         $296,000    295,630.76     PURCH           FULL      $385,000     358    80.0
23553373          1/1/2000         $287,900    287,502.44     PURCH           FULL      $360,000     358    79.9
23555014          1/1/2000         $332,000    331,329.20     PURCH           FULL      $415,000     358    79.8
23556962          1/1/2000         $276,800    276,436.63     PURCH           FULL      $350,000     358    79.9
23557036          1/1/2000         $295,000    294,549.66     PURCH           FULL      $335,000     358    87.9
23557630          1/1/2000         $350,000    349,516.69     PURCH           FULL      $540,000     358    65.0
23560279          1/1/2000         $328,000    327,569.43     PURCH           FULL      $415,000     358    79.9
23561111          1/1/2000         $270,400    270,045.05     PURCH           FULL      $340,000     358    79.9
23561160          1/1/2000         $325,000    324,776.33     PURCH           FULL      $487,000     359    66.7
23562747          1/1/2000         $407,400    406,851.46     PURCH           FULL      $510,000     358    79.9
23562812          1/1/2000         $275,000    274,620.26     PURCH           FULL      $345,000     358    79.7
23563414          1/1/2000         $650,000    649,146.74     PURCH           FULL      $990,000     358    66.6
23563588          1/1/2000         $323,250    322,825.67     PURCH           FULL      $405,000     358    79.9
23563620          1/1/2000         $650,000    649,079.51     PURCH           FULL      $890,000     358    74.6
23563646          1/1/2000         $400,000    399,474.91     PURCH           FULL      $645,000     358    63.0
23566797          1/1/2000         $276,750    276,377.36     PURCH           FULL      $370,000     358    74.9
23566813          1/1/2000         $450,000    449,329.97     PURCH           FULL      $611,000     358    73.6
23566821          1/1/2000         $316,524    316,097.75     PURCH           FULL      $415,000     358    79.9
23567217          1/1/2000         $278,500    278,161.37     PURCH           FULL      $350,000     358    79.9
23568645          1/1/2000         $330,000    329,345.31     PURCH           FULL      $512,000     358    64.4
23570450          1/1/2000         $268,000    267,639.16     PURCH           FULL      $340,000     358    79.9
23570609          1/1/2000         $299,500    299,106.84     C/O REFI        FULL      $418,000     358    71.6
23571771          1/1/2000         $414,000    413,428.31     PURCH           FULL      $720,000     358    60.0
23574411          1/1/2000         $291,500    291,309.32     PURCH           FULL      $403,000     359    72.8
23574650          1/1/2000         $360,000    359,515.29     PURCH           FULL      $512,000     358    70.2
23575632          1/1/2000         $302,300    301,892.95     PURCH           FULL      $380,000     358    79.9
23576945          1/1/2000         $329,520    329,119.35     PURCH           FULL      $420,000     358    80.0
23581325          1/1/2000         $123,800    123,633.29     PURCH           FULL      $155,000     358    79.8
23583016          1/1/2000         $260,000    259,649.92     PURCH           FULL      $330,000     358    79.9
23583180          1/1/2000         $300,000    299,616.08     PURCH           FULL      $322,000     358    93.6
23583552          1/1/2000         $325,000    324,573.36     PURCH           FULL      $510,000     358    63.7
23583560          1/1/2000         $260,000    259,658.71     PURCH           FULL      $300,000     358    88.1
23583586          1/1/2000         $432,000    431,432.91     PURCH           FULL      $550,000     358    79.9
23587041          1/1/2000         $270,000    269,636.47     C/O REFI        FULL      $390,000     358    69.2
23587066          1/1/2000         $450,000    449,720.30     PURCH           FULL      $680,000     359    66.2
23589336          1/1/2000         $272,000    271,826.55     PURCH           FULL      $341,000     359    79.9
23589377          1/1/2000         $340,000    339,530.44     PURCH           FULL      $430,000     358    79.9
23593361          1/1/2000         $276,750    276,554.67     PURCH           FULL      $347,000     359    80.0
23593924          1/1/2000         $265,200    265,012.82     R/T REFI        FULL      $312,000     359    85.0
23595168          1/1/2000         $353,600    353,020.50     R/T REFI        FULL      $442,000     358    79.8
23595192          1/1/2000         $254,400    253,566.05     PURCH           FULL      $321,500     358    79.7
23595325          1/1/2000         $362,000    361,512.58     PURCH           FULL      $465,000     358    77.8
23595366          1/1/2000         $292,000    291,616.67     PURCH           FULL      $365,000     358    79.9
23597602          1/1/2000         $420,000    418,940.28     PURCH           FULL      $525,000     358    79.9
23598584          1/1/2000         $349,000    346,139.69     PURCH           FULL      $503,500     358    77.0
23600398          1/1/2000         $373,000    372,532.68     R/T REFI        FULL      $420,000     358    88.8
23600828          1/1/2000         $312,400    311,989.89     PURCH           FULL      $360,000     358    87.9
23603228          1/1/2000         $269,900    269,517.77     PURCH           FULL      $284,500     358    94.9
23604903          1/1/2000         $256,400    256,036.89     PURCH           FULL      $288,000     358    94.9
23605231          1/1/2000         $420,000    419,420.02     PURCH           FULL      $535,000     358    79.9
23605249          1/1/2000         $268,000    267,356.32     PURCH           FULL      $335,000     358    79.8
23606965          1/1/2000         $352,500    352,269.42     PURCH           FULL      $510,000     359    69.8
23608342          1/1/2000         $300,000    299,616.08     R/T REFI        FULL      $400,000     358    75.0
23611015          1/1/2000         $270,000    269,688.17     PURCH           FULL      $300,000     358    89.9
23611866          1/1/2000         $285,000    284,813.57     PURCH           FULL      $393,000     359    73.1
23612328          1/1/2000         $720,000    719,078.60     R/T REFI        FULL     $1,375,000    358    52.3
23614464          1/1/2000         $280,250    280,080.22     PURCH           FULL      $330,000     359    95.0
23615438          1/1/2000         $368,900    368,658.69     PURCH           FULL      $462,000     359    80.0
23618945          1/1/2000         $275,000    274,748.66     PURCH           FULL      $525,000     359    52.3
23619828          1/1/2000         $318,750    312,629.03     C/O REFI        FULL      $418,000     358    74.9
23621063          1/1/2000         $257,700    257,531.42     PURCH           FULL      $327,000     359    80.0
23621428          1/1/2000         $369,000    368,515.62     PURCH           FULL      $415,000     358    89.9
23621758          1/1/2000         $305,900    305,699.90     PURCH           FULL      $426,000     359    71.9
23621840          1/1/2000         $500,000    499,360.15     PURCH           FULL      $917,000     358    55.0
23622152          1/1/2000         $425,900    425,606.89     PURCH           FULL      $630,000     359    71.0
23622947          1/1/2000         $260,100    259,767.14     PURCH           FULL      $294,000     358    88.4
23625502          1/1/2000         $278,000    277,678.94     R/T REFI        FULL      $350,000     358    79.4
23626344          1/1/2000         $331,000    330,576.40     R/T REFI        FULL      $425,000     358    77.9
23626781          1/1/2000         $515,000    514,357.55     R/T REFI        FULL      $660,000     358    78.0
23638018          1/1/2000         $272,000    271,822.08     PURCH           FULL      $345,000     359    80.0
23639669          1/1/2000         $650,000    649,124.82     PURCH           FULL      $868,000     358    74.8
23646763          1/1/2000         $440,000    439,726.51     PURCH           FULL      $552,000     359    80.0
23646862          1/1/2000         $270,000    269,756.03     PURCH           FULL      $380,000     359    79.9
23649072          1/1/2000         $399,000    398,718.40     PURCH           FULL      $515,000     359    80.0
23649627          1/1/2000         $269,900    269,571.82     PURCH           FULL      $300,000     358    89.9
23649783          1/1/2000         $300,000    299,596.08     PURCH           FULL      $420,000     358    74.0
23650559          1/1/2000         $353,700    353,262.67     PURCH           FULL      $395,000     359    89.9
23650641          1/1/2000         $497,000    496,657.97     C/O REFI        FULL      $710,000     359    70.0
23651128          1/1/2000         $367,950    367,428.93     PURCH           FULL      $460,000     358    79.9
23651250          1/1/2000         $412,000    411,723.56     PURCH           FULL      $610,000     359    67.7
23652100          1/1/2000         $355,000    354,755.69     PURCH           FULL      $613,000     359    58.6
23652357          1/1/2000         $300,000    299,793.54     PURCH           FULL      $410,000     359    80.0
23653991          1/1/2000         $610,000    609,611.02     C/O REFI        FULL      $880,000     359    69.3
23654692          1/1/2000         $277,500    277,323.04     C/O REFI        FULL      $370,000     359    75.0
23655657          1/1/2000         $264,800    264,306.40     PURCH           FULL      $333,000     359    79.9
23655681          1/1/2000         $262,500    262,336.84     R/T REFI        FULL      $350,000     359    75.0
23655715          1/1/2000         $312,000    311,801.05     C/O REFI        FULL      $460,000     359    67.8
23656713          1/1/2000         $354,800    354,549.59     PURCH           FULL      $444,000     359    80.0
23658024          1/1/2000         $280,000    279,816.84     PURCH           FULL      $425,000     359    69.1
23660418          1/1/2000         $265,950    265,762.29     PURCH           FULL      $339,000     359    80.0
23661176          1/1/2000         $350,000    349,759.14     PURCH           FULL      $522,500     359    67.0
23662299          1/1/2000         $598,800    598,398.22     PURCH           FULL      $810,000     359    80.0
23663420          1/1/2000         $412,500    412,216.12     PURCH           FULL      $555,000     359    74.9
23663511          1/1/2000         $461,000    460,674.63     C/O REFI        FULL      $700,000     359    65.8
22318240          1/1/2000         $375,100    374,381.22     R/T REFI        FULL      $502,000     358    74.6
22852305          1/1/2000         $293,000    291,871.46     R/T REFI        FULL      $425,200     355    68.7
22954762          1/1/2000         $312,000    311,399.04     PURCH           FULL      $410,000     357    79.9
23026032          1/1/2000         $440,000    439,422.41     R/T REFI        FULL      $550,000     358    79.9
23665656          1/1/2000         $350,000    349,759.14     PURCH           FULL      $520,000     359    79.5
23666084          1/1/2000         $337,500    337,279.23     PURCH           FULL      $450,000     359    75.0
23666647          1/1/2000         $315,000    314,565.01     PURCH           FULL      $420,000     358    74.9
23669146          1/1/2000         $306,000    305,799.84     R/T REFI        FULL      $417,000     359    73.4
23674872          1/1/2000         $350,000    349,504.36     PURCH           FULL      $650,000     358    53.8
23675127          1/1/2000         $260,300    260,125.34     PURCH           FULL      $342,000     359    80.0
23676612          1/1/2000         $263,000    262,823.52     PURCH           FULL      $365,000     359    72.4
23677479          1/1/2000         $532,000    531,660.76     R/T REFI        FULL      $665,000     359    80.0
23678279          1/1/2000         $278,000    277,813.46     PURCH           FULL      $347,800     359    80.0
23680952          1/1/2000         $542,400    542,036.06     PURCH           FULL      $680,000     359    79.9
23684533          1/1/2000         $263,600    263,423.12     PURCH           FULL      $365,000     359    80.0
23685001          1/1/2000         $330,000    329,789.57     C/O REFI        FULL      $460,000     359    71.7
23685076          1/1/2000         $280,000    279,802.38     PURCH           FULL      $350,000     359    80.0
23691454          1/1/2000         $312,000    311,806.07     R/T REFI        FULL      $390,000     359    80.0
23691553          1/1/2000         $323,000    321,619.69     PURCH           FULL      $430,000     359    79.6
23692817          1/1/2000         $636,000    635,604.69     R/T REFI        FULL      $800,000     359    79.5
23693039          1/1/2000         $296,800    296,615.53     R/T REFI        FULL      $335,000     359    88.6
23696446          1/1/2000         $323,550    323,343.68     PURCH           FULL      $360,000     359    90.0
23697055          1/1/2000         $279,200    279,017.37     PURCH           FULL      $350,000     359    80.0
23699366          1/1/2000         $400,000    399,724.72     PURCH           FULL      $525,000     359    76.2
23702483          1/1/2000         $320,000    319,795.95     R/T REFI        FULL      $400,000     359    79.9
23713696          1/1/2000         $438,000    438,000.00     PURCH           FULL      $688,000     360    63.7
23714868          1/1/2000         $443,475    443,199.36     R/T REFI        FULL      $580,000     359    76.5
26662338          1/1/2000         $490,000    489,306.09     R/T REFI        FULL      $649,500     358    75.3
27954726          1/1/2000         $266,000    265,838.86     PURCH           FULL      $364,000     359    73.3
27989094          1/1/2000         $396,200    395,940.82     C/O REFI        FULL      $566,000     359    70.0
28020758          1/1/2000         $340,319    339,824.80     PURCH           FULL      $430,000     358    79.9
28146801          1/1/2000         $339,466    339,466.00     PURCH           FULL      $427,000     360    80.0
28325389          1/1/2000         $560,000    559,642.90     R/T REFI        FULL      $715,000     359    78.3
28334753          1/1/2000         $304,650    304,650.00     PURCH           FULL      $340,000     360    90.0
28381994          1/1/2000         $499,900    499,547.17     PURCH           FULL      $670,000     359    75.0
28432045          1/1/2000         $416,000    415,691.26     PURCH           FULL      $520,000     359    79.9
5000145580        1/1/2000         $314,900    314,517.11     PURCH           FULL      $375,000     358    89.9
5000281401        1/1/2000         $299,000    298,526.24     PURCH           FULL      $449,000     358    66.5
5000372838        1/1/2000         $280,000    279,781.57     PURCH           FULL      $362,000     359    77.5
6000361821        1/1/2000         $307,000    306,794.01     R/T REFI        FULL      $412,000     359    74.5
6001305231        1/1/2000         $260,000    259,775.95     PURCH           FULL      $383,500     359    67.9
6001930350        1/1/2000         $375,900    375,900.00     PURCH           FULL      $470,000     360    80.0
6003135198        1/1/2000         $280,000    279,802.37     PURCH           FULL      $350,000     359    80.0
6010770797        1/1/2000         $262,500    262,500.00     C/O REFI        FULL      $375,000     360    70.0
6014074907        1/1/2000         $350,000    349,746.68     PURCH           FULL      $450,000     360    77.7
6015182253        1/1/2000         $300,600    300,128.60     PURCH           FULL      $338,000     359    88.8
6015221317        1/1/2000         $350,000    348,810.01     PURCH           FULL      $650,000     355    53.7
6015794446        1/1/2000         $328,000    328,000.00     PURCH           FULL      $415,000     360    80.0
6020182140        1/1/2000         $480,000    479,686.01     PURCH           FULL      $600,000     359    80.0
6020276652        1/1/2000         $589,600    589,173.26     PURCH           FULL      $740,000     360    79.6
6022517640        1/1/2000         $504,800    504,461.28     PURCH           FULL      $635,000     359    79.9
6023764803        1/1/2000         $589,100    588,704.72     R/T REFI        FULL      $850,000     359    69.3
6024187897        1/1/2000         $262,000    261,646.17     PURCH           FULL      $328,000     358    79.9
6024869890        1/1/2000         $299,000    297,983.40     PURCH           FULL      $402,000     355    74.3
6025728384        1/1/2000         $427,500    427,500.00     C/O REFI        FULL      $570,000     360    75.0
6043676979        1/1/2000         $360,000    359,752.25     PURCH           FULL      $450,000     359    79.9
6043940474        1/1/2000         $335,000    334,513.54     PURCH           FULL      $640,000     358    52.7
6067098266        1/1/2000         $280,000    279,509.67     R/T REFI        FULL      $370,000     239    75.7
6068453379        1/1/2000         $322,000    322,000.00     R/T REFI        FULL      $405,000     360    79.5
6070158586        1/1/2000         $368,000    367,753.07     PURCH           FULL      $460,000     359    80.0
6070673527        1/1/2000         $233,600    233,439.23     PURCH           FULL      $300,000     359    79.9
6072570226        1/1/2000         $255,000    254,833.19     PURCH           FULL      $360,000     359    71.8
6078798300        1/1/2000         $306,000    306,000.00     R/T REFI        FULL      $405,000     360    75.6
6079987696        1/1/2000         $280,000    280,000.00     C/O REFI        FULL      $636,000     360    44.0
6080269779        1/1/2000         $400,000    399,724.72     PURCH           FULL      $500,000     359    80.0
6080588392        1/1/2000         $265,600    265,223.85     PURCH           FULL      $335,000     358    79.9
6081627132        1/1/2000         $260,000    259,825.54     PURCH           FULL      $325,000     359    79.9
6084063657        1/1/2000         $348,750    348,544.09     PURCH           FULL      $465,000     359    75.0
6087719461        1/1/2000         $295,000    295,000.00     PURCH           FULL      $420,000     360    70.2
6089779869        1/1/2000         $342,500    342,500.00     PURCH           FULL      $428,500     360    80.0
6090011047        1/1/2000         $261,725    261,566.45     PURCH           FULL      $276,000     359    95.0
6099563584        1/1/2000         $425,000    424,427.76     PURCH           FULL     $1,035,000    358    42.4
6099881929        1/1/2000         $450,000    449,690.31     PURCH           FULL      $750,000     359    60.0
6101656525        1/1/2000         $310,000    310,000.00     PURCH           FULL      $670,000     360    46.3
6102687768        1/1/2000         $496,000    495,667.19     PURCH           FULL      $620,000     359    80.0
6104971541        1/1/2000         $306,000     74,819.34     PURCH           FULL      $340,000     359    22.0
6107459528        1/1/2000         $399,000    398,725.41     PURCH           FULL      $499,000     359    80.0
6108379733        1/1/2000         $605,000    605,000.00     PURCH           FULL      $905,000     360    66.9
6109895208        1/1/2000         $281,600    281,600.00     PURCH           FULL      $365,000     360    80.0
6116263630        1/1/2000         $314,100    313,620.41     PURCH           FULL      $349,000     357    89.9
6121410572        1/1/2000         $288,000    287,816.35     PURCH           FULL      $325,000     359    89.9
6122484469        1/1/2000         $308,700    308,487.55     PURCH           FULL      $343,000     359    89.9
6127165295        1/1/2000         $450,000    448,179.19     PURCH           FULL      $649,000     355    70.6
6128129936        1/1/2000         $510,000    509,640.04     PURCH           FULL      $670,000     359    76.1
6129390263        1/1/2000         $279,200    278,987.55     PURCH           FULL      $350,000     359    79.9
6130213678        1/1/2000         $464,700    464,700.00     R/T REFI        FULL      $750,000     360    62.0
6130741918        1/1/2000         $332,000    331,771.51     PURCH           FULL      $418,000     359    80.0
6132247104        1/1/2000         $355,500    355,273.30     PURCH           FULL      $400,000     359    90.0
6134416210        1/1/2000         $300,000    300,000.00     PURCH           FULL      $381,000     360    79.5
6135621586        1/1/2000         $525,000    524,361.65     PURCH           FULL      $765,000     358    70.0
6136734081        1/1/2000         $310,000    309,786.66     PURCH           FULL      $610,000     359    50.8
6138706319        1/1/2000         $284,900    284,570.98     PURCH           FULL      $305,000     358    94.9
6143450861        1/1/2000         $390,000    389,500.91     PURCH           FULL      $530,000     358    73.5
6146507956        1/1/2000         $350,000    350,000.00     PURCH           FULL      $442,000     360    79.2
6146593683        1/1/2000         $261,250    260,932.34     PURCH           FULL      $275,000     358    94.9
6147551540        1/1/2000         $400,000    399,501.02     PURCH           FULL      $715,000     358    55.9
6150490438        1/1/2000         $410,000    406,585.92     R/T REFI        FULL      $633,000     355    64.2
6151010094        1/1/2000         $364,000    364,000.00     PURCH           FULL      $460,000     360    80.0
6162079534        1/1/2000         $310,500    309,931.67     PURCH           FULL      $345,000     357    89.8
6163065276        1/1/2000         $310,000    310,000.00     PURCH           FULL      $780,000     360    40.8
6169635379        1/1/2000         $276,500    276,500.00     PURCH           FULL      $380,000     360    72.8
6175269692        1/1/2000         $368,000    367,002.37     PURCH           FULL      $460,000     356    79.8
6176230610        1/1/2000         $116,000    115,776.56     PURCH           FULL      $153,500     357    79.8
6179701781        1/1/2000         $332,000    331,529.84     PURCH           FULL      $415,000     358    79.9
6182243912        1/1/2000         $428,000    427,697.92     PURCH           FULL      $535,000     359    79.9
6185420681        1/1/2000         $648,000    645,211.15     PURCH           FULL      $825,000     354    79.7
6192690854        1/1/2000         $344,000    343,524.97     PURCH           FULL      $430,000     358    79.9
6196959628        1/1/2000         $272,700    272,700.00     PURCH           FULL      $303,000     360    90.0
6197557389        1/1/2000         $325,000    324,323.89     R/T REFI        FULL      $410,000     357    79.2
6199047322        1/1/2000         $312,000    311,152.05     PURCH           FULL      $394,000     358    79.8
6203555674        1/1/2000         $356,000    356,000.00     PURCH           FULL      $445,000     360    80.0
6204012980        1/1/2000         $315,600    315,388.23     PURCH           FULL      $400,000     359    79.9
6205581058        1/1/2000         $625,000    625,000.00     PURCH           FULL      $932,000     360    67.1
6207271583        1/1/2000         $281,322    281,113.21     PURCH           FULL      $352,000     359    79.9
6209998373        1/1/2000         $445,700    445,084.52     PURCH           FULL      $860,000     358    51.8
6210080674        1/1/2000         $298,400    298,204.80     PURCH           FULL      $385,000     359    80.0
6215343994        1/1/2000         $282,400    282,200.68     PURCH           FULL      $357,000     359    79.9
6216742822        1/1/2000         $528,000    523,636.41     PURCH           FULL      $675,000     354    79.3
6218979885        1/1/2000         $272,800    272,800.00     PURCH           FULL      $341,000     360    80.0
6219843304        1/1/2000         $360,500    360,251.90     PURCH           FULL      $525,000     359    70.0
6222550151        1/1/2000         $330,320    329,863.86     PURCH           FULL      $413,000     358    79.9
6225015459        1/1/2000         $281,105    280,916.38     PURCH           FULL      $300,000     359    95.0
6225484564        1/1/2000         $325,000    325,000.00     PURCH           FULL      $515,000     360    63.1
6225626529        1/1/2000         $261,250    261,250.00     PURCH           FULL      $280,000     360    95.0
6227903140        1/1/2000         $392,000    391,485.42     PURCH           FULL      $490,000     358    79.9
6229371387        1/1/2000         $299,250    298,904.39     PURCH           FULL      $320,000     358    94.9
6232503695        1/1/2000         $374,000    374,000.00     PURCH           FULL      $555,000     360    68.1
6237219974        1/1/2000         $350,000    350,000.00     PURCH           FULL      $462,500     360    75.7
6240865938        1/1/2000         $346,700    346,226.56     R/T REFI        FULL      $470,000     358    73.7
6240944816        1/1/2000         $415,920    415,618.97     PURCH           FULL      $526,000     359    80.0
6242277710        1/1/2000         $311,200    311,001.55     R/T REFI        FULL      $389,000     359    80.0
6244213424        1/1/2000         $360,000    359,752.25     PURCH           FULL      $455,000     359    80.0
6248332972        1/1/2000         $382,000    381,245.27     PURCH           FULL      $477,500     357    79.8
6250332340        1/1/2000         $310,000    309,791.99     PURCH           FULL      $390,000     359    79.5
6260746513        1/1/2000         $400,000    400,000.00     PURCH           FULL      $500,000     360    80.0
6261210790        1/1/2000         $372,000    371,730.75     PURCH           FULL      $465,000     359    80.0
6263278688        1/1/2000         $300,000    299,808.70     PURCH           FULL      $425,000     359    71.1
6264673002        1/1/2000         $311,200    310,980.35     R/T REFI        FULL      $389,000     359    79.9
6265012531        1/1/2000         $268,000    268,000.00     PURCH           FULL      $340,000     360    80.0
6272123602        1/1/2000         $284,000    283,322.01     PURCH           FULL      $355,000     356    79.9
6275621966        1/1/2000         $352,000    351,526.04     PURCH           FULL      $440,000     358    79.9
6278876948        1/1/2000         $300,000    300,000.00     PURCH           FULL      $625,000     360    54.5
6282315792        1/1/2000         $194,000    193,856.02     PURCH           FULL      $260,000     359    79.9
6282778890        1/1/2000         $330,000    330,000.00     PURCH           FULL      $420,000     360    79.5
6285515299        1/1/2000         $396,900    396,392.08     PURCH           FULL      $441,000     358    89.9
6287606245        1/1/2000         $325,000    324,770.61     PURCH           FULL      $455,000     359    71.4
6288446187        1/1/2000         $298,400    298,094.64     PURCH           FULL      $373,000     359    79.9
6290834040        1/1/2000         $330,000    328,788.53     R/T REFI        FULL      $430,000     360    76.5
6291147079        1/1/2000         $650,000    649,585.51     PURCH           FULL      $840,700     359    77.3
6291704184        1/1/2000         $303,900    303,284.15     PURCH           FULL      $380,000     357    79.8
6295178518        1/1/2000         $520,000    520,000.00     PURCH           FULL      $650,000     360    80.0
6296350736        1/1/2000         $425,000    424,684.58     PURCH           FULL      $750,000     359    58.6
6300148464        1/1/2000         $412,000    411,099.70     PURCH           FULL      $515,000     357    79.8
6301353337        1/1/2000         $374,000    374,000.00     PURCH           FULL      $467,500     360    80.0
6302086431        1/1/2000         $279,000    278,822.09     PURCH           FULL      $310,000     359    90.0
6305956879        1/1/2000         $256,000    256,000.00     PURCH           FULL      $325,000     360    80.0
6308800801        1/1/2000         $520,000    519,317.37     R/T REFI        FULL      $663,000     358    78.4
6311010752        1/1/2000         $312,000    311,795.90     PURCH           FULL      $405,000     359    80.0
6317167820        1/1/2000         $308,000    307,813.41     PURCH           FULL      $385,000     359    80.0
6317236187        1/1/2000         $279,300    279,300.00     PURCH           FULL      $294,000     360    95.0
6319766348        1/1/2000         $320,000    320,000.00     PURCH           FULL      $401,000     360    80.0
6324800579        1/1/2000         $290,000    289,619.30     PURCH           FULL      $600,000     358    52.7
6327143696        1/1/2000         $500,000    500,000.00     PURCH           FULL     $1,300,000    360    60.6
6328982084        1/1/2000         $365,000    365,000.00     PURCH           FULL      $565,000     360    64.6
6331935152        1/1/2000         $365,000    365,000.00     R/T REFI        FULL      $550,000     360    66.4
6333535588        1/1/2000         $600,000    599,576.52     PURCH           FULL      $879,900     359    68.2
6337102013        1/1/2000         $352,000    352,000.00     PURCH           FULL      $440,000     360    80.0
6339002708        1/1/2000         $419,200    418,952.50     PURCH           FULL      $545,000     359    80.0
6340494936        1/1/2000         $350,000    350,000.00     PURCH           FULL      $950,000     360    36.8
6344680753        1/1/2000         $487,500    486,826.80     PURCH           FULL      $705,000     358    69.1
6355036143        1/1/2000         $254,000    253,811.49     PURCH           FULL      $290,000     359    89.4
6356575164        1/1/2000         $253,500    253,321.08     C/O REFI        FULL      $400,000     359    63.3
6359343180        1/1/2000         $650,000    650,000.00     R/T REFI        FULL     $1,325,000    360    49.1
6360535782        1/1/2000         $317,600    317,600.00     PURCH           FULL      $397,000     360    80.0
6364410263        1/1/2000         $285,000    284,653.46     PURCH           FULL      $410,000     358    69.6
6365065298        1/1/2000         $650,000    650,000.00     PURCH           FULL      $833,000     360    78.1
6366122478        1/1/2000         $377,050    376,555.03     PURCH           FULL      $477,000     358    79.9
6368661333        1/1/2000         $270,398    270,398.00     PURCH           FULL      $338,000     360    80.0
6371299204        1/1/2000         $504,000    503,661.82     PURCH           FULL      $630,000     359    79.9
6373478012        1/1/2000         $270,000    270,000.00     PURCH           FULL      $420,000     360    65.1
6377339673        1/1/2000         $500,000    500,000.00     R/T REFI        FULL      $770,000     360    64.9
6381756045        1/1/2000         $285,000    284,831.73     PURCH           FULL      $310,000     359    95.0
6382993993        1/1/2000         $265,000    265,000.00     PURCH           FULL      $415,000     360    63.9
6383600829        1/1/2000         $330,000    329,794.89     PURCH           FULL      $500,000     359    66.0
6387635938        1/1/2000         $280,750    280,556.78     PURCH           FULL      $351,000     359    80.0
6390626874        1/1/2000         $282,000    281,795.90     PURCH           FULL      $472,000     359    59.7
6392113657        1/1/2000         $512,000    511,638.63     PURCH           FULL      $790,000     359    65.0
6392464043        1/1/2000         $300,000    299,596.06     PURCH           FULL      $495,000     358    61.8
6399562492        1/1/2000         $311,200    310,985.83     PURCH           FULL      $390,000     359    80.0
6404451681        1/1/2000         $459,500    459,191.68     PURCH           FULL      $600,000     359    80.0
6409980189        1/1/2000         $336,000    336,000.00     PURCH           FULL      $420,000     360    80.0
6411509703        1/1/2000         $400,000    399,717.68     PURCH           FULL      $600,000     359    67.2
6411985580        1/1/2000         $631,200    631,200.00     PURCH           FULL      $789,000     360    80.0
6412837798        1/1/2000         $270,000    270,000.00     PURCH           FULL      $310,000     360    87.1
6413308518        1/1/2000         $310,000    310,000.00     PURCH           FULL      $400,000     360    80.0
6417959746        1/1/2000         $391,500    390,115.30     PURCH           FULL      $439,000     355    89.7
6422196409        1/1/2000         $440,800    440,800.00     PURCH           FULL      $551,000     360    80.0
6425322200        1/1/2000         $356,750    356,257.35     PURCH           FULL      $446,217     358    79.8
6425986061        1/1/2000          $96,900     96,839.77     PURCH           FULL      $138,000     359    95.0
6432860051        1/1/2000         $327,950    326,180.32     PURCH           FULL      $409,950     358    79.6
6436829086        1/1/2000         $431,342    431,052.57     PURCH           FULL      $540,000     359    80.0
6437577106        1/1/2000         $400,000    400,000.00     PURCH           FULL      $546,000     360    73.4
6442271182        1/1/2000         $375,200    375,200.00     PURCH           FULL      $469,000     360    80.0
6444455080        1/1/2000         $265,000    264,826.65     PURCH           FULL      $425,000     359    62.3
6445541573        1/1/2000         $396,000    395,453.15     PURCH           FULL      $447,500     358    89.9
6447085363        1/1/2000         $340,000    339,564.89     PURCH           FULL      $425,000     358    79.9
6447652881        1/1/2000         $323,200    322,443.72     PURCH           FULL      $404,000     357    79.9
6452221648        1/1/2000         $332,000    331,529.84     PURCH           FULL      $415,000     358    79.9
6452355313        1/1/2000         $348,500    348,500.00     PURCH           FULL      $440,000     360    80.0
6455842390        1/1/2000         $131,200    131,114.17     PURCH           FULL      $170,000     359    80.0
6473634100        1/1/2000         $452,000    452,000.00     PURCH           FULL      $565,000     360    80.0
6476303661        1/1/2000         $300,000    299,782.86     PURCH           FULL      $450,000     359    66.6
6487343540        1/1/2000         $298,000    298,000.00     PURCH           FULL      $373,000     360    80.0
6489519378        1/1/2000         $283,000    283,000.00     PURCH           FULL      $359,000     360    80.0
6489855178        1/1/2000         $328,000    327,535.49     PURCH           FULL      $420,000     358    79.0
6490042055        1/1/2000         $389,000    388,751.95     PURCH           FULL      $490,000     359    79.6
6491068018        1/1/2000         $350,000    349,765.15     PURCH           FULL      $550,000     359    63.7
6492223992        1/1/2000         $375,000    374,455.44     PURCH           FULL      $620,000     358    60.4
6493725458        1/1/2000         $285,000    284,827.34     PURCH           FULL      $300,000     359    94.9
6494376814        1/1/2000         $302,350    302,141.92     C/O REFI        FULL      $432,000     359    70.0
6497080074        1/1/2000         $497,500    497,213.76     PURCH           FULL      $625,000     359    79.9
6499725130        1/1/2000         $500,000    499,672.93     PURCH           FULL      $980,000     359    51.0
6505664760        1/1/2000         $350,000    350,000.00     PURCH           FULL      $400,000     360    87.9
6510334995        1/1/2000         $339,000    338,778.24     PURCH           FULL      $639,000     359    53.0
6513180122        1/1/2000         $446,000    446,000.00     PURCH           FULL      $558,000     360    80.0
6515761457        1/1/2000         $500,000    499,647.10     PURCH           FULL      $680,000     359    73.5
6519265612        1/1/2000         $386,650    386,114.87     PURCH           FULL      $500,000     358    79.9
6523269329        1/1/2000         $375,000    374,728.58     PURCH           FULL      $500,000     359    75.0
6523327648        1/1/2000         $296,000    295,630.74     PURCH           FULL      $380,000     358    80.0
6530786869        1/1/2000         $299,250    299,027.91     PURCH           FULL      $375,000     359    79.8
6537049220        1/1/2000         $312,000    311,779.79     PURCH           FULL      $390,000     359    79.9
6537363092        1/1/2000         $275,405    275,405.00     PURCH           FULL      $295,000     360    95.0
6539813524        1/1/2000         $310,450    310,252.03     PURCH           FULL      $345,000     359    90.0
6540702781        1/1/2000         $345,600    344,920.17     PURCH           FULL      $426,000     359    81.0
65448812          1/1/2000         $313,000    313,000.00     PURCH           FULL      $350,000     360    90.0
6545051291        1/1/2000         $338,000    337,573.20     PURCH           FULL      $461,086     359    73.2
6546994317        1/1/2000         $394,000    393,700.19     PURCH           FULL      $492,500     359    80.0
6547500584        1/1/2000         $475,000    474,610.64     R/T REFI        FULL      $704,000     359    67.5
6550382409        1/1/2000         $255,000    254,824.51     R/T REFI        FULL      $380,000     359    67.1
6552197409        1/1/2000         $298,000    298,000.00     R/T REFI        FULL      $430,000     360    69.3
6553279339        1/1/2000         $495,200    494,867.72     PURCH           FULL      $619,000     359    80.0
6553940443        1/1/2000         $269,000    268,814.87     PURCH           FULL      $360,000     359    74.9
6557222152        1/1/2000         $343,000    342,561.05     C/O REFI        FULL      $540,000     358    63.5
6561901270        1/1/2000         $404,000    403,508.76     PURCH           FULL      $505,000     358    79.9
6565173595        1/1/2000         $325,000    324,787.40     PURCH           FULL      $655,000     359    49.8
6565181481        1/1/2000         $480,000    479,669.66     C/O REFI        FULL      $800,000     359    60.0
6567594079        1/1/2000         $280,000    279,272.62     PURCH           FULL      $419,500     358    66.6
6574123805        1/1/2000         $650,000    649,079.51     PURCH           FULL      $925,000     358    70.4
6578604024        1/1/2000         $263,700    263,518.52     PURCH           FULL      $293,000     359    89.9
6580339429        1/1/2000         $367,000    366,753.75     R/T REFI        FULL      $462,000     359    79.4
6580482963        1/1/2000         $315,000    313,640.38     PURCH           FULL      $422,000     359    74.4
6586559590        1/1/2000         $416,000    415,720.86     PURCH           FULL      $520,000     359    79.9
6589755377        1/1/2000         $300,000    300,000.00     R/T REFI        FULL      $470,000     240    63.8
6590533508        1/1/2000         $500,000    499,305.93     R/T REFI        FULL      $650,000     358    76.9
6599573141        1/1/2000         $283,500    282,994.29     PURCH           FULL      $320,000     358    89.8
6610837053        1/1/2000         $300,000    299,575.15     PURCH           FULL      $452,000     358    66.4
6612626975        1/1/2000         $464,000    463,406.21     PURCH           FULL      $608,000     358    79.9
6614909841        1/1/2000         $153,836    153,418.95     PURCH           FULL      $200,000     356    79.8
6614978440        1/1/2000         $308,400    308,213.17     R/T REFI        FULL      $425,000     359    72.6
6615836548        1/1/2000         $274,550    274,550.00     PURCH           FULL      $289,000     360    95.0
6620833910        1/1/2000         $310,000    310,000.00     PURCH           FULL      $435,000     360    71.3
6624760978        1/1/2000         $298,775    298,589.29     PURCH           FULL      $318,000     359    95.0
6626838384        1/1/2000         $338,000    337,358.96     PURCH           FULL      $425,000     359    79.4
6630926761        1/1/2000         $268,000    268,000.00     PURCH           FULL      $335,000     360    80.0
6632297484        1/1/2000         $280,000    279,816.83     PURCH           FULL      $365,000     359    77.3
6633663148        1/1/2000         $334,000    333,758.25     PURCH           FULL      $550,000     359    62.5
6636336171        1/1/2000         $352,000    352,000.00     PURCH           FULL      $440,000     360    80.0
6637645976        1/1/2000         $350,000    349,563.38     C/O REFI        FULL      $440,000     358    79.5
6637828325        1/1/2000         $136,215    136,053.58     PURCH           FULL      $182,000     358    75.0
6639552048        1/1/2000         $460,000    459,683.43     PURCH           FULL      $601,000     359    76.6
6641761447        1/1/2000         $238,740    238,475.69     PURCH           FULL      $303,000     359    79.9
6642615170        1/1/2000         $335,100    334,886.31     PURCH           FULL      $419,000     359    79.9
6642877267        1/1/2000         $323,000    323,000.00     PURCH           FULL      $359,000     360    90.0
6648180948        1/1/2000         $305,000    304,805.51     PURCH           FULL      $384,000     359    79.8
6652197168        1/1/2000         $400,000    399,703.14     PURCH           FULL      $800,000     359    50.0
6653278504        1/1/2000         $300,000    299,822.88     PURCH           FULL      $503,000     359    59.6
6653816980        1/1/2000         $283,000    282,800.26     PURCH           FULL      $406,000     359    69.7
6654123196        1/1/2000         $283,600    283,409.71     PURCH           FULL      $354,500     359    79.9
6655213731        1/1/2000         $355,000    354,755.69     PURCH           FULL      $445,000     359    79.9
6655887393        1/1/2000         $500,000    500,000.00     R/T REFI        FULL      $625,000     360    80.0
6659889890        1/1/2000         $338,625    338,419.85     PURCH           FULL      $451,500     359    75.0
6660071249        1/1/2000         $164,000    163,889.95     C/O REFI        FULL      $205,000     359    80.0
6664589170        1/1/2000         $368,000    368,000.00     PURCH           FULL      $460,000     360    80.0
6668187831        1/1/2000         $515,000    515,000.00     R/T REFI        FULL      $835,000     360    61.7
6668354027        1/1/2000         $283,500    283,289.60     PURCH           FULL      $315,000     359    89.9
6674188666        1/1/2000         $280,000    279,807.30     PURCH           FULL      $353,000     359    79.9
6676572537        1/1/2000         $295,000    294,145.18     R/T REFI        FULL      $370,000     358    79.6
6676995753        1/1/2000         $520,000    519,244.89     PURCH           FULL      $761,000     358    68.6
6681634652        1/1/2000         $347,500    346,795.81     PURCH           FULL      $500,000     357    78.5
6686664134        1/1/2000         $300,000    299,813.53     PURCH           FULL      $410,100     359    73.1
6687556933        1/1/2000         $401,800    401,800.00     PURCH           FULL      $580,000     360    70.0
6688550315        1/1/2000         $472,000    471,348.21     PURCH           FULL      $745,000     358    63.3
6688930699        1/1/2000         $310,400    309,786.71     PURCH           FULL      $394,000     357    79.8
6692236786        1/1/2000         $272,000    271,812.81     PURCH           FULL      $340,000     359    79.9
6694467868        1/1/2000         $350,400    349,707.68     PURCH           FULL      $438,000     357    79.9
6694761765        1/1/2000         $416,800    416,513.16     PURCH           FULL      $521,000     359    80.0
6696025953        1/1/2000         $330,000    329,772.90     R/T REFI        FULL      $460,000     359    71.7
6697090824        1/1/2000         $301,050    300,853.07     PURCH           FULL      $379,000     359    79.9
6701381573        1/1/2000         $292,000    291,374.12     R/T REFI        FULL      $365,000     357    79.9
6701465624        1/1/2000         $500,000    499,343.64     PURCH           FULL      $750,000     358    70.9
6702225134        1/1/2000         $380,000    379,763.80     PURCH           FULL      $480,000     359    79.9
6702642734        1/1/2000         $285,000    284,606.44     PURCH           FULL      $424,500     358    67.1
6704425666        1/1/2000         $320,000    319,610.90     R/T REFI        FULL      $430,000     358    74.4
6704845202        1/1/2000         $263,350    263,350.00     PURCH           FULL      $329,500     360    80.0
6708708778        1/1/2000         $341,600    341,140.06     PURCH           FULL      $427,000     358    79.9
6709903311        1/1/2000         $279,900    279,900.00     PURCH           FULL      $307,000     360    95.0
6711096302        1/1/2000         $340,000    339,054.78     PURCH           FULL      $405,000     358    83.7
6716326233        1/1/2000         $269,000    269,000.00     PURCH           FULL      $369,000     360    72.9
6718152009        1/1/2000         $520,000    520,000.00     PURCH           FULL      $655,000     360    80.0
6718840785        1/1/2000         $290,400    290,214.82     PURCH           FULL      $363,000     359    80.0
6723868862        1/1/2000         $276,000    275,357.82     PURCH           FULL      $345,000     356    79.9
6731067341        1/1/2000         $390,000    389,738.31     C/O REFI        FULL      $575,000     359    67.8
6731675531        1/1/2000         $306,500    306,107.75     PURCH           FULL      $390,000     358    78.5
6735542422        1/1/2000         $325,000    324,792.76     PURCH           FULL      $362,565     359    89.6
6739016662        1/1/2000         $400,000    399,695.62     PURCH           FULL      $700,000     359    57.2
6739807466        1/1/2000         $552,000    552,000.00     PURCH           FULL      $690,000     360    80.0
6741975152        1/1/2000         $263,200    263,200.00     PURCH           FULL      $330,000     360    80.0
6743800523        1/1/2000         $397,000    397,000.00     R/T REFI        FULL     $1,200,000    360    33.1
6745142957        1/1/2000         $326,250    325,821.72     PURCH           FULL      $435,000     358    75.0
6748861603        1/1/2000         $437,250    436,956.61     PURCH           FULL      $610,000     359    75.0
6753353348        1/1/2000         $256,000    255,626.06     PURCH           FULL      $350,000     358    73.1
6754934278        1/1/2000         $275,000    274,829.07     C/O REFI        FULL      $370,000     359    74.3
6755416424        1/1/2000         $262,000    262,000.00     PURCH           FULL      $335,000     360    79.9
6755715148        1/1/2000         $375,200    375,200.00     PURCH           FULL      $470,000     360    80.0
6755908065        1/1/2000         $200,000    199,858.84     PURCH           FULL      $255,000     359    79.1
6760305430        1/1/2000         $308,000    308,000.00     PURCH           FULL      $385,000     360    80.0
6760902152        1/1/2000         $322,500    322,272.38     C/O REFI        FULL      $430,000     359    75.0
6761080644        1/1/2000         $499,000    495,320.51     PURCH           FULL      $799,000     358    62.0
6766818618        1/1/2000         $310,000    310,000.00     PURCH           FULL      $455,000     360    68.1
6768005057        1/1/2000         $265,000    264,831.02     R/T REFI        FULL      $360,000     359    73.6
6770809793        1/1/2000         $412,500    412,500.00     C/O REFI        FULL      $550,000     360    75.0
6774624321        1/1/2000         $308,700    308,498.07     PURCH           FULL      $343,000     359    89.9
6779770681        1/1/2000         $380,000    380,000.00     PURCH           FULL      $515,000     360    80.0
6783221754        1/1/2000         $350,000    348,493.67     PURCH           FULL      $560,000     354    62.8
6785704138        1/1/2000         $420,000    419,203.91     PURCH           FULL      $715,000     358    58.7
6792918309        1/1/2000         $399,250    399,250.00     PURCH           FULL      $472,000     360    89.3
6793300754        1/1/2000         $287,920    286,989.30     PURCH           FULL      $365,000     355    79.7
6793428902        1/1/2000         $544,800    543,359.94     PURCH           FULL      $682,000     356    79.8
6796225081        1/1/2000         $370,000    369,770.02     C/O REFI        FULL      $500,000     359    74.0
6798567266        1/1/2000         $340,000    340,000.00     PURCH           FULL      $425,000     360    80.0
6800991207        1/1/2000         $325,000    325,000.00     PURCH           FULL      $520,000     360    62.6
6802680527        1/1/2000         $263,000    262,814.37     R/T REFI        FULL      $329,000     359    79.9
6804765359        1/1/2000         $404,500    404,242.06     PURCH           FULL      $450,000     359    89.9
6807965790        1/1/2000         $300,000    299,836.13     PURCH           FULL      $400,000     359    75.0
6808923558        1/1/2000         $304,150    303,729.99     PURCH           FULL      $400,000     358    79.9
6809323329        1/1/2000         $280,320    280,127.08     PURCH           FULL      $448,000     359    64.0
6809624429        1/1/2000         $300,000    300,000.00     PURCH           FULL      $375,000     360    80.0
6811127445        1/1/2000         $370,000    368,495.15     R/T REFI        FULL      $550,000     358    67.0
6812372784        1/1/2000         $416,000    415,425.54     PURCH           FULL      $520,000     358    79.9
6812977905        1/1/2000         $600,000    599,576.52     PURCH           FULL     $1,050,000    359    57.1
6814205933        1/1/2000         $500,000    499,273.92     PURCH           FULL     $1,662,500    358    30.0
6819380830        1/1/2000         $284,000    283,809.43     PURCH           FULL      $355,000     359    80.0
6821199970        1/1/2000         $630,000    630,000.00     R/T REFI        FULL      $850,000     360    74.1
6826868454        1/1/2000         $261,250    261,083.40     PURCH           FULL      $275,000     359    94.9
6831184418        1/1/2000         $258,800    258,442.63     PURCH           FULL      $323,500     358    79.9
6833148197        1/1/2000         $274,500    274,315.81     PURCH           FULL      $380,000     359    90.0
6833537977        1/1/2000         $332,400    331,452.42     R/T REFI        FULL      $427,000     356    77.6
6834196963        1/1/2000         $470,000    470,000.00     PURCH           FULL      $595,000     360    79.0
6835235000        1/1/2000         $276,000    274,962.73     PURCH           FULL      $345,000     357    79.8
6837785176        1/1/2000         $588,000    587,584.99     PURCH           FULL      $746,000     359    80.0
6839826820        1/1/2000         $325,000    324,787.40     PURCH           FULL      $450,000     359    75.1
6841467662        1/1/2000         $292,500    292,153.36     PURCH           FULL      $329,000     358    89.9
6847870455        1/1/2000         $500,000    499,655.90     PURCH           FULL      $940,000     359    53.2
6849413502        1/1/2000         $511,200    510,164.09     PURCH           FULL      $639,000     357    79.9
6850772812        1/1/2000         $500,000    499,697.10     PURCH           FULL      $830,000     359    71.4
6851515004        1/1/2000         $262,400    262,205.26     PURCH           FULL      $328,000     359    80.0
6852214805        1/1/2000         $259,950    259,779.95     PURCH           FULL      $340,000     359    76.4
6857294224        1/1/2000         $331,200    330,977.77     PURCH           FULL      $414,000     359    80.0
6858088831        1/1/2000         $300,000    299,553.31     PURCH           FULL      $378,000     358    79.9
6861199443        1/1/2000         $299,900    299,708.76     PURCH           FULL      $376,000     359    80.0
6861574793        1/1/2000         $514,500    513,771.38     PURCH           FULL      $735,000     358    70.0
6865157637        1/1/2000         $332,950    332,534.64     PURCH           FULL      $370,000     358    89.9
6865832635        1/1/2000         $516,700    516,700.00     PURCH           FULL      $646,000     360    80.0
6867325000        1/1/2000         $264,000    263,670.65     PURCH           FULL      $332,000     358    79.9
6870745723        1/1/2000         $300,000    300,000.00     PURCH           FULL      $485,000     360    64.5
6871000995        1/1/2000         $350,000    350,000.00     PURCH           FULL      $599,000     360    58.9
6873950858        1/1/2000         $314,900    314,699.20     PURCH           FULL      $350,000     359    89.9
6874834119        1/1/2000         $450,000    450,000.00     PURCH           FULL      $770,000     360    60.0
6875393180        1/1/2000         $490,000    490,000.00     R/T REFI        FULL      $755,000     360    64.9
6875529577        1/1/2000         $420,000    416,095.89     PURCH           FULL      $525,000     359    79.3
6884201101        1/1/2000         $500,000    499,394.88     PURCH           FULL      $878,000     299    56.9
6884840155        1/1/2000         $350,000    349,740.24     PURCH           FULL      $680,000     359    53.2
6893352887        1/1/2000         $536,000    535,640.35     PURCH           FULL      $700,000     359    79.9
6896287635        1/1/2000         $400,000    399,751.38     PURCH           FULL      $705,000     359    57.1
6897181019        1/1/2000         $294,500    294,500.00     PURCH           FULL      $310,000     360    95.0
6897342298        1/1/2000         $650,000    649,541.24     R/T REFI        FULL     $1,400,000    359    46.4
6907903352        1/1/2000         $270,640    270,640.00     PURCH           FULL      $340,000     360    80.0
6909535194        1/1/2000         $360,000    359,502.87     C/O REFI        FULL      $480,000     358    74.9
6909788165        1/1/2000         $395,340    395,340.00     PURCH           FULL      $495,000     360    80.0
6910851275        1/1/2000         $267,900    267,737.71     PURCH           FULL      $312,900     359    85.6
6912226112        1/1/2000         $356,000    355,748.74     PURCH           FULL      $452,000     359    79.9
6915691353        1/1/2000         $384,000    383,469.73     PURCH           FULL      $484,000     358    79.9
6917852961        1/1/2000         $253,575    251,243.61     PURCH           FULL      $281,750     358    89.2
6929818257        1/1/2000         $647,000    647,000.00     PURCH           FULL      $993,000     360    69.9
6931963695        1/1/2000         $311,250    310,841.40     PURCH           FULL      $415,000     358    75.0
6941877638        1/1/2000         $360,000    359,251.86     PURCH           FULL      $450,000     357    79.8
6950931599        1/1/2000         $400,000    399,731.61     C/O REFI        FULL      $535,000     359    74.8
6952604038        1/1/2000         $560,000    559,604.76     PURCH           FULL      $800,000     359    70.0
6952844428        1/1/2000         $346,000    346,000.00     PURCH           FULL      $432,500     360    80.0
6955413643        1/1/2000         $400,000    400,000.00     PURCH           FULL      $500,000     360    80.0
6957230292        1/1/2000         $324,000    323,343.44     PURCH           FULL      $405,000     357    79.8
6958212828        1/1/2000         $649,000    648,564.53     PURCH           FULL     $1,225,000    359    53.0
6958891050        1/1/2000         $350,000    349,746.68     PURCH           FULL      $465,000     359    75.3
6960077367        1/1/2000         $273,750    273,575.43     PURCH           FULL      $365,000     359    75.0
6960685722        1/1/2000         $273,600    273,258.69     PURCH           FULL      $360,000     358    80.0
6962091317        1/1/2000         $299,950    299,777.43     R/T REFI        FULL      $630,000     359    47.6
6967859908        1/1/2000         $463,200    462,636.79     PURCH           FULL      $580,000     358    79.9
6970066012        1/1/2000         $374,300    373,783.11     PURCH           FULL      $580,000     358    64.9
6971397218        1/1/2000         $314,950    314,096.18     PURCH           FULL      $350,000     356    89.8
6977242483        1/1/2000         $297,200    297,200.00     PURCH           FULL      $380,000     360    80.0
6978726682        1/1/2000         $368,000    366,910.50     PURCH           FULL      $460,000     356    79.8
6984759479        1/1/2000         $355,000    354,749.44     PURCH           FULL      $510,000     359    70.0
6985331617        1/1/2000         $310,500    309,658.27     PURCH           FULL      $345,000     356    89.8
6987523617        1/1/2000         $350,650    347,525.04     PURCH           FULL      $440,000     359    79.3
6988108848        1/1/2000         $308,000    307,788.03     PURCH           FULL      $385,000     359    79.9
6988726243        1/1/2000         $310,000    310,000.00     PURCH           FULL      $610,000     360    50.8
6988874860        1/1/2000         $305,500    305,088.65     PURCH           FULL      $395,000     358    77.3
6990404730        1/1/2000         $306,000    305,608.40     PURCH           FULL      $385,000     358    79.9
6993555512        1/1/2000         $256,500    256,170.48     PURCH           FULL      $270,000     358    94.9
6999739334        1/1/2000         $479,200    478,861.78     PURCH           FULL      $600,000     359    79.9
23447188          1/1/2000         $436,600    434,789.61     PURCH           FULL      $547,000     355    79.7
23447246          1/1/2000         $271,250    270,125.25     PURCH           FULL      $339,500     355    79.7
23447402          1/1/2000         $399,000    397,345.50     PURCH           FULL      $450,000     355    89.5
23447485          1/1/2000         $365,750    364,357.76     PURCH           FULL      $385,000     355    94.7
23447527          1/1/2000         $311,200    310,030.67     PURCH           FULL      $389,000     355    79.8
23447626          1/1/2000         $313,580    312,513.85     PURCH           FULL      $395,000     355    79.2
23447840          1/1/2000         $267,200    266,145.09     PURCH           FULL      $334,000     355    79.7
23447998          1/1/2000         $430,400    428,861.38     PURCH           FULL      $538,000     355    79.8
23448038          1/1/2000         $326,500    325,360.37     PURCH           FULL      $410,000     355    79.8
23448236          1/1/2000         $325,000    321,789.69     PURCH           FULL      $515,000     355    62.5
23448269          1/1/2000         $160,000    159,422.27     PURCH           FULL      $292,000     355    57.0
23452600          1/1/2000         $258,550    257,714.25     R/T REFI        FULL      $350,000     355    73.7
23703499          1/1/2000         $495,200    494,892.20     PURCH           FULL      $620,000     359    80.0
23703598          1/1/2000         $279,500    279,185.46     PURCH           FULL      $295,000     358    94.9
23703648          1/1/2000         $350,000    349,552.11     PURCH           FULL      $575,000     358    70.0
23703762          1/1/2000         $325,000    324,551.20     PURCH           FULL      $425,000     358    76.5
23703887          1/1/2000         $268,000    267,648.20     PURCH           FULL      $370,000     358    72.4
23704638          1/1/2000         $335,000    334,548.95     PURCH           FULL      $456,000     358    73.6
23704752          1/1/2000         $292,400    292,016.17     PURCH           FULL      $325,000     358    90.0
23704885          1/1/2000         $255,000    253,086.62     R/T REFI        FULL      $510,000     358    49.7
23705056          1/1/2000         $300,000    299,635.23     PURCH           FULL      $413,000     358    72.6
23705197          1/1/2000          $57,750     57,679.77     PURCH           FULL      $77,000      358    75.0
23706492          1/1/2000         $214,300    214,018.67     PURCH           FULL      $300,000     358    79.9
23706575          1/1/2000         $350,000    349,528.74     PURCH           FULL      $373,000     358    93.9
23706617          1/1/2000         $331,900    331,464.31     PURCH           FULL      $420,000     358    79.9
23706674          1/1/2000         $650,000    649,189.16     PURCH           FULL     $1,065,000    358    61.0
23707995          1/1/2000         $280,250    279,900.39     PURCH           FULL      $295,000     358    94.9
23708076          1/1/2000         $220,000    219,732.50     PURCH           FULL      $365,000     358    60.2
23708159          1/1/2000         $350,000    349,563.38     PURCH           FULL      $450,000     358    77.7
23711740          1/1/2000         $138,400    138,222.87     PURCH           FULL      $180,000     358    79.9
23711849          1/1/2000         $314,100    310,092.59     PURCH           FULL      $345,000     358    89.9
23711856          1/1/2000         $400,000    399,447.63     R/T REFI        FULL      $500,000     358    79.9
23711906          1/1/2000         $303,900    303,530.49     PURCH           FULL      $395,000     358    79.9
23718273          1/1/2000         $255,000    254,656.66     PURCH           FULL      $355,000     358    71.8
23718331          1/1/2000         $582,000    578,601.50     PURCH           FULL      $728,000     353    79.6
23718398          1/1/2000         $375,000    374,507.72     PURCH           FULL      $510,000     357    73.5
23718430          1/1/2000         $344,300    343,881.36     PURCH           FULL      $383,000     358    89.9
23718471          1/1/2000         $275,800    275,409.42     PURCH           FULL      $308,000     358    89.9
23718505          1/1/2000         $291,500    291,097.46     PURCH           FULL      $308,000     358    94.9
23718562          1/1/2000         $340,000    339,575.86     PURCH           FULL      $440,000     358    80.0
23718612          1/1/2000         $323,100    322,780.88     R/T REFI        FULL      $362,000     358    89.2
23719958          1/1/2000         $309,300    308,923.93     PURCH           FULL      $326,000     358    94.9
23720048          1/1/2000         $255,645    255,326.09     PURCH           FULL      $269,500     358    94.9
23722077          1/1/2000         $316,000    315,574.52     PURCH           FULL      $395,000     358    79.9
23722168          1/1/2000         $135,370    134,888.67     PURCH           FULL      $170,000     358    79.7
23722317          1/1/2000         $301,500    301,104.22     PURCH           FULL      $336,000     358    89.9
23722358          1/1/2000         $279,900    279,400.65     PURCH           FULL      $373,500     357    74.9
23722564          1/1/2000         $280,280    279,912.06     PURCH           FULL      $357,000     358    79.9
23723224          1/1/2000         $269,800    269,212.73     PURCH           FULL      $337,500     358    79.8
23723729          1/1/2000         $284,000    283,645.71     R/T REFI        FULL      $355,000     358    80.0
23377799          1/1/2000         $269,770    269,584.35     PURCH           FULL      $305,000     359    90.0
23406226          1/1/2000         $290,000    284,909.87     PURCH           FULL      $336,000     356    84.9
23427685          1/1/2000         $269,800    269,800.00     PURCH           FULL      $338,000     360    80.0
23442023          1/1/2000         $265,000    264,822.19     R/T REFI        FULL      $435,000     359    60.9
23480049          1/1/2000         $378,800    378,800.00     PURCH           FULL      $489,000     360    80.0
23485907          1/1/2000         $255,200    255,037.26     PURCH           FULL      $319,000     359    80.0
23511041          1/1/2000         $285,000    284,822.85     PURCH           FULL      $470,000     359    61.8
23511124          1/1/2000         $370,600    370,600.00     PURCH           FULL      $470,000     360    80.0
23527880          1/1/2000         $439,000    438,705.44     PURCH           FULL      $580,000     359    80.0
23554991          1/1/2000         $272,000    272,000.00     PURCH           FULL      $355,000     360    80.0
23563067          1/1/2000         $401,250    400,973.86     PURCH           FULL      $535,000     359    75.0
23563497          1/1/2000         $275,000    274,820.11     PURCH           FULL      $310,000     359    88.9
23567951          1/1/2000         $292,000    291,465.54     PURCH           FULL      $365,000     357    79.9
23581630          1/1/2000         $283,300    283,300.00     R/T REFI        FULL      $400,000     360    70.8
23586555          1/1/2000         $331,200    331,200.00     PURCH           FULL      $414,000     360    80.0
23586688          1/1/2000         $279,200    279,002.94     PURCH           FULL      $350,000     359    79.9
23605108          1/1/2000         $288,000    288,000.00     PURCH           FULL      $367,000     360    80.0
23606726          1/1/2000         $411,882    411,881.00     PURCH           FULL      $515,000     360    80.0
23616519          1/1/2000         $274,550    274,374.93     PURCH           FULL      $300,000     359    95.0
23618994          1/1/2000         $496,000    495,667.20     PURCH           FULL      $635,000     359    80.0
23646250          1/1/2000         $270,000    270,000.00     PURCH           FULL      $395,000     360    68.4
23650013          1/1/2000         $292,000    291,818.51     PURCH           FULL      $365,000     359    80.0
23651722          1/1/2000         $280,000    279,517.20     PURCH           FULL      $350,000     239    80.0
23652894          1/1/2000         $286,000    286,000.00     PURCH           FULL      $360,000     360    80.0
23653066          1/1/2000         $300,700    300,498.24     PURCH           FULL      $410,000     359    73.9
23653165          1/1/2000         $408,000    407,739.83     PURCH           FULL      $535,000     359    80.0
23654833          1/1/2000         $311,000    310,791.32     R/T REFI        FULL      $400,000     359    77.8
23655533          1/1/2000         $450,000    449,705.64     R/T REFI        FULL      $600,000     359    75.0
23658123          1/1/2000         $360,750    360,488.90     PURCH           FULL      $470,000     359    80.0
23659378          1/1/2000         $268,000    268,000.00     R/T REFI        FULL      $335,000     360    80.0
23663701          1/1/2000         $400,000    399,717.68     PURCH           FULL      $620,000     359    64.5
23663784          1/1/2000         $281,750    281,579.31     PURCH           FULL      $370,000     359    80.0
23664964          1/1/2000         $264,750    264,581.18     PURCH           FULL      $305,000     359    86.9
23665821          1/1/2000         $295,600    295,406.64     PURCH           FULL      $375,000     359    80.0
23665961          1/1/2000         $425,000    425,000.00     PURCH           FULL      $602,000     360    70.7
23666167          1/1/2000         $342,500    342,500.00     PURCH           FULL      $429,000     360    80.0
23666829          1/1/2000         $570,000    569,645.71     PURCH           FULL      $777,000     359    75.0
23669138          1/1/2000         $419,351    419,090.35     PURCH           FULL      $525,000     359    80.0
23669559          1/1/2000         $306,750    306,549.34     PURCH           FULL      $324,000     359    95.0
23672157          1/1/2000         $349,650    349,403.22     PURCH           FULL      $397,500     359    90.0
23673759          1/1/2000         $300,000    300,000.00     R/T REFI        FULL      $385,000     360    77.9
23675051          1/1/2000         $366,000    365,741.68     PURCH           FULL      $413,000     359    88.6
23675564          1/1/2000         $359,700    359,470.63     PURCH           FULL      $460,000     359    80.0
23676422          1/1/2000         $368,000    368,000.00     PURCH           FULL      $460,000     360    80.0
23679822          1/1/2000         $376,000    375,741.24     PURCH           FULL      $470,000     359    80.0
23680077          1/1/2000         $404,000    403,721.97     PURCH           FULL      $509,000     359    80.0
23680184          1/1/2000         $581,750    581,750.00     PURCH           FULL      $738,000     360    80.0
23681224          1/1/2000         $269,000    269,000.00     PURCH           FULL      $337,000     360    79.8
23681265          1/1/2000         $270,000    269,818.84     PURCH           FULL      $305,000     359    90.0
23681505          1/1/2000         $307,950    307,753.63     PURCH           FULL      $392,000     359    79.6
23681513          1/1/2000         $278,400    278,400.00     PURCH           FULL      $348,000     360    80.0
23681539          1/1/2000         $330,000    330,000.00     C/O REFI        FULL      $440,000     360    75.0
23681802          1/1/2000         $302,000    301,802.45     R/T REFI        FULL      $381,000     359    79.3
23684848          1/1/2000         $335,000    334,769.46     PURCH           FULL      $485,000     359    70.5
23685415          1/1/2000         $288,750    288,750.00     PURCH           FULL      $388,000     360    75.0
23686843          1/1/2000         $342,952    342,715.98     PURCH           FULL      $440,000     359    80.0
23687601          1/1/2000         $512,000    511,665.08     R/T REFI        FULL      $640,000     359    80.0
23688351          1/1/2000         $388,000    388,000.00     PURCH           FULL      $486,000     360    80.0
23691488          1/1/2000         $560,000    559,633.69     C/O REFI        FULL      $850,000     359    65.9
23695794          1/1/2000         $383,150    382,923.78     PURCH           FULL      $484,000     359    79.9
23698889          1/1/2000         $340,000    340,000.00     R/T REFI        FULL      $485,000     360    70.1
23698996          1/1/2000         $279,200    279,200.00     PURCH           FULL      $350,000     360    80.0
23700206          1/1/2000         $420,000    419,710.95     R/T REFI        FULL      $775,000     359    54.2
23700503          1/1/2000         $324,800    324,570.76     PURCH           FULL      $415,000     359    80.0
23700701          1/1/2000         $650,000    650,000.00     PURCH           FULL     $1,100,000    360    78.8
23700990          1/1/2000         $318,350    318,350.00     PURCH           FULL      $425,000     360    75.0
23701022          1/1/2000         $300,000    299,788.26     PURCH           FULL      $550,000     359    77.7
23701634          1/1/2000         $365,000    364,729.11     PURCH           FULL      $634,000     359    57.6
23702376          1/1/2000         $330,000    329,789.57     PURCH           FULL      $495,000     359    66.8
23703820          1/1/2000         $288,000    287,806.76     PURCH           FULL      $362,000     359    80.0
23705221          1/1/2000         $399,200    398,958.16     PURCH           FULL      $519,500     359    80.0
23706534          1/1/2000         $337,500    337,290.22     PURCH           FULL      $379,000     359    89.9
23707797          1/1/2000         $307,729    307,537.72     PURCH           FULL      $390,000     359    80.0
23710106          1/1/2000         $292,500    292,500.00     PURCH           FULL      $325,000     360    90.0
23711062          1/1/2000         $310,000    309,781.20     PURCH           FULL      $508,000     359    61.1
23713290          1/1/2000         $300,000    300,000.00     C/O REFI        FULL      $445,000     360    67.4
23714983          1/1/2000         $290,500    290,500.00     PURCH           FULL      $350,000     360    83.0
23714991          1/1/2000         $438,900    438,647.48     PURCH           FULL      $549,000     359    80.0
23717333          1/1/2000         $488,000    488,000.00     PURCH           FULL      $610,000     360    80.0
23719206          1/1/2000         $388,000    387,732.98     PURCH           FULL      $485,000     359    79.9
23720097          1/1/2000         $532,000    532,000.00     PURCH           FULL      $950,000     360    60.8
23722648          1/1/2000         $367,600    367,600.00     PURCH           FULL      $465,000     360    80.0
23722697          1/1/2000         $291,920    291,733.85     PURCH           FULL      $365,000     359    80.0
23722788          1/1/2000         $572,000    572,000.00     PURCH           FULL      $715,000     360    80.0
23726391          1/1/2000         $377,600    377,340.14     R/T REFI        FULL      $472,000     359    80.0
23728967          1/1/2000         $274,000    274,000.00     PURCH           FULL      $352,000     360    80.0
23729452          1/1/2000         $399,900    399,603.22     PURCH           FULL      $512,000     359    78.3
23736861          1/1/2000         $408,000    408,000.00     PURCH           FULL      $518,000     360    80.0
23739832          1/1/2000         $388,000    388,000.00     PURCH           FULL      $485,000     360    80.0
23754112          1/1/2000         $310,000    310,000.00     PURCH           FULL      $375,000     360    90.0
23759566          1/1/2000         $296,250    296,250.00     PURCH           FULL      $415,000     360    75.0
5000224328        1/1/2000         $650,000    646,204.47     PURCH           FULL      $885,000     353    73.1
6701517002        1/1/2000         $277,500    274,944.76     C/O REFI        FULL      $370,000     353    74.3
6965541649        1/1/2000         $256,500    255,174.64     PURCH           FULL      $270,000     353    94.6
23718422          1/1/2000         $322,800    322,056.97     PURCH           FULL      $405,000     357    79.8
23718521          1/1/2000         $266,500    266,200.07     PURCH           FULL      $357,000     358    74.9
23720006          1/1/2000         $259,875    259,533.85     PURCH           FULL      $350,000     358    74.9
23722226          1/1/2000         $379,600    379,101.70     R/T REFI        FULL      $525,000     358    72.3
23723265          1/1/2000         $104,000    103,933.68     R/T REFI        FULL      $250,000     359    41.6
23755424          1/1/2000         $269,500    269,323.71     PURCH           FULL      $339,000     359    80.0
23755531          1/1/2000         $500,000    499,689.22     C/O REFI        FULL      $655,000     359    76.3
23755572          1/1/2000         $388,000    387,752.59     R/T REFI        FULL      $485,000     359    80.0
23756984          1/1/2000         $201,000    200,875.06     R/T REFI        FULL      $345,000     359    58.3
23757636          1/1/2000         $269,700    269,489.61     PURCH           FULL      $315,000     359    86.0
23757727          1/1/2000         $302,600    302,411.92     PURCH           FULL      $340,000     359    90.0
23757859          1/1/2000         $378,800    378,558.45     R/T REFI        FULL      $473,500     359    80.0
23757925          1/1/2000         $369,000    368,758.63     PURCH           FULL      $410,000     359    90.0
23757958          1/1/2000         $281,000    280,820.82     C/O REFI        FULL      $510,000     359    55.1
23758014          1/1/2000         $641,200    640,769.77     R/T REFI        FULL      $850,000     359    75.4
23758097          1/1/2000         $320,000    319,785.28     PURCH           FULL      $428,000     359    74.9
23758147          1/1/2000         $324,000    323,803.72     R/T REFI        FULL      $360,000     359    90.0
23758188          1/1/2000         $344,000    343,763.26     PURCH           FULL      $450,000     359    80.0
23767429          1/1/2000         $288,000    287,801.80     R/T REFI        FULL      $360,000     359    80.0
23780299          1/1/2000         $300,000    299,808.70     PURCH           FULL      $395,000     359    79.9
23780356          1/1/2000         $284,250    284,054.38     PURCH           FULL      $382,000     359    74.9
23780372          1/1/2000         $280,000    279,825.96     PURCH           FULL      $298,000     359    94.9
23780430          1/1/2000         $255,600    255,437.01     PURCH           FULL      $274,000     359    94.9
23780505          1/1/2000         $259,200    259,038.89     R/T REFI        FULL      $324,500     359    79.8
23780679          1/1/2000         $278,800    278,626.70     PURCH           FULL      $330,000     359    84.9
23780752          1/1/2000         $293,000    293,000.00     R/T REFI        FULL      $383,000     359    76.5
23780786          1/1/2000         $280,000    279,825.96     PURCH           FULL      $357,000     359    80.0
23781016          1/1/2000         $285,000    284,808.77     PURCH           FULL      $307,000     359    94.9
23781024          1/1/2000         $259,000    258,817.20     PURCH           FULL      $273,000     359    94.8
23781040          1/1/2000         $280,000    279,838.90     PURCH           FULL      $352,000     359    80.0
23781065          1/1/2000         $339,150    338,944.53     PURCH           FULL      $425,000     359    79.9
23781081          1/1/2000         $295,884    295,704.75     PURCH           FULL      $370,000     359    80.0
23781917          1/1/2000         $400,000    400,000.00     R/T REFI        FULL      $500,000     360    80.0
23783830          1/1/2000         $287,350    287,166.76     PURCH           FULL      $360,000     359    79.9

               Total Sch UPB                 325,000,064.90
                 Loan Count                      930.00
                    WAC                           0.08
                    WAM                          358.00


                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]


To:   The Bank of New York
      101 Barclay Street - 12 E
      New York, New York 10286
      Attn:  Inventory Control

      Re: The Pooling and Servicing Agreement dated January 25, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one)

____  1.____Mortgage Paid in Full

____  2.____Foreclosure

____  3.____Substitution

____  4.____Other Liquidation

____  5.    Nonliquidation                      Reason: ___________________

                                    By:_________________________________________
                                          (authorized signer of Bank of
                                          America Mortgage Securities, Inc.)


                                    Issuer:_____________________________________
                                    Address:____________________________________
                                            ____________________________________

                                    Date:_______________________________________

Custodian
The Bank of New York

Please acknowledge the execution of the above request by your signature and date below:

__________________________________  _______________
Signature   Date

Documents returned to Custodian:


__________________________________  _______________
Custodian   Date

                                  EXHIBIT F

              FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT


                                    [Date]


      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated January 25, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee.


                               [_______________],

                              By:
                              Name:
                              Title:

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2000-1, Class ___, having an initial aggregate Certificate Balance as of January 25, 2000 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated January 25, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2000-1, Class ___, having an initial aggregate Certificate Balance as of January 25, 2000 of $_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated January 25, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                             Nominee Acknowledgment
                             ----------------------

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                                       ANNEX 1 TO EXHIBIT G-2A


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Transferees Other Than Registered Investment Companies]


      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________[1] in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

--------
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      ___   Broker-dealer.  The Transferee is a dealer registered  pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes    No            No Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________
                                    Date:_______________________________________

                                                       ANNEX 2 TO EXHIBIT G-2A


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees That Are Registered Investment Companies]


      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             No Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    ____________________________________________
                                    Print Name of Transferee or Adviser

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    IF AN ADVISER:

                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                    Date:_______________________________________

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
101 Barclay Street-12 E
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2000-1, Class ___, having an initial aggregate Certificate Principal Balance as of January 25, 2000 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated January 25, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________
                                    Date:_______________________________________

                             Nominee Acknowledgment
                             ----------------------

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    FOR BENEFIT PLAN-RESTRICTED CERTIFICATES

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2000-1, Class ___, having an initial aggregate Certificate Principal Balance as of January 25, 2000 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated January 25, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________
                                    Date:_______________________________________

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                    Bank of America Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates,
                                  Series 2000-1

STATE OF               )
                       )  ss:
COUNTY OF              )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated January 25, 2000, (the "Agreement"), relating to the above-referenced Series, by and among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), Bank of America, N.A., as servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Class A-R Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Class A-R Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Class A-R Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of
Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Class A-R Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Class A-R Certificate or cause the Class A-R Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

       7. The Transferee historically has paid its debts as they have become due.

       8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class A-R Certificate.

       9. The Transferee's taxpayer identification number is
------------------------.

       10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

       11. The Transferee is aware that the Class A-R Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, and agrees to pay taxes associated with holding the Class A-R Certificate as such taxes become due.

       12. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.

                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                       Name:
                                       Title:

      Personally appeared before me the above-named
______________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed    and    sworn    before    me    this    _____    day    of
_______________________, _____






                                      __________________________________________
                                                  NOTARY PUBLIC

                                    My Commission expires the ____ day of
                                    _____________,_____

                                    EXHIBIT J

                     CONTENTS OF THE SERVICER MORTGAGE FILE

1.    Copies of Mortgage Loans Documents.

2.    Residential loan application.

3.    Mortgage Loan closing statement.

4.    Verification of employment and income, if required.

5.    Verification of acceptable evidence of source and amount of downpayment.

6. Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.    Residential appraisal report.

8.    Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.   Copies of all required disclosure statements.

12. If applicable, termite report, structural engineer's report, water potability and septic certification.

13.   Sales Contract, if applicable.

14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K

             FORM OF SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ______________, among Bank of America, N.A. (the "Servicer") and ______________________ (the "Purchaser").

                              PRELIMINARY STATEMENT

      _________________ is the holder of the entire interest in Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicer, and The Bank of New York, as Trustee.

      ______________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Servicer will engage in certain special servicing procedures relating to foreclosures of the Mortgage Loans for the benefit of the Purchaser, and that the Purchaser will deposit funds in one or more collateral funds to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Servicer and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

       Section 1.01 Defined Terms

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Collateral  Fund:  Any  fund  established  and  maintained  pursuant  to
Section 3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Servicer, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Servicer, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Servicer) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or Aa by Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or P-1 by Moody's or (z) the depository institution or trust company is one that is acceptable to either Fitch or Moody's and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Servicer as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Servicer's customary requirements for such appraisals.

       Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

       Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

       Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

       Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

       Section 1.02 Definitions Incorporated by Reference

       All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

       Section 2.01 Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall provide to the Purchaser the following notices and reports:

               (i)Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Servicer shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Servicer shall provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Servicer shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i)
(D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Servicer shall provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential; provided, however, that the Purchaser will reimburse the Servicer for any out of pocket expenses.

       Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Servicer that in the event that the Servicer does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Servicer under Section 2.01 (a) (ii) subject to extension as set forth in
Section 2.02(b), the Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Servicer) or (ii) if the Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Servicer under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Servicer with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Servicer servicing the related Mortgage Loan, for deposit in the Collateral Fund maintained by the Servicer, an amount, as calculated by the Servicer, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Servicer's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Servicer servicing the related Mortgage Loan for deposit in the Collateral Fund maintained by the Servicer the amount of each additional month's interest, as calculated by the Servicer, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Servicer may withdraw from the Collateral Fund maintained by the Servicer from time to time amounts necessary to reimburse the Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by the Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Servicer based on estimated costs, and the actual costs are subsequently determined to be higher, the Servicer may withdraw the additional amount from the applicable Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the applicable Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from a Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the applicable Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Servicer that it believes that it is appropriate to do so, the Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by
(x) applying any balance in the related Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Servicer for deposit in the related Certificate Account; or (ii) the Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Servicer shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), the Servicer shall withdraw the amount of such excess from the Collateral Fund maintained by the Servicer, and shall remit the same to the Trust Estate as additional Liquidation Proceeds. After making such withdrawal, all amounts remaining in the related Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

       Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Servicer by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Servicer, for deposit in the related Collateral Fund, an amount, as calculated by the Servicer, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in such Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Servicer shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the related Collateral Fund as are provided under
Section 2.02(e), and the Servicer shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Servicer shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Servicer believes there is a breach of representations or warranties in the Pooling and Servicing Agreement by the Depositor, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the Servicer's right not to proceed with the Commencement of Foreclosure, the Servicer supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Servicer shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the related Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Servicer shall withdraw the amount of such excess from the related Collateral Fund, shall remit the same to the Trust Estate as additional Liquidation Proceeds. After making such withdrawal, all amounts remaining in the related Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan) shall be released to the Purchaser.

       Section 2.04 Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Servicer's obligations under Section 2.01 shall terminate
(i) at such time as the Class Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Servicer) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or
(y) the aggregate amount that the Servicer estimates through its normal servicing practices will be required to be withdrawn from the related Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current Class Balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Servicer of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Servicer hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in any Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to any Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUNDS; SECURITY INTEREST

       Section 3.01 Collateral Funds

      Upon receipt from the Purchaser of the initial amount required to be deposited in any Collateral Fund pursuant to Article II, the Servicer shall establish and maintain with ________________ as a segregated account on its books and records an account (each, a "Collateral Fund"), entitled "_____________________________________, for the benefit of registered holders of
Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series __________. Amounts held in any Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from such Collateral Fund pursuant to Section 2.02 or 2.03 hereof. Each Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to any Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to any Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Servicer shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Funds (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Funds, funds in the Collateral Funds shall be applied consistent with the terms of this Agreement.

       Section 3.02 Collateral Fund Permitted Investments

      The Servicer shall, at the written direction of the Purchaser, invest the funds in the related Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Servicer shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

      All income and gain realized from any investment as well as any interest earned on deposits in a Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in such Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the related Collateral Fund promptly upon realization. The Servicer shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the related Collateral Fund, equal to the amount by which the balance of such Collateral Fund, after giving effect to all other distributions to be made from such Collateral Fund on such date, exceeds the Required Collateral Fund Balance for such Collateral Fund. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

       Section 3.03 Grant of Security Interest

      The Purchaser hereby grants to the Servicer for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the related Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

      The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Servicer as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Servicer for filing of appropriate financing statements in accordance with applicable law. The Servicer shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

       Section 3.04 Collateral Shortfalls

      In the event that amounts on deposit in a Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Servicer is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Servicer immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Servicer's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Servicer.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

       Section 4.01 Amendment

       This Agreement may be amended from time to time by the Servicer and the Purchaser by written agreement signed by the Servicer and the Purchaser.

       Section 4.02 Counterparts

       This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

       Section 4.03 Governing Law

       This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

       Section 4.04 Notices

       All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

       (a) in the case of the Servicer,

            Bank of America, N.A.
            101 South Tryon Street
            Charlotte, NC 28255

            Attention:        _______________
            Phone:_______________
            Fax:  _______________

      (b)   in the case of the Purchaser,

            _____________________________

            _____________________________

            _____________________________
            Attention:___________________

      Section 4.05  Severability of Provisions

      If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

       Section 4.06 Successors and Assigns

       The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Servicer.

       Section 4.07 Article and Section Headings

       The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

       Section 4.08 Confidentiality

       The Purchaser agrees that all information supplied by or on behalf of the Servicer pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Servicer and the Purchaser agrees to hold such information confidential and not to disclose such information.

      Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

       Section 4.09 Indemnification

       The Purchaser agrees to indemnify and hold harmless the Servicer and the Depositor and each person who controls the Servicer and the Depositor and each of their respective officers, directors, affiliates and agents acting at the Servicer's or the Depositor's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Servicer or the Depositor, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Servicer's or the Depositor's obligations under the Pooling and Servicing Agreement, or
(ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

      IN WITNESS WHEREOF, BANA and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          Bank of America, N.A.


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________



                                          [Purchaser]

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________